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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Comerica Incorporated
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Comerica Incorporated

Proxy Statement and Notice of
2021 Annual Meeting of Shareholders

Comerica Incorporated

Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201

March 16, 2021

Dear Shareholder,

It is our pleasure to invite you to attend the 2021 Annual Meeting of Shareholders of Comerica Incorporated at 9:30 a.m., Central Time, on Tuesday, April 27, 2021. Due to the ongoing COVID-19 pandemic and concern for the safety and well-being of our shareholders, the Annual Meeting will once again be held on a virtual-only basis.

2020 was a challenging and dynamic year due to the COVID-19 pandemic. Comerica moved quickly to protect and support customers and colleagues by implementing new operational protocols, significantly increasing our contributions to community organizations, supporting clients with Paycheck Protection Program loans, and providing additional pay and healthcare resources for colleagues. The Business Continuity Executive Team was mobilized and met at least bi-weekly throughout the year to assess strategies to operate safely during the pandemic. Our Board was highly engaged working through issues and discussion plans in both formal and informal meetings.

Despite these headwinds, our 2020 results included solid loan performance and a record level of deposits, which helped offset the rapid decline in interest rates. Expenses remained well-controlled and included COVID-related costs. In light of the unprecedented environment, we significantly increased our credit allowance in the first quarter. Credit migration was manageable, and our full-year net charge-offs were 38 basis points of average loans (14 basis points excluding Energy), reflective of our relationship banking strategy and deep credit experience. We maintained our strong capital levels, and our book value grew 7 percent from 2019, to over $55. In summary, it was a solid performance, particularly considering the difficult economic conditions.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

Curtis C. Farmer Chairman, President and Chief Executive Officer	Barbara R. Smith Facilitating Director

PROXY STATEMENT

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	9:30 a.m., Central Time, April 27, 2021
Place	Virtual Shareholder Meeting at www.meetingcenter.io/220952924
Record Date	February 26, 2021
Mailing Date	On or around March 16, 2021
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
See the "General Information for Shareholders About the Annual Meeting" section of the proxy statement on page 105 for information about voting and attending the Annual Meeting virtually.

Voting Matters

Proposals	Board Vote Recommendation	Page Reference
I. Election of directors	FOR EACH DIRECTOR NOMINEE	8
II. Ratification of Ernst & Young LLP as independent registered public accounting firm for 2021	FOR	28
III. Advisory approval of the Company's executive compensation	FOR	36
IV. Approval of the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan	FOR	84
V. Approval of the Comerica Incorporated 2021 Employee Stock Purchase Plan	FOR	96
VI. Other business that properly comes before the meeting

Voting Your Shares
  •
  BY TELEPHONE: 1-800-652-VOTE (8683)
  •
  VIA THE INTERNET: www.envisionreports.com/CMA, or scan the QR code on the Notice of Internet Availability of Proxy Materials or proxy card
  •
  BY MAIL: complete, sign, date and return your proxy card in the envelope provided
  •
  DURING THE MEETING: attend our virtual Annual Meeting and click on the "Cast Your Vote" link

For shares held in Comerica's employee benefit plans, the deadline is 11:59 p.m. (Central Time), April 25, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 27, 2021. The proxy statement and annual report to security holders are available at www.envisionreports.com/CMA.

By Order of the Board of Directors,

John D. Buchanan Executive Vice President — Chief Legal Officer, and Corporate Secretary

EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

About Comerica

Founded in 1849, Comerica Incorporated (NYSE: CMA) is a financial services company headquartered in Dallas, Texas, strategically aligned by three business segments: The Commercial Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.

2020 Financial and Operating Performance

Comerica has a long history of successfully managing through challenging times. We have demonstrated our resiliency and unwavering dedication to provide a high-level of customer service as we navigate the COVID-19 pandemic. We maintain a culture that drives continuous efficiency improvement. Our consistent, disciplined credit standards and strong capital base continues to serve us well. These key attributes provide the foundation to continue to deliver long-term shareholder value. This has been demonstrated by our book value per share, which grew 7%, to a record level at year-end.

Some of our noteworthy financial accomplishments in 2020 included:

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  Reached record levels of period-end assets, loans and deposits, as we worked tirelessly to support our customers through the COVID crisis:
    o
    20%, or $14.7 billion, increase in total assets to a record $88.1 billion at year-end;
    o
    4%, or $1.9 billion, increase in total loans to a record $52.3 billion; and
    o
    27%, or $15.6 billion, increase in total deposits to a record $72.9 billion, which included $12.0 billion growth in noninterest-bearing deposits.
  •
  Revenue of $2.9 billion declined from a 2019 record, due to the rapid decline in interest rates as well as a slowdown in economic activity.
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  Noninterest expenses remained well-controlled and increased only 2%, including COVID-related costs and increased FDIC insurance.
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  Significantly increased our credit allowance in light of the unprecedented economic impacts of COVID.
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  Credit metrics remained strong with nonperforming assets remaining below our historic norm at 69 basis points of total loans and foreclosed property. Net charge-offs were 38 basis points of average loans, or only 14 basis points excluding Energy.
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  First quarter results were impacted by a rapid decline in rates and a large provision for credit losses to prudently increase our reserves; each subsequent quarter our net income increased.
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  Capital level was near an all-time-high. Returned $378 million to common shareholders through dividends, including an increase in the dividend to $2.72 per share and the repurchase of $189 million of common stock (3.2 million shares) in the first quarter.

Commitment to Diversity, Sustainability and Community

Our seven Core Values define how we act — internally and externally — to achieve our strategic objectives, and reflect our commitment to corporate responsibility:

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  Customer-centricity.  Our decisions will be based first and foremost on what is best for our customers, be they internal or external.
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  Collaboration.  We will work as a team to do what is right by our customers and our colleagues.
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  Integrity.  We will maintain the highest ethical standards through our honesty and transparency. We will honor our commitments and take personal responsibility for our actions.
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  Excellence.  We understand there are no trade-offs or short cuts on the road to success. We will strive for greatness through continuous self-improvement.
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  Agility.  We aspire to become a company that fully embraces innovation as a means of driving ongoing growth and prosperity. We remain flexible and adaptable to change.
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  Diversity.  We will create an environment that celebrates the differences among our colleagues and customers, with the understanding that such differences make us a stronger company.
  •
  Involvement.  We embrace our critical role in the communities we serve and acknowledge that our success is intertwined with theirs. We will make sustainability a priority.

The Governance, Compensation and Nominating Committee is responsible for determining the constituency of the Board, and looks at diversity of experience, professions, skills, geographic representation and/or backgrounds when evaluating nominees. Historically annual updates on human capital, including diversity and inclusion information, were provided to the Governance, Compensation and Nominating Committee, and in 2021 the Chief Diversity Officer started providing those annual updates to the full Board instead, focusing on our strategic framework; progress made in corporate governance, workforce diversity, education and social impact over the past year; and the diversity and inclusion action plan for the upcoming year.

At the employee level, Comerica supports diversity and inclusion through our Executive Diversity Committee ("EDC"), comprised of our CEO, his leadership team and Comerica's Chief Diversity Officer. All of Comerica's EDC members are required to include diversity and inclusion in their annual performance review and to include diversity objectives throughout their lines of business. Employee diversity, inclusion and engagement highlights for 2020 included:

The Enterprise Risk Committee of the Board oversees all of Comerica's risk management, including environmental and social risks. Comerica's Director of Corporate Sustainability provides annual updates to the Board's Enterprise Risk Committee, which reviews our value creation approach to corporate sustainability, including areas of progress, challenges and future initiatives. Sustainability highlights for 2020 included:

Comerica also formed an ESG Council in 2020 with the purpose of driving long-term value by establishing a cohesive, strategic direction to raise expectations of Comerica's ESG programs and performance. The ESG Council provides semi-annual updates to Comerica's CEO and his leadership team on ESG programs at Comerica and developing issues in the space. Members of the ESG Council include representatives from all three business lines, as well as our Chief Community Officer, Chief Diversity Officer, Director of Corporate Sustainability, Investor Relations Director, Director of Enterprise Risk and Credit Review, Portfolio Risk Analytics, Director of Government Relations, and Corporate Communications & Executive Administration.

Board and Governance Highlights

Our management team and the Board are focused on serving the long-term interests of Comerica's shareholders. The Board's primary responsibility is the oversight of the Company's management team, and the Board has a number of measures in place to continually enhance Board composition, efficiency and effectiveness, demonstrated through the following:

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Annual election of directors

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Majority voting for directors

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Annual self-evaluation by the Board and its committees

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Regular assessment of Board composition — 3 new independent Board members since 2016

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Regularly-scheduled executive sessions of non-management directors

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45% of the Board is diverse, based on race, gender and/or ethnicity. Out of eleven Board members, three are female and three are racially/ethnically diverse.

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Engagement in Comerica's long-term corporate strategy on an ongoing basis as well as at an annual dedicated session

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Proxy access

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Ten out of eleven directors (91%) are independent

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No directors attended fewer than 75% of meetings

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Independent audit, compensation and nominating committees

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Independent Facilitating Director with robust duties and responsibilities

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Women hold key Board leadership positions (Independent Facilitating Director and Governance, Compensation and Nominating Committee chair)

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Board-level oversight of important matters, including COVID-19 response, cybersecurity and ESG issues

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Mandatory Board retirement age: 72

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No director serves on more than five public company boards, or two public company boards if they are a public company executive officer

COVID-19 Oversight

In 2020, management and the Board were highly engaged working through COVID-19 related issues in both formal and informal meetings. Issues were addressed internally through the Business Continuity Executive Team ("BCET"), consisting of senior leaders including the CEO, CFO, Chief Credit Officer, Chief Risk Officer, Chief Enterprise Technology & Operations Services Officer, heads of each business line, Chief Human Resources Officer, Chief Legal Officer, and Chief Marketing Officer, as well as representatives from government relations, HR operations, back-office operations, facilities and procurement. Additionally, special management committees related to capital and liquidity met under the leadership of the CEO and CFO. The CEO and senior leaders met more frequently with Board members and elevated issues as appropriate. The Board held additional meetings as well.

Board Nominees

The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term. Directors are elected by a majority of votes cast.

		Director			Committee Memberships				Other Public

Name	Age	since	Occupation	Independent	AC	GCNC	ERC	QLCC	Company Boards

Michael E. Collins	69	2016	Chair and Sr. Counselor, Blake Collins Group; Former Consultant, Federal Reserve Bank of Cleveland; and Former EVP, Federal Reserve Bank of Philadelphia	X	X		C	X

Roger A. Cregg	64	2006	Former President & CEO, AV Homes, Inc.	X	C, F		X	X	Sterling Construction Company, Inc.

T. Kevin DeNicola	66	2006	Retired; Former CFO, KIOR, Inc.	X	F		X	C

Curtis C. Farmer	58	2018	Chairman, President and CEO, Comerica Inc. and Comerica Bank

Jacqueline P. Kane	68	2008	Retired; Former EVP, Human Resources and Corporate Affairs, The Clorox Company	X		C

Richard G. Lindner	66	2008	Retired; Former SEVP & CFO, AT&T, Inc.	X	F	X		X

Barbara R. Smith	61	2017	Chairman, President & CEO, Commercial Metals Company	IFD		X			Commercial Metals Company

Robert S. Taubman	67	2000	Chairman, President & CEO, The Taubman Realty Group LLC and The Taubman Company LLC	X			X

Reginald M. Turner, Jr.	61	2005	Attorney, Clark Hill	X	X		X	X	Masco Corporation

Nina G. Vaca	49	2008	Chairman & CEO, Pinnacle Technical Resources, Inc. and Vaca Industries Inc.	X		X	X		Cinemark Holdings, Inc.

Michael G. Van de Ven	59	2016	COO, Southwest Airlines Co.	X		X

AC — Audit Committee; C — Chair; ERC — Enterprise Risk Committee; F — Financial expert; GCNC — Governance, Compensation and Nominating Committee; IFD — Independent Facilitating Director; QLCC — Qualified Legal Compliance Committee

Director Qualifications and Experience

The following table provides an overview of our director nominees' specific skills, experiences and areas of knowledge that allow the Board to effectively serve and represent the interests of Comerica's four core constituencies: its shareholders, its customers, the communities it serves and its employees. In addition, directors gain substantial experience through Comerica Board tenure, which involves significant exposure to the complex regulations and changing landscape of the financial services industry.

PROPOSAL I SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote "FOR"
the candidates for director.

Election of Directors.    The Board of Directors of Comerica Incorporated ("Comerica," the "Company" or "we") currently has eleven members, and directors are elected annually for terms of one year. Based on the recommendation of the Governance, Compensation and Nominating Committee, the Board has nominated all of Comerica's current directors to serve another term or until their successors are elected and qualified.

The Board has chosen to nominate Comerica's current directors based on their unique expertise, experiences, perspectives and leadership skills.

Our nominees include individuals who:

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    Are experienced in leading complex, highly-regulated companies (including banks and other financial services entities)

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    Have served in a variety of leadership roles on boards and management teams of U.S. public companies

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    Have significant regulatory and risk management experience

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    Have extensive experience in the geographic areas in which we operate

    •
    Understand Comerica's business and unique position in the banking industry

The current directors are the only nominees, and each of them has been previously elected by the shareholders. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected. Proxies cannot be voted for a greater number of people than the number of nominees named.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Governance, Compensation and Nominating Committee, and it is intended that such shares represented by proxy, if given and unless otherwise specified therein, will be voted FOR the remaining nominees and substitute nominee or nominees so designated. If any such substitute nominees are so designated, Comerica would expect to provide supplemental proxy materials that, as applicable, identify the substitute nominees, disclose that such nominees have consented to being named in Comerica's proxy materials and to serve if elected, and include biographical and other information about such nominees to the extent required by the rules of the SEC. If the Governance, Compensation and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

Further information regarding the Board and the nominees begins directly below.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR CANDIDATES LISTED BELOW.

 INFORMATION ABOUT NOMINEES

The following section provides information as of March 16, 2021 about each nominee for election as a director.

The information provided includes the age of each nominee or incumbent director; the nominee's or incumbent director's principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica, if applicable, as well as other professional experience; other public company or registered investment company directorships during the past five years; and the year in which the nominee or incumbent director became a director of Comerica.

Michael E. Collins	Director since 2016
Mr. Collins, 69, has served as the Chair and Senior Counselor of Blake Collins Group, a public relations and communications firm, since July 2013. He was an advisor to The Bancorp, Inc., a financial services institution, from July 2013 to November 2016. He also served as a consultant to the Federal Reserve Bank of Cleveland, a bank regulator, from November 2014 to March 2015 and as Executive Vice President and Lending Officer of the Federal Reserve Bank of Philadelphia, a bank regulator, from June 2009 to June 2011, where he worked in various capacities beginning in 1974. He was the President and Chief Executive Officer of TD Bank USA, a financial services institution, from March 2013 to July 2013 and Executive Vice President of TD Bank Group, a group of affiliated financial services entities, where he managed audit, legal, compliance, anti-money laundering, regulatory, loan review and government affairs functions from November 2011 to July 2013. He also was Executive Vice President of TD Bank Group and Strategic Advisor to TD Bank USA from September 2011 to October 2011. He was a director of Higher One Holdings, Inc. from April 2015 to August 2016.

As a former banking and finance executive with nearly 40 years of regulatory experience, including service with the Federal Reserve Banks of Cleveland and Philadelphia, Mr. Collins brings to the Board a number of key skills, including a strong background in risk management and relevant business management experience, as well as a deep understanding of the financial services industry, including bank regulation. As the Chair of our Enterprise Risk Committee, his experience in identifying, assessing, and managing risk exposures of large, complex financial firms allows Mr. Collins to provide invaluable insight to Comerica.

Roger A. Cregg	Director since 2006
Mr. Cregg, 64, was President, Chief Executive Officer and a director of AV Homes, Inc., a developer and homebuilder in Florida, Arizona, Texas and North Carolina, from December 2012 to October 2018. From August 2011 through November 2012, he served as Senior Vice President of Finance and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company. He served as Executive Vice President of PulteGroup, Inc. (formerly known as Pulte Homes, Inc.), a national homebuilding company, from May 2003 to May 2011 and Chief Financial Officer of PulteGroup, Inc. from January 1998 to May 2011. He served as Senior Vice President of PulteGroup, Inc. from January 1998 to May 2003. He was a director of the Federal Reserve Bank of Chicago, Detroit Branch, from January 2004 to December 2009 and served as Chair from January to December 2006. He has been a director of Sterling Construction Company, Inc. since May 8, 2019.

As the former Chief Executive Officer and Chief Financial Officer of public companies, Mr. Cregg has demonstrated the leadership capability and extensive knowledge of complex financial and operational issues necessary to chair our Audit Committee.
T. Kevin DeNicola	Director since 2006
Mr. DeNicola, 66, is retired. He served as Chief Financial Officer of KIOR, Inc., a biofuels company, from November 2009 to January 2011. He was Senior Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction and services company, from June 2008 until October 2009. From June 2002 to January 2008, he was Senior Vice President and Chief Financial Officer of Lyondell Chemical Company, a global manufacturer of basic chemicals. Mr. DeNicola also served as Senior Vice President and Chief Financial Officer of Equistar Chemicals, LP and Millennium Chemicals Inc., both subsidiaries of Lyondell Chemical Company, from June 2002 to January 2008. In January 2009, Lyondell Chemical Company and certain of its subsidiaries, including Equistar Chemicals, LP and Millennium Chemicals Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Lyondell emerged from bankruptcy in April 2010. He was also a director of Axiall Corporation (formerly Georgia Gulf Corporation) from September 2009 to August 2016.

Mr. DeNicola is an experienced financial leader. His service as Chief Financial Officer of public companies makes him a valuable asset, both on our Board of Directors and as a member of our Audit Committee. Mr. DeNicola's positions have provided him with a wealth of knowledge in dealing with financial and accounting matters. The depth and breadth of his exposure to complex financial issues make him a skilled advisor.

Curtis C. Farmer	Director since 2018
Mr. Farmer, 58, has been Chairman (since January 2020); Chief Executive Officer (since April 2019); President (since April 2015); Vice Chairman (April 2011 to April 2015) and Executive Vice President (October 2008 to April 2011) of Comerica Incorporated and Comerica Bank. Prior to joining Comerica, Mr. Farmer served as Executive Vice President and Wealth Management Director of Wachovia Corporation from October 2005 to October 2008. During his 23 years of service to Wachovia, he held a variety of positions of increasing scope and responsibility.

Mr. Farmer is an experienced financial services executive who has been nominated to serve on the Board because of his extensive skills and institutional knowledge in the areas of business and consumer banking. As Chairman, President and CEO of Comerica, he has a deep understanding of all aspects of Comerica's core businesses and markets, and has also supervised Comerica's credit, marketing, enterprise technology and operations functions. At Comerica, Mr. Farmer successfully guided the Commercial Bank, Retail Bank and Wealth Management — along with several support functions — through the GEAR Up efficiency initiative and laid the foundation for Comerica to undergo the digital transformation that is underway today. Mr. Farmer is active in the banking industry and serves on the boards of the Bank Policy Institute and The Clearing House, as well as the Dallas Citizens Council. He also has broad experience in wealth management and leadership through his long tenure at Wachovia Corporation.
Jacqueline P. Kane	Director since 2008
Ms. Kane, 68, is retired. She served as Executive Vice President, Human Resources and Corporate Affairs, from February 2015 to January 2016, Senior Vice President, Human Resources and Corporate Affairs, from December 2004 to February 2015, Senior Vice President, Human Resources from June 2004 to December 2004, and Vice President, Human Resources from March 2004 to May 2004 for The Clorox Company, a manufacturer and marketer of consumer products. From March 2003 to January 2004, she was Vice President, Human Resources and Executive Leadership for The Hewlett-Packard Company, a technology company. Prior to her role at The Hewlett-Packard Company, Ms. Kane spent 22 years in human resources in the financial services industry.

As a former senior executive with experience in human resources, including compensation matters, as well as experience in several of our key geographic markets, Ms. Kane has a unique and insightful perspective to offer the Board. As Chair of our Governance, Compensation and Nominating Committee, she is able to use her experience and perspectives to offer best practices advice.

Richard G. Lindner	Director since 2008
Mr. Lindner, 66, is retired. He served as Senior Executive Vice President and Chief Financial Officer of AT&T, Inc. (formerly SBC Communications, Inc.), a telecommunications company, from May 2004 to June 2011. From October 2000 to May 2004, he was the Chief Financial Officer of Cingular Wireless LLC (now AT&T Mobility LLC), a wireless telecommunications company. From October 2002 to March 2007, he served as a director of Sabre Holdings.

As the former Chief Financial Officer of AT&T, Inc., Mr. Lindner has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations. In addition, Mr. Lindner is able to draw upon, among other things, his knowledge of several of our key geographic markets that he has gained through experience in the telecommunications industry.
Barbara R. Smith	Director since 2017
Ms. Smith, 61, has been President, Chief Executive Officer and a director of Commercial Metals Company, a manufacturer, recycler and marketer of steel and metal products, since September 2017, and Chairman since January 2018. She joined Commercial Metals Company as Senior Vice President and Chief Financial Officer in 2011 and served in that capacity until she was promoted to Chief Operating Officer in 2016 and President and Chief Operating Officer in January 2017. Previously, she served as Vice President and Chief Financial Officer of Gerdau Ameristeel from 2007-2011 and as Treasurer from 2006-2007. She also served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc. from February 2005 to July 2006. During the more than 20 prior years, Ms. Smith held positions of increasing financial leadership with Alcoa Inc. She was a director of Minerals Technologies Inc. from 2011 to July 2017, where she served as Chair of the Audit Committee and a member of the Compensation Committee.

Ms. Smith brings to the Board a number of key skills, including relevant business leadership and management experience, expertise in geographic markets in which Comerica has a presence, including our headquarters market, and significant financial expertise garnered through the chief financial officer and treasury roles she has held during her professional career. Additionally, her strong leadership experience is instrumental in her service as Facilitating Director.

Robert S. Taubman	Director since 2000(1)
Mr. Taubman, 67, is Chairman, President and CEO of The Taubman Realty Group LLC, which owns, develops and operates regional shopping centers nationally. He was Chairman of Taubman Centers, Inc. from December 2001 to December 2020 and was President and Chief Executive Officer of Taubman Centers, Inc. from August 1992 to December 2020. He has been Chairman of The Taubman Company LLC, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and Chief Executive Officer of The Taubman Company LLC since September 1990. He was a director of Sotheby's Holdings, Inc. from 2000 until his retirement in May 2016, and served as a director of Taubman Centers, Inc. from 1992 until December 2020.

As an executive involved in real estate development and operations, Mr. Taubman has demonstrated leadership capability and brings key experience in the real estate sector. He also brings insight through experience in many of Comerica's geographic markets.
Reginald M. Turner, Jr.	Director since 2005
Mr. Turner, 61, has been an attorney with Clark Hill, a law firm, since April 2000 and has served on the firm's Executive Committee since January 2016. He has been a director of Masco Corporation since March 1, 2015. Mr. Turner is active in public service and with civic and charitable organizations, serving in leadership positions with the American Bar Association, the Detroit Public Safety Foundation, the Detroit Institute of Arts, the Community Foundation for Southeast Michigan and the Hudson-Webber Foundation.

As a lawyer, Mr. Turner has a unique legal and risk management perspective to offer the Board. He also has extensive involvement and experience in community affairs.
Nina G. Vaca(2)	Director since 2008
Ms. Vaca, 49, has been Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a global workforce solutions provider offering staffing, managed services, payrolling and independent contractor compliance and a proprietary talent platform, since she founded the company in October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a privately-held management company, since April 1999. She has been a director of Cinemark Holdings, Inc. since November 2014 and also served as a director of Kohl's Corporation from March 2010 to May 2019. In 2014, the Obama Administration appointed Ms. Vaca as a Presidential Ambassador for Global Entrepreneurship. Ms. Vaca is also a Henry Crown Fellow at the Aspen Institute and a lifetime member of the Council on Foreign Relations.

As a chief executive officer with experience in talent solutions, managed services and information technology, as well as successful entrepreneurial endeavors in the U.S. and abroad, Ms. Vaca offers a unique and insightful perspective to the Board.

Michael G. Van de Ven	Director since 2016
Mr. Van de Ven, 59, has been Chief Operating Officer of Southwest Airlines Co., a passenger airline, since May 2008. Previously, he served as Executive Vice President from May 2008 to January 2017, Chief of Operations from September 2006 to May 2008, Executive Vice President Aircraft Operations from November 2005 through August 2006, and Senior Vice President Planning from August 2004 to November 2005. He joined Southwest in 1993 and held various positions and responsibilities for the airline including financial planning and analysis, fleet planning, aircraft operations and schedule planning. He also served as senior audit manager for Ernst & Young LLP for 9 years ending in 1993 and is a licensed CPA.

Mr. Van de Ven brings to the Board a number of key skills, including relevant business management experience, a strong background in risk management, expertise in geographic markets in which Comerica has a presence, particularly our headquarters market, and a deep understanding of financial planning and accounting, among others.

Footnotes:

(1)
Mr. Taubman became a director of Manufacturer's Bank, N.A. or its predecessors in 1987. He became a director of Comerica Bank in 1992 when it merged with Manufacturer's Bank, N.A. He resigned as a director of Comerica Bank in 2000, when he became a director of Comerica.

(2)
Professional name of Ximena G. Humrichouse.

BOARD AND COMMITTEE GOVERNANCE

Annual Elections.    Comerica's directors are elected each year by the shareholders at the Annual Meeting, to hold office until the next Annual Meeting and until their successors are elected and qualified.

Majority Voting Standard.    In an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the vote of the majority of the votes cast with respect to that director. If a director does not receive the vote of the majority of the votes cast and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board.

Annual Self-Evaluation.    The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance, Compensation and Nominating Committee reviews the self-evaluation process. A report is made to the Board on the assessment of the performance of the Board and its committees.

Overboarding Limit.    To ensure that our directors have sufficient time to devote to Comerica and its shareholders, our directors may not serve on more than three public company boards in addition to the Comerica Board, and members of Comerica's Audit Committee may not serve on more than two other public company audit committees.

Nominee Selection Process.    In identifying candidates for nomination as directors, the Governance, Compensation and Nominating Committee considers the individual's specific qualities and skills. Criteria for assessing nominees include a potential nominee's ability to represent the interests of Comerica's four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional/regulatory or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Governance, Compensation and Nominating Committee then assesses the proposed nominee's specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties. Considerations of diversity can include seeking nominees with a broad diversity of experience, professions, skills, geographic representation and/or backgrounds. The Governance, Compensation and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In addition, Article III, Section 12 of the bylaws requires a nominee for election or re-election as a director of Comerica to complete and deliver to the Corporate Secretary a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made. All of the director nominees completed the required questionnaire.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 14 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica. All of the director nominees made the foregoing representations and agreements.

The Governance, Compensation and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Governance, Compensation and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in Comerica's bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Governance, Compensation and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Comerica's bylaws ensures that the Governance, Compensation and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

Board Refreshment.    The Governance, Compensation and Nominating Committee maintains an ongoing board refreshment process by identifying additional skills and expertise needed on the Board, and periodically uses a third-party search firm for the purpose and function of identifying potential director nominees. Due to the complexities of banking regulations, the Governance, Compensation and Nominating Committee consciously balances more tenured directors with strong regulatory experience and less tenured directors that can provide a fresh perspective. During 2020, this mix helped Comerica's Board oversee the Company's response to the COVID-19 pandemic and participation in the PPP program.

Shareholder Engagement.    Comerica is committed to acting in the best interests of its shareholders, and as part of this commitment, members of management actively engage with the Company's shareholders in order to fully understand their viewpoints concerning the Company, to garner feedback on areas for improvement, and to help our shareholders better understand our performance and long-term strategic plan.

Proxy Access.    In November 2020, Comerica amended its bylaws to adopt proxy access procedures, which permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of outstanding common stock of Comerica, par value $5.00 per share ("Comerica Common Stock") for at least 3 years to nominate and include in Comerica's annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in the bylaws.

Code of Ethics.    Comerica has a Code of Business Conduct and Ethics for Employees, which applies to employees and agents of Comerica and its subsidiaries and affiliates, as well as a Code of Business Conduct and Ethics for Members of the Board of Directors. Comerica also has a Senior Financial Officer Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics are available on Comerica's website at www.comerica.com. Copies of such codes can also be obtained in print by making a written request to the Corporate Secretary.

Board Oversight.    Comerica's Board has oversight of important matters, including COVID-19 response, cybersecurity and ESG issues.

In 2020, the Board was highly engaged working through issues and discussion plans in both formal and informal meetings. The Board and its committees held four additional meetings related to COVID-19. Also, senior members of management met more frequently with Board members to give additional updates and continued these communications throughout the course of the year. The CEO was able to provide fulsome reports to the Board based on his leadership of the BCET, which met every other day at the start of the pandemic, and at least bi-weekly the rest of the year.

The Enterprise Risk Committee of the Board oversees all of Comerica's risk management, including cybersecurity, environmental and social risks. Comerica's Chief Enterprise Technology & Operations Services Officer briefs the Enterprise Risk Committee on technology risks on a quarterly basis, at each regularly scheduled meeting. Comerica's Director of Corporate Sustainability provides annual updates to the Board's Enterprise Risk Committee along with our Annual Sustainability Action Plan, which reviews our value creation approach to corporate sustainability, including areas of progress, challenges and future initiatives. The process for raising sustainability issues starts with the corporate sustainability office, which is charged with identifying emerging issues and bringing those to the attention of appropriate business unit(s). This is done with the support of the Sustainability Council, which meets quarterly and includes senior managers from across the organization as well as the CFO, who serves as the executive sponsor of Comerica's sustainability program. The CFO can bring urgent issues directly to the attention of senior leadership and can also escalate to the Board of Directors more frequently than annually if needed.

 COMMITTEES AND MEETINGS OF DIRECTORS

The Board has several committees, as described below. The names of the directors currently serving on the committees and the committee chairs, where applicable, are also set forth in the chart. The current terms of the various standing committee members expire in April 2021.

AUDIT COMMITTEE

Committee Chair: Roger A. Cregg

Other Committee Members:
Michael E. Collins
T. Kevin DeNicola
Richard G. Lindner
Reginald M. Turner, Jr.

Meetings held in 2020: 13

•

All members are independent and financially literate in accordance with New York Stock Exchange ("NYSE") requirements

•

The Board has determined that Mr. Cregg, Mr. DeNicola and Mr. Lindner are audit committee financial experts in accordance with SEC rules

•

None of the members of the Audit Committee serve on the audit committees of more than three public companies

•

Governed by a Board-approved Charter

This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Comerica's financial statements; (ii) Comerica's compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm's qualifications and independence; and (iv) the performance of Comerica's internal audit function and independent registered public accounting firm, including with respect to both bank and non-bank subsidiaries; and by preparing the "Audit Committee Report" found in this proxy statement.

A current copy of the charter of the Audit Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

ENTERPRISE RISK COMMITTEE

Committee Chair: Michael E. Collins

Other Committee Members:
Roger A. Cregg
T. Kevin DeNicola
Robert S. Taubman
Reginald M. Turner, Jr.
Nina G. Vaca

Meetings held in 2020:    4

•

All members are independent

•

Mr. Collins has been designated the Board's risk expert

•

Governed by a Board-approved Charter

This committee has responsibility for the risk-management policies of Comerica's operations and oversight of the operation of Comerica's risk-management framework.

A current copy of the charter of the Enterprise Risk Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE

Committee Chair: Jacqueline P. Kane

Other Committee Members:
Richard G. Lindner
Barbara R. Smith
Nina G. Vaca
Michael G. Van de Ven

Meetings held in 2020:    8

•

All members are independent

•

Governed by a Board-approved Charter

This committee, among other things, establishes Comerica's executive compensation policies and programs, oversees administration of Comerica's 401(k), stock, incentive, pension and deferral plans, monitors compliance with laws and regulations applicable to the documentation and administration of Comerica's employee benefit plans, monitors the effectiveness of the Board, oversees corporate governance issues and periodically reviews succession plans for key officers of Comerica and reports to the Board on succession planning. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Governance, Compensation and Nominating Committee also oversees the discussion, review and evaluation of our compensation plans as described below. This committee may delegate its authority to a subcommittee of its members and may allow limited delegations to management. Authority has been delegated to the Off-Cycle Equity Grant Subcommittee (which is composed of two independent directors) to make grants of stock awards, not to exceed 15,000 shares to any one individual per calendar year.

A current copy of the charter of the Governance, Compensation and Nominating Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

QUALIFIED LEGAL COMPLIANCE COMMITTEE

Committee Chair: T. Kevin DeNicola

Other Committee Members:
Michael E. Collins
Roger A. Cregg
Richard G. Lindner
Reginald M. Turner, Jr.

Meetings held in 2020:    1

•

All members are independent

•

Governed by a Board-approved Charter

This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica's remedial efforts with respect to any such violations.

A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

Other Committees.    The Special Preferred Stock Committee was formed in 2020 to carry out the Board's authority with respect to the issuance of preferred securities and to set the terms of such preferred securities. The Special Preferred Stock Committee met one time in 2020.

Board and Committee Meetings.    There were six regular and two special meetings of the Board and 28 meetings of the various committees and subcommittees of the Board during 2020. All director nominees and all incumbent directors attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served.

Comerica expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. All of the eleven Board members serving at the time of the 2020 Annual Meeting attended the 2020 Annual Meeting.

NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD

The non-management directors meet at regularly scheduled executive sessions without management. Every year, the non-management directors elect a Facilitating Director, for a one-year term, to lead such sessions. Currently, Barbara R. Smith is the Facilitating Director at such sessions. Interested parties may communicate directly with Ms. Smith or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, Attn: Full Board of Directors. The Board of Directors' current practice is that the Secretary will relay all communications received to the Facilitating Director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.

 BOARD LEADERSHIP STRUCTURE

Our Chief Executive Officer also serves as the Chairman of the Board. Mr. Farmer has provided strong leadership to the Board and management, instilling a clear focus on the Company's strategy and business plans. The Board has chosen this structure because it believes the Chief Executive Officer serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. Although the Board believes that it is more effective to have one person serve as the Company's Chairman and Chief Executive, it also believes that it is simultaneously important to have a robust governance structure to ensure a strong and independent Board. All directors, with the exception of the Chairman, are independent as defined under NYSE rules, and the Audit Committee, the Enterprise Risk Committee, the Governance, Compensation and Nominating Committee and the Qualified Legal Compliance Committee are comprised entirely of independent directors. The Board also has an independent Facilitating Director (Ms. Smith) who leads the non-management directors in regularly scheduled executive sessions. As Facilitating Director, Ms. Smith's duties include, but are not limited to, the following:

•
Presiding at all other meetings of the Board at which the Chairman is not present;

•
Serving as liaison between the Chairman and the independent directors;

•
Approving information sent to the Board;

•
Approving meeting agendas for the Board;

•
Approving meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items;

•
Having the authority to call meetings of the independent directors; and

•
If requested by major shareholders, ensuring that she is available for consultation and direct communication.

The Facilitating Director position is elected annually by the non-management directors. The Board believes that the Facilitating Director further strengthens the Board's independence and autonomous oversight of our business as well as Board communication and effectiveness. The executive sessions over which she presides allow non-management directors to discuss issues facing the Company, including matters concerning management, without any members of management present. The role of the Facilitating Director provides the necessary leadership for such discussions and serves as a bridge between the independent directors and the Company's management team.

ROLE IN RISK OVERSIGHT

Comerica has historically had and continues to pursue a strong risk management culture. We recognize that nearly every action taken as a financial institution requires some degree of risk. Our objective is not to eliminate risk but to give consideration to ensure we take the appropriate risks. Risk management is one of the interlinking pillars of Comerica's corporate strategy which reinforces its critical role within our organization. In choosing when and how to take risks, we evaluate our capacity for risk and seek to protect our brand and reputation, our financial flexibility, the value of our assets and the strategic potential of our Company. Each year, our Board approves a statement of our Company's risk appetite, which is used internally to help our Board and management understand our Company's tolerance for risk in each of the major risk categories and allow for the adaption of those tolerances to align with a changing economic environment.

Governance and oversight of risk management activities are shared by management and our Board as follows:

•
Enterprise Risk Committee.      The Enterprise Risk Committee, as discussed on page 17, oversees policies, procedures and practices relating to credit risk, market risk, liquidity risk, technology risk (including cybersecurity risk), operational risk, strategic risk, compliance risk (including compliance with bank regulatory obligations), and other general risks to

  Comerica and the actions undertaken or to be undertaken to identify, measure, monitor and control such risks. To help discharge its duties, the Enterprise Risk Committee has established the Enterprise-Wide Risk Management Committee.

•
Enterprise-Wide Risk Management Committee.      The Enterprise-Wide Risk Management Committee is principally composed of senior officers and executives representing the different risk areas and business units and is chaired by the Chief Risk Officer. It meets at least quarterly and periodically submits a comprehensive risk report to the Enterprise Risk Committee providing its view of Comerica's risk position.

•
Chief Risk Officer.       Comerica's Chief Risk Officer, Jay K. Oberg, reports directly to Comerica's Chairman and Chief Executive Officer and to the Enterprise Risk Committee. He is responsible for overseeing risk on an enterprise-wide basis. This includes ongoing compliance with policies and procedures relating to risk management governance, risk management procedures, and risk control infrastructure, and monitoring compliance with such policies and procedures, among other responsibilities.

•
Board Risk Expert.       Michael E. Collins, the Chair of the Enterprise Risk Committee, has been designated the Board's risk expert. As a former banking and finance executive with nearly 40 years of regulatory experience, including service with the Federal Reserve Banks of Cleveland and Philadelphia, Mr. Collins has experience identifying, assessing, and managing risk exposures of large, complex financial firms.

•
Audit Committee.      In addition to providing oversight of our financial statements and compliance with legal and regulatory requirements, the Audit Committee plays a key role in risk management through the validation and oversight of our internal controls, policies and procedures to ensure their effectiveness.

•
General Auditor.       Comerica's General Auditor, Christine M. Moore, reports directly to Comerica's Chairman and Chief Executive Officer and to the Audit Committee. She is responsible for evaluating and opining on the effectiveness of Comerica's internal controls, policies and procedures.

•
Governance, Compensation and Nominating Committee.      The Governance, Compensation and Nominating Committee provides information on the risks associated with the Company's compensation programs. A more detailed discussion of the Governance, Compensation and Nominating Committee's evaluation of risk and compensation programs can be found on pages 60 to 62.

Each of the Enterprise Risk Committee, the Audit Committee and the Governance, Compensation and Nominating Committee reports regularly to the full Board. The Board believes that Comerica has the appropriate leadership to help ensure effective risk oversight. This risk leadership includes our Chief Risk Officer, our Chairman and Chief Executive Officer, our independent Facilitating Director, the Board, various committees of the Board, and various management committees.

TRANSACTIONS WITH RELATED PERSONS

Review of Transactions with Related Persons

Comerica has adopted a Regulation O Policy and Procedure document to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members, as well as 10% or greater shareholders, and the related interests of any of the foregoing. Under the policy and procedure, extensions of credit that exceed regulatory thresholds must be approved by the board of the appropriate subsidiary bank.

In addition to loan transactions that are covered by Regulation O, the Board has also adopted a policy setting forth procedures for the review, approval, and monitoring of other transactions greater than $120,000 involving Comerica and related persons (directors, director nominees, executive officers, 5% shareholders and immediate family members or primary business affiliations of such persons). Under the policy, the Governance, Compensation and Nominating Committee is responsible for reviewing and approving or ratifying all transactions involving related persons. Directors may not vote on a related party transaction in which he or she or any member of his or her immediate family is a related person, but the director may participate in some or all of the Committee's discussions. The policy also permits the Chair of the Governance, Compensation and Nominating Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between Committee meetings, in which case they will be reported to the full Committee at its next meeting.

The policy also contains a list of categories of transactions involving related persons that need not be brought to the Governance, Compensation and Nominating Committee for approval. These include transactions involving brokerage, banking, insurance, investment advisory or asset management services, and other financial services entered into between Comerica and any related person, if the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates and comply with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O. Exempted transactions also include other commercial transactions where Comerica has transacted with either a 5% shareholder or an entity employing a related party, and where payments constitute less than 1% of Comerica's consolidated gross revenues or constitute less than 1% of such entity's consolidated gross revenues.

The Governance, Compensation and Nominating Committee will review the following information when assessing a related party transaction:

•
the related party's interest in the transaction:

•
the purpose and timing of the transaction;

•
the approximate dollar value of the transaction and the approximate dollar value of the related party's interest in the transaction;

•
whether the terms of the transaction are fair to Comerica and on the same basis as would apply if the transaction did not involve a related party;

•
Comerica's business reasons for entering into the transaction;

•
whether the transaction would impair the independence of an outside director or nominee for director;

•
the acceptability of the transaction to Comerica's regulators;

•
whether the transaction would present an improper conflict of interest for any director, director, nominee for director or executive officer of the Company; and

•
any other relevant information regarding the transaction.

The Regulation O Policy and Procedure and the Related Party Transactions Policy are both in writing.

BlackRock, Inc. ("BlackRock") reported that it beneficially owns greater than 5% of Comerica Common Stock. In 2020, Comerica paid $691,043 to BlackRock for cash management software in the ordinary course of business. This transaction did not require approval pursuant to the Related Party Transactions Policy.

FMR LLC ("Fidelity") reported that it beneficially owns greater than 5% of Comerica Common Stock. In 2020, Comerica paid $482,862 to Fidelity Investments for equity and benefits plan administration services in the ordinary course of business. This transaction did not require approval pursuant to the Related Party Transactions Policy.

Financial Services Transactions with Executive Officers and Directors

Certain of the executive officers and directors of Comerica, their related entities, and members of their immediate families were customers of and had financial transactions in the ordinary course of business (including loans and loan commitments, as well as other financial products and services) with affiliates of Comerica during 2020 that did not require approval under the Related Party Transactions Policy. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features. Further, such loans and commitments were all made in accordance with Comerica's Regulation O Policy and Procedure. Comerica also offers employee discounts to its employees, including executive officers, on certain financial services not involving an extension of credit.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that all non-management directors, currently constituting 91% of the full Board of Directors of Comerica, are independent within the meaning of the listing standards of the NYSE. In making such determination, the Board of Directors has affirmatively determined that the following current directors meet the categorical standards of independence described below and have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Michael E. Collins, Roger A. Cregg, T. Kevin DeNicola, Jacqueline P. Kane, Richard G. Lindner, Barbara R. Smith, Robert S. Taubman, Reginald M. Turner, Jr., Nina G. Vaca and Michael G. Van de Ven. Additionally, all of the Audit Committee members satisfy the independence standards under Exchange Act Rule 10A-3 and NYSE rules, and all of the Governance, Compensation and Nominating Committee members satisfy the independence standards under NYSE rules. The Board of Directors further determined that Curtis C. Farmer is not independent because he is an employee of Comerica.

Categorical Standards

Pursuant to Comerica's Corporate Governance Guidelines, in no event will a director be considered "independent" if, currently or (for items (i) through (v)) within the preceding three (3) years:

  (i)
  the director is or was employed by Comerica;

  (ii)
  an immediate family member of the director is or was employed by Comerica as an executive officer;

  (iii)
  the director, or any of his or her immediate family, receives or received more than $120,000 per year in direct compensation from Comerica, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (iv)
  the director or any immediate family member of the director, is or has been a partner or employee of a firm that is or was during the preceding three years Comerica's internal or external auditor and personally works or worked on Comerica's audit within that time;

  (v)
  the director or an immediate family member of the director is or was employed as an executive officer of another company if any of Comerica's present executives at the same time serves or served on that company's compensation committee;

  (vi)
  the director is a current partner or employee of a firm that is Comerica's internal or external auditor, or any immediate family member of the director is a current partner of such firm; or

  (vii)
  the director is a current executive officer or an employee, or any of the Director's immediate family is a current executive officer, of another company (other than a tax exempt charitable organization) that makes payments to or receives payments from Comerica for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

Subject to the foregoing, the Corporate Governance Guidelines also state that the following relationships are considered immaterial:

  (i)
  ordinary lending relationships with the director or any of the director's related interests, as defined in the Federal Reserve Board's Regulation O, if, (A) in each such case, the extension of credit was made in the ordinary course of business and is on substantially the same terms as those with non-affiliated persons; (B) in each such case, the extension of credit has been made in compliance with applicable law, including the Federal Reserve Board's Regulation O, if applicable; (C) in each such case, no material event of default has occurred under the extension of credit; (D) the aggregate amount of the extensions of credit to the Director and all of his or her related interests does not exceed 1% of Comerica's consolidated assets; and (E) in each such case, the borrower represents to Comerica that, if the borrower is a company or other entity, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of the borrower; or, if the borrower is an individual, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition of the borrower.

  (ii)
  ordinary lending relationships entered into in the ordinary course of business between Comerica and any entity, which is not a related interest of a director, that employs a director or any member of a director's family;

  (iii)
  other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and any entity that employs (a) a director, (b) a director's spouse or (c) any child of a director who is residing in the director's home, if the annual sales to, or purchases from, such entity constitute less than 1% of Comerica's consolidated gross revenues or constitute less than 1% of such entity's consolidated gross revenues;

  (iv)
  a director of Comerica serving as a board or trustee member, but not as an executive officer, of a not-for-profit organization that received discretionary charitable contributions in any given year from Comerica or the Comerica Charitable Foundation; and

  (v)
  a director of Comerica serving as an executive officer of a not-for-profit organization, if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization's consolidated gross revenues.

A current copy of the Corporate Governance Guidelines is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

Director Transactions, Relationships or Arrangements by Category or Type

In connection with making its director independence determinations, the Board specifically considered the following relationships and transactions, all of which were deemed immaterial:

  •
  Loans, extensions of credits and related commitments to certain directors and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated (Mr. Taubman, Mr. Turner, Ms. Vaca, Mr. Van de Ven) have been made by Comerica Bank in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features.

  •
  Banking and financial services (other than extensions of credit) provided by Comerica in the ordinary course of business to certain directors and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated, on terms and conditions not more favorable than those available to other similarly situated customers.

  •
  Charitable contributions or other payments in the ordinary course of business by Comerica and/or the Comerica Charitable Foundation to charitable organizations with which a director or immediate family member is affiliated.

  •
  Other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and entities where a director of Comerica serves in an advisory capacity or the director's spouse is employed as a non-executive officer, where the annual purchases from such entity constitute less than 1% of Comerica's consolidated gross revenues.

  •
  Situations in which Comerica serves in a fiduciary capacity for a client needing legal services where it selects, on behalf of its client, a law firm to represent the client. If applicable, the firm with a related pre-existing relationship with the client is typically selected by Comerica (e.g., the firm that drafted a will in which Comerica is named fiduciary of the associated estate). From time to time, this has resulted in the engagement, by the client, of the firm with which Mr. Turner is a member. Mr. Turner is not directly involved in providing these legal services, and any associated fees are paid to the firm from the client's funds, not from funds belonging to Comerica.

  •
  Situations in which other members of Mr. Turner's law firm represent clients in legal matters indirectly or potentially directly adverse to Comerica, such as loans and other commercial transactions (in which his firm represents a borrower), trust administration matters (where Clark Hill might represent a trust or beneficiary and/or act as co-trustee for a trust for which Comerica serves as trustee), real property claims (in which Clark Hill may represent an entity seeking an easement or condemnation with respect to real property in which Comerica holds the mortgage) and bankruptcy litigation (in which his firm represents creditors other than Comerica), and thus receives fees from such parties it represents, but not from Comerica.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, Ms. Kane, Mr. Lindner, Ms. Smith, Ms. Vaca and Mr. Van de Ven served as members of the Governance, Compensation and Nominating Committee. No such individual is, or was during 2020, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries. No executive officer of Comerica served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our Board or a member of the Governance, Compensation and Nominating Committee.

COMPENSATION OF DIRECTORS

The Governance, Compensation and Nominating Committee determines the form and amount of non-employee director compensation and makes a recommendation to the Board of Directors for final approval. In determining director compensation, the Governance, Compensation and Nominating Committee considers the recommendations of Mr. Farmer, as well as information provided by the compensation consultant retained by the Governance, Compensation and Nominating Committee to provide market analyses and consulting services on director compensation matters. When setting director compensation the Governance, Compensation and Nominating Committee targets the median of the peer group. See "Role of the Independent Compensation Consultant" on pages 40 to 41 for more information about the compensation consultant retained by the Governance, Compensation and Nominating Committee.

    Director Compensation Highlights

•
Comerica maintains director stock ownership guidelines encouraging non-employee directors to own at least 5,000 shares of Comerica Common Stock (including restricted stock units) within five years of the date the non-employee director was initially appointed or elected to the Board. Of those 5,000 shares, at least 1,000 shares should be beneficially owned within 12 months of the date the non-employee director was initially appointed to the Board.

o
As of December 31, 2020, all non-employee directors have met their respective stock ownership guideline levels, based on period of service.

•
Restricted stock units granted to non-employee directors generally vest over a period of three years after the grant date and will be settled in Comerica Common Stock on the later of the first anniversary of the director's separation from service on the Board and three years after the grant date.

The table below illustrates the compensation structure for non-employee directors in 2020. Employee directors receive no compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Elements of 2020 Annual Compensation

Retainer (cash)	$100,000
Audit Committee Chair Retainer and Facilitating Director Retainer (cash)	$30,000
Enterprise Risk Committee and Governance, Compensation and Nominating Committee Chair Retainer (cash)	$25,000
Qualified Legal Compliance Committee Chair Retainer (cash)	$20,000
Audit Committee Member Retainer (cash)	$10,000
Board or Committee Meeting Fees — per meeting (cash)	N/A
Board-Sponsored Training Seminar Fees — per seminar (cash)	N/A
Briefing Fees — per briefing session (cash)	N/A
Restricted Stock Unit Award(1)	$105,000

Footnotes:

(1)
On July 28, 2020, each non-employee director received a grant of 2,865 restricted stock units with a fair market value of approximately $105,000 based on the closing stock price on the date of grant, generally vesting over three years following the date of grant.

The following table provides information on the compensation of Comerica's directors who served at any point during the fiscal year ended December 31, 2020.

 2020 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(5)	All Other Compensation ($)	Total ($)

Michael E. Collins	135,000	105,002	—	—	—	—	240,002
Roger A. Cregg	110,000	105,002	—	—	—	—	215,002
T. Kevin DeNicola	160,000	105,002	—	—	—	—	265,002
Jacqueline P. Kane	125,000	105,002	—	—	—	—	230,002
Richard G. Lindner	110,000	105,002	—	—	—	—	215,002
Barbara R. Smith	130,000	105,002	—	—	—	—	235,002
Robert S. Taubman	100,000	105,002	—	—	—	—	205,002
Reginald M. Turner, Jr.	110,000	105,002	—	—	—	—	215,002
Nina G. Vaca	100,000	105,002	—	—	—	—	205,002
Michael G. Van de Ven	100,000	105,002	—	—	—	—	205,002

Footnotes:

(1)
Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Mr. Farmer is not included in this table.

(2)
This column reports the amount of cash compensation earned with respect to the 2020 calendar year for Board and committee service. Comerica pays the applicable retainer and meeting fees to each non-employee director on a quarterly basis.

(3)
This column represents the grant date fair value of restricted stock units granted to non-employee directors in 2020 in accordance with ASC 718 and Item 402 of Regulation S-K. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica's Annual Report on Form 10-K for the year ended December 31, 2020. The aggregate number of restricted stock units, including dividend equivalents that were reinvested in restricted stock units, outstanding as of December 31, 2020 for non-employee directors who served on the Board during 2020, is as follows: Mr. Collins: 7,283 stock units; Mr. Cregg: 29,733 stock units; Mr. DeNicola: 29,733 stock units; Ms. Kane: 25,585 stock units; Mr. Lindner: 28,165 stock units; Ms. Smith: 5,748 stock units; Mr. Taubman: 33,034 stock units; Mr. Turner: 32,522 stock units; Ms. Vaca: 25,585 stock units; and Mr. Van de Ven: 7,283 stock units. The restricted stock units can be accelerated due to death or disability.

(4)
None of the earnings under the deferred compensation programs are above-market or preferential, so no such amounts are shown in this column. For more details see the "Deferred Compensation Plans" section below. Any 2020 contributions to non-employee director deferred compensation programs are included in the "Fees Earned or Paid in Cash" column, in accordance with SEC rules. This column does not include distributions under non-employee director deferred compensation programs in 2020 since they were reported in fees earned in the previous years.

(5)
Because benefit accruals froze for both of Comerica's director retirement plans on May 15, 1998, there was no change in the participants' pension values in 2020. The only non-employee director who served in 2020 and who was covered by the retirement plans is Mr. Taubman.

Director Compensation Plans

Deferred Compensation Plans	Non-employee directors can defer some or all of their cash compensation into either a stock-settled plan — where deferred compensation earns a return based on the return of Comerica Common Stock during the deferral period — or a cash-settled investment fund plan — where deferred compensation earns a return based on broad-based investment funds elected by the director.

Equity Incentive Plans	A total of 350,000 shares of Comerica Common Stock can be issued as stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards under the 2015 Incentive Plan for Non-Employee Directors. Please see "Proposal IV- Approval of the Amended and Restated Comerica Incorporated 2018 Long-Term Incentive Plan" for proposed changes to this plan.

Retirement Plans	No retirement plan is currently offered to non-employee directors.

Mr. Taubman has vested benefits under legacy plans that were terminated in 1998. He will receive a monthly benefit of $1,666.67 for 120 months, payable when he retires from the Board, except in the case of illness or disability. There is no survivor benefit.

PROPOSAL II SUBMITTED FOR YOUR VOTE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote "FOR"
the proposal set forth below.

The Audit Committee of Comerica has selected Ernst & Young LLP ("Ernst & Young"), our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021, and recommends that the shareholders vote for ratification of such appointment.

Ernst & Young has served as our independent registered public accounting firm since 1992. The Audit Committee has carefully considered the selection of Ernst & Young as Comerica's independent registered public accounting firm, and has also considered whether there should be regular rotation of the independent registered public accounting firm. The selection is based on an evaluation of Ernst & Young's qualifications, experience, quality control processes and results, independence, and past performance. The selection also considers a review of the estimated fees, scope of services, and staffing approach, including coordination of the external auditor's efforts with our internal audit staff. In conjunction with the mandated rotation of the independent registered public accounting firm's lead engagement partner, the Audit Committee and its Chairman are involved in the process for selecting Ernst & Young's lead engagement partner. This rotation process last occurred in 2017 and will occur again in 2022, with a new individual assuming the role of lead engagement partner. The members of the Audit Committee believe that the continued retention of Ernst & Young to serve as Comerica's independent registered public accounting firm is in the best interests of the Company and its shareholders.

As a matter of good corporate governance, the selection of Ernst & Young is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if Ernst & Young is ratified as Comerica's independent registered public accounting firm by the shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Comerica and its shareholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO RATIFY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Registered Public Accounting Firm

The following aggregate fees were billed to Comerica for professional services by Ernst & Young for fiscal years 2020 and 2019.

	2020	2019
Audit Fees	$3,124,977	$3,633,654
Audit-Related Fees	283,724	302,369
Tax Fees	160,959	126,248
All Other Fees	57,722	254,165

	$3,627,382	$4,316,436

Audit Fees

Audit fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the audit of Comerica's annual consolidated financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in Comerica's Quarterly Reports on Form 10-Q, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica's financial statements. Audit-related fees consisted mainly of the audits of Comerica's benefit plans and the internal control (SSAE 18 Report) for Comerica's trust department. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

Tax Fees

Tax fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. Tax fees consisted mainly of consultation on tax planning for Comerica and its subsidiaries, IRS examinations and Form 1120. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

All Other Fees

Ernst & Young billed Comerica for fees for products and services other than those described in the previous three paragraphs. Those products and services consisted of subscription fees for on-line accounting and tax research tools for both 2020 and 2019, for an IBOR (interbank offer rate) project in 2019, which provided management with an evaluation of Comerica's transition process and for a project in 2020 to perform a Federal Deposit Insurance Corporation fee assessment.

Services for Investment Vehicles

In connection with the advisory, management, trustee and similar services that Comerica's affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young, among other independent registered public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time to time, and Ernst & Young also receives fees from time to time from Comerica's customers when acting on their behalf in connection with lending or other relationships between Comerica's affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs because the fees are generally charged to the investment vehicle, customer or other applicable party, except as noted on the "Fees to Independent Registered Public Accounting Firm" schedule above.

Pre-Approval Policy

The Audit Committee has a policy to review, and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the independent registered public accounting firm (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted(1) non-audit services (including tax services) to be provided by the independent registered public accounting firm, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has authorized its chair to pre-approve such services between Audit Committee meetings. All of the services provided by Ernst & Young for the years ended December 31, 2020 and December 31, 2019 were pre-approved by the Audit Committee under its pre-approval policy.

Footnote:
(1)
For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under applicable laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

 AUDIT COMMITTEE REPORT

The Audit Committee oversees Comerica's financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the NYSE and the SEC. In addition to its duties regarding oversight of Comerica's financial reporting process, including as it relates to the integrity of the financial statements, the independent registered public accounting firm's qualifications and independence and the performance of the independent registered public accounting firm and Comerica's internal audit function, the Audit Committee also has sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee's responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed and discussed the audited financial statements included in Comerica's Annual Report on Form 10-K with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm's independence. In addition, the Audit Committee reviewed with the independent registered public accounting firm all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Comerica's Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The Audit Committee

Roger A. Cregg, Chairman
Michael E. Collins
T. Kevin DeNicola
Richard G. Lindner
Reginald M. Turner, Jr.

February 22, 2021

EXECUTIVE OFFICERS

John D. Buchanan, EVP, Chief Legal Officer and Corporate Secretary
Executive Officer since 2015
Mr. Buchanan, 57, has been Executive Vice President (since August 2015) and Chief Legal Officer and Corporate Secretary (since January 2016) of Comerica Incorporated and Comerica Bank; previously, he served as Senior Vice President, General Counsel and Corporate Secretary (February 2012 to August 2015), Federal Reserve Bank of Dallas (regulatory agency).

Megan D. Burkhart, EVP, Chief Human Resources Officer
Executive Officer since 2010
Ms. Burkhart, 49, has been Executive Vice President, Chief Human Resources Officer (since January 2010) and Senior Vice President and Director of Compensation (February 2007 to January 2010), Comerica Incorporated and Comerica Bank.

J. McGregor Carr, EVP, Wealth Management
Executive Officer since March 2020
Mr. Carr, 53, has been Executive Vice President, Wealth Management (since March 2020), Comerica Incorporated and Comerica Bank; previously, he served as Senior Managing Director, Southeast Region (October 2017 to February 2020) and Regional Managing Director (2008 to October 2017), Wells Fargo Bank, N.A.

Melinda A. Chausse, EVP and Chief Credit Officer
Executive Officer since May 2020
Ms. Chausse, 55, has been Executive Vice President and Chief Credit Officer, Comerica Incorporated and Comerica Bank (since May 2020); she previously served as Executive Vice President (August 2010 to May 2020) and Executive Director of Commercial Underwriting (February 2017 to May 2020) and Executive Director, Business Banking (July 2013 to February 2017), Comerica Bank.

Megan D. Crespi, EVP and Chief Enterprise Technology & Operations Services Officer
Executive Officer since March 2020
Ms. Crespi, 47, has been Executive Vice President and Chief Enterprise Technology & Operations Services Officer (since March 2020), Comerica Incorporated and Comerica Bank; prior to that, she was Chief Technology Officer (November 2018 to March 2020) and Chief Information Officer — Auto Finance (August 2014 to October 2018), Ally Financial.

Curtis C. Farmer, Chairman, President and CEO
Executive Officer since 2008
Mr. Farmer, 58, has been Chairman (since January 2020), President (since April 2015) and Chief Executive Officer (since April 2019); Vice Chairman (April 2011 to April 2015) and Executive Vice President (October 2008 to April 2011), Comerica Incorporated and Comerica Bank. He has also been a director of Comerica Incorporated since July 2018.

James J. Herzog, EVP and CFO
Executive Officer since 2019
Mr. Herzog, 58, has been Chief Financial Officer (since February 2020) and Executive Vice President (since November 2011), Interim Chief Financial Officer (September 2019 to February 2020) and Treasurer (November 2011 to February 2020), Comerica Incorporated and Comerica Bank.

Cassandra M. McKinney, EVP, Retail Bank
Executive Officer since April 2020
Ms. McKinney, 60, has been Executive Vice President, Retail Bank, Comerica Incorporated and Comerica Bank (since April 1, 2020); and Senior Vice President, Retail Bank (since 2005), Comerica Bank.

Christine M. Moore, EVP and General Auditor
Executive Officer since 2016
Ms. Moore, 58, has been Executive Vice President (since July 2016), General Auditor (since May 2016), Senior Vice President (January 2007 to July 2016), Deputy General Auditor (September 2013 to May 2016), and Audit Director (January 2007 to September 2013), Comerica Incorporated and Comerica Bank.

Jay K. Oberg, EVP and Chief Risk Officer
Executive Officer since 2019
Mr. Oberg, 51, has been Chief Risk Officer (since January 2019), Executive Vice President (since January 2017), and Senior Vice President (October 2007 to January 2017), Comerica Incorporated and Comerica Bank.

Mauricio A. Ortiz, SVP and CAO
Executive Officer since 2018
Mr. Ortiz, 42, has been Chief Accounting Officer (since January 2018), Senior Vice President (since February 2015), Assistant Controller (February 2015 to January 2018) and Vice President, Accounting Policy and Research (July 2011 to February 2015), Comerica Incorporated and Comerica Bank.

Peter L. Sefzik, EVP, Commercial Bank
Executive Officer from 2015-2018 and May 2019- Present
Mr. Sefzik, 45, has been Executive Vice President, Commercial Bank (since July 2018), Comerica Incorporated and Comerica Bank; Executive Vice President (September 2015 to July 2018), Comerica Incorporated; President — Texas Market (September 2015 to July 2018) and Senior Vice President (April 2010 to September 2015), Comerica Bank.

James H. Weber, EVP and Chief Experience Officer
Executive Officer since 2019
Mr. Weber, 58, has been Chief Experience Officer (since January 2020), Executive Vice President (since February 2012) and Chief Marketing Officer (February 2012 to January 2020); and Senior Vice President, Corporate Marketing and Communications (July 2007 to February 2012), Comerica Incorporated.

PROPOSAL III SUBMITTED FOR YOUR VOTE

APPROVAL OF A NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote "FOR"
the proposal set forth below.

Executive Compensation

The Governance, Compensation and Nominating Committee (the "Committee") annually reviews Comerica's compensation programs to ensure that they demonstrate a strong pay-for-performance link, reflect good governance and are consistent with appropriate industry practices. These programs are described in the "Compensation Discussion and Analysis" section, the compensation tables and the related narrative discussion. As outlined in the "Compensation Discussion and Analysis" section, our compensation programs are structured to align the interests of our executives with the interests of our shareholders, to attract, retain and motivate superior executive talent; to provide a competitive advantage within the banking industry; to create a framework that delivers pay commensurate with financial results over the short and long-term; and to reduce incentives for unnecessary and excessive risk-taking.

The Board strongly supports Comerica's executive pay practices and, as required pursuant to Section 14A of the Securities Exchange Act of 1934, asks shareholders to support its executive compensation program by approving the following resolution:

  RESOLVED, that the shareholders of Comerica Incorporated approve, on an advisory basis, the compensation of Comerica's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and Section 14(a) of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Governance, Compensation and Nominating Committee will take into account the outcome of the vote when considering future executive compensation arrangements. As required pursuant to Section 14A of the Securities Exchange Act, the Board has determined to hold an advisory vote on executive compensation every year until our shareholders vote again on the frequency of this advisory vote. Accordingly, shareholders will have the ability to vote again on our executive compensation next year at our 2022 Annual Meeting of Shareholders. Additionally, our shareholders will have the ability to vote on the frequency of the advisory vote (every one, two or three years) at our 2023 Annual Meeting of Shareholders.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2020 Compensation Highlights

Management and the Governance, Compensation and Nominating Committee (the "Committee") of the Board of Directors met eight times during 2020, including two special meetings called for the purpose of discussing the unprecedented challenges posed by the COVID-19 pandemic. In particular, the Committee discussed impacts on Comerica's financial plan and performance, potential strategies to appropriately assess 2020 performance, the retention of talent, and potential changes to incentive programs for 2021. In total, senior members of management met with Ms. Kane, the Committee Chair, either formally or informally at least twice a quarter. The CEO had individual updates with each member of the Committee at least quarterly in addition to any Committee meetings.

The 2020 financial plan was established at the beginning of the year, prior to the escalation of the pandemic and the resulting rapid decrease in interest rates. After robust discussion, and despite the highly unusual circumstances, the Committee determined not to make any changes to the 2020 annual cash incentive plan awards for the senior leadership team or to any outstanding long-term performance awards (SELTPP) (2018-2020, 2019-2021 and 2020-2022 performance periods), including with respect to performance goals, due to the COVID-19 pandemic.

Because of the ongoing uncertainty of COVID-19, management and the Committee worked throughout 2020 to thoughtfully plan the 2021 senior executive programs. Changes incorporate additional performance metrics, heavier weighting on relative performance, and lower funding at threshold performance levels. These changes are detailed in the section titled "Looking Forward — 2021 Compensation Design Changes".

2020 Named Executive Officers

For 2020, Comerica's named executive officers ("NEOs") were as follows:

Named Executive Officers

Curtis C. Farmer	Chairman, President and Chief Executive Officer

James J. Herzog(1)	Executive Vice President and Chief Financial Officer(1)

J. McGregor Carr	Executive Vice President, Wealth Management

Megan D. Crespi	Executive Vice President and Chief Enterprise Technology & Operations Services Officer

John D. Buchanan	Executive Vice President, Chief Legal Officer, and Corporate Secretary

(1)
Mr. Herzog was promoted to this role in February 2020. He served as Executive Vice President, Treasurer and Interim Chief Financial Officer from September 2019 until February 2020.

Shareholder Outreach & Compensation Philosophy

SHAREHOLDER OUTREACH

Shareholder outreach is an integral part of Comerica's business practices, as shareholders provide insight on a variety of topics, including operations, governance and compensation. In addition to discussing industry matters and Comerica's performance, we receive feedback frequently from our investors at investor conferences, in which we participate at least quarterly, and during one-on-one visits with investors held either in-person or virtually. Comerica regularly solicits input from shareholders specifically aimed at supporting an ongoing dialogue to address governance, compensation, environmental and social issues and other topics of interest.

During 2020, as is our customary practice, we reached out to our top 25 shareholders, who collectively hold approximately 55% of our shares, as well as a number of additional shareholders who expressed an interest in providing feedback or who had provided feedback in the past.

Approximately 95% of our shareholders voted for our 2020 "Say On Pay" proposal. We considered this strong shareholder support for our executive compensation and governance programs. Shareholder support has been above 90% for the last four years. Accordingly, the Committee believes that our compensation programs meet our objectives — ensuring the compensation programs demonstrate a strong pay-for-performance linkage, reflect good governance and are consistent with appropriate industry practices. Keeping with those principles, the Committee did evolve the structure of our plans for 2021 to provide a more robust view of performance and align both short and long-term objectives. For additional details please see pages 53-56.

COMPENSATION PHILOSOPHY

We use our executive compensation programs to align the interests of executive officers with the interests of our shareholders. Our programs are designed to attract, retain and motivate leadership to sustain our competitive advantage in the financial sector, and to provide a framework that encourages outstanding financial results and shareholder returns over the long-term. We generally strive to set target compensation opportunities near the median of our peer group, with actual payouts in respect of variable compensation dependent on performance. We utilize a mix of variable compensation programs that measure long-term and short-term results with rewards delivered in cash and shares of Comerica's stock. This balanced approach towards compensation supports our business strategies, aligns with our pay-for-performance philosophy, and is reinforced through sound compensation governance to mitigate excessive risk.

What We Do Have:	What We Don't Have:

• Clawback policy in addition to Sarbanes-Oxley requirements	• Employment agreements

• Forfeiture provisions which the Committee can utilize in the event of adverse risk outcomes to cancel all or part of outstanding, unvested stock awards	• Excise tax gross-up payments for current change of control agreements entered into after 2008 and will not include this provision in future agreements

• Carefully-considered risk management process, including the use of compensation that vests over multiple time periods based on a variety of performance metrics	• Modified single-trigger severance for change of control agreements entered into after 2008 and will not include this provision in future agreements

• Robust stock ownership guidelines for senior executives and the Board of Directors. The CEO is expected to own 6X his salary and the other NEOs 3X; directors have a 5,000-share holding expectation	• Repricing or replacing of underwater stock options or SARs without shareholder approval

• Post vesting holding requirement for directors. Vested restricted stock units are settled in Comerica Common Stock on the first anniversary of the director's separation of service from the Board	• Pledging or hedging shares by employees or directors is prohibited

• Minimum vesting requirement for at least 95% of equity incentive plan awards	• Non-independent directors on the compensation committee: the entire Committee meets SEC and NYSE independence requirements

• Independent compensation consultant who works solely for the Committee and performs no other work for Comerica

• Negative discretion which the Committee can utilize in determining incentive funding or award determinations

ROLES AND RESPONSIBILITIES

Role of the Compensation Committee:

The Committee is responsible for overseeing the development and administration of our compensation programs, is comprised of independent directors, and reviews and approves all aspects of our executive compensation programs. To aid the Committee in satisfying its responsibilities, the Committee has retained Frederic W. Cook & Co. Inc., ("FW Cook") to act as its independent consultant. FW Cook reports directly to the Committee and performs no other work for Comerica. Each year the Committee undertakes an evaluation of FW Cook's primary representative regarding advice and counsel, quality and accuracy of data and information provided, and overall service. Following such review in 2020, the relationship was extended through July 2021.

Prior to entering into its most recent engagement of FW Cook in 2020, the Committee analyzed if hiring FW Cook would raise a conflict of interest. The Committee performed this analysis by taking into consideration the following factors:

  •
  Any other services provided to Comerica by FW Cook
  •
  The amount of fees FW Cook received from Comerica as a percentage of FW Cook's total revenue
  •
  Policies and procedures FW Cook utilizes to prevent conflicts of interest
  •
  Any business or personal relationship of the individual compensation advisor of FW Cook with any member of the Committee or an executive officer of Comerica
  •
  Any Comerica stock owned by FW Cook or the Committee's individual advisor
  •
  Any business or personal relationship of FW Cook with an executive officer of Comerica

With respect to the Committee's evaluation of FW Cook's independence, Comerica did not pay any fees to FW Cook in 2020 other than in connection with work performed for the Committee. During the analysis, FW Cook's primary representative to the Committee indicated that fees paid annually to FW Cook by Comerica are less than 1% of FW Cook's annual consolidated total revenue. He also discussed with the Committee various policies developed by FW Cook to safeguard the independence of the compensation advice it provides; indicated that he has no personal or business relationship with Committee members or executive officers at Comerica; indicated that he is not aware of any personal or business relationship between Comerica's executive officers and FW Cook; and indicated that neither he nor his immediate family members own any Comerica shares. The Committee determined, based on its analysis of the above factors that the work of FW Cook and the individual compensation advisors employed by FW Cook as compensation consultants to the Committee has not presented any conflict of interest.

Role of the Independent Compensation Consultant:

  •
  Attends Committee meetings
  •
  Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advises on plans or practices that may improve effectiveness
  •
  Furnishes the Committee with peer compensation data on the NEOs and non-employee directors to provide independent recommendation on compensation
  •
  Reviews the Compensation Discussion and Analysis section of the proxy statement
  •
  Evaluates the programs in light of regulatory expectations and provides feedback to the Committee
  •
  Helps the Committee ensure programs align executives with shareholders' interests

The compensation consultant does not separately meet with the CEO or discuss with the CEO any aspect of his compensation.

The Committee may consult with its independent compensation consultant as described above; however, the Committee uses its own judgment in making final decisions regarding the compensation paid to our executive officers.

Role of the CEO:

  •
  Provides compensation recommendations on the other NEOs and other members of the leadership team. The CEO leverages our internal compensation staff, led by our Chief Human Resources Officer, to aid in determining compensation recommendations
  •
  Assesses the corporate contribution and individual performance of each of his direct reports
  •
  Meets privately in executive session with the Committee to discuss talent management
  •
  Does not play a role in determining his own compensation.

PEER GROUP AND BENCHMARKING

The Committee utilized the following peer group to evaluate and understand market pay levels and practices among similarly situated financial institutions. To determine the peer group, the top 50 U.S. financial institutions based on asset size were reviewed using a variety of financial metrics (assets, revenue, net income, and market capitalization), business models, geographic locations and competition for talent. The same peer group is used in making financial comparisons for purposes of investor presentations. FW Cook provides feedback on the construct of the peer group.

For 2020, Citizens Financial Group, Inc. and Synovus Financial Corporation were added to the peer group to replace BB&T Corporation and SunTrust Banks, Inc. due to their merger.

2020 Peer Group
• BOK Financial Corp.	• KeyCorp
• Citizens Financial Group, Inc.	• M&T Bank Corp.
• Cullen/Frost Bankers, Inc.	• Regions Financial Corp.
• Fifth Third Bancorp	• Synovus Financial Corporation
• First Horizon National Corp.	• Zions Bancorporation
• Huntington Bancshares Inc.

FW Cook annually generates a compensation analysis for the Committee based on our peer group's proxy data. Recognizing that peers may be bigger or smaller than Comerica, and that officer positions listed in the proxy vary from company to company, FW Cook's data is used only as a general indicator of compensation trends and pay levels and is not used to set specific compensation levels for the CEO or the other NEOs. The Committee reviews individual and company performance, historical compensation, as well as the scope of each position, to determine total compensation for the NEOs. We strive to be at the median of the marketplace on all elements of total compensation and expect variable compensation to increase or decrease relative to the median based on performance. Once total compensation targets are established, they are reviewed in relation to the market data to ensure they are both appropriate and competitive.

Additionally, on an annual basis, Comerica purchases several standard surveys from compensation specialists to evaluate compensation for our broader executive group and other employee positions.

Compensation Elements & 2020 Pay Actions

PAY MIX ALLOCATION

Our pay mix allocation is heavily weighted towards variable compensation or "pay-for-performance." Placing more emphasis on pay-for-performance helps to incentivize and reward long-term value creation, which aligns with shareholder interests. This is evidenced by the fact that 82% of our CEO's total target direct compensation opportunity is variable or "at-risk."

Our executives' total compensation is comprised of three primary elements: base salary, a short-term incentive and long-term incentives. The long-term incentives consist of SELTPP units, RSUs and stock options. The emphasis on variable compensation is illustrated below.

BASE SALARY

Base salary is used to compete in the market for talent and forms the foundation for our other reward vehicles. We provide competitive base salaries to our NEOs in recognition of their responsibilities. In addition to benchmark data, we consider the NEO's performance, experience, time in the position, contribution and internal parity. In determining if an adjustment should be made during our annual merit cycle, the CEO and Committee primarily consider the NEO's performance against the prior year's goals, along with any changes in responsibilities. To promote a performance culture, increases are not automatic or guaranteed.

The Committee approved base salary increases for the NEOs hired prior to 2020, which were effective February 2020. Salary increases at the beginning of the year included a standard merit increase and also recognized individual performance, experience, criticality of the position and market data.

Over his 12-year tenure with Comerica Mr. Farmer has held various leadership roles, giving him breadth of knowledge and allowing for a smooth transition into the role of Chairman at the beginning of 2020. The transition was planned well in advance and occurred over most of 2019, allowing Mr. Farmer access to the former CEO and Chairman's knowledge and experience. In addition, Comerica's Board of Directors are each experienced business leaders with a strong understanding of Comerica's business practices. Mr. Farmer's salary includes a promotional increase for assuming the Chairman title.

Mr. Herzog received an increase in his base salary upon his promotion to the role of Chief Financial Officer in February 2020. Mr. Buchanan received an ordinary course merit increase in base salary in February 2020. Mr. Carr and Ms. Crespi's base salaries were set upon their hire in March 2020.

Name	Base Salary as of 1/1/2020	Base Salary as of 12/31/2020	% Increase	Notes

Mr. Farmer	$900,000	$975,000	8.3%	Became Chairman (in addition to being CEO) in January 2020 and to better align with market

Mr. Herzog	$360,000	$525,000	45.8%	Includes promotion to CFO in February 2020

Mr. Carr	N/A	$535,000	N/A	Salary at hire in March 2020

Ms. Crespi	N/A	$500,000	N/A	Salary at hire in March 2020

Mr. Buchanan	$633,000	$648,825	2.5%	Merit increase

INCENTIVE COMPENSATION

A summary of the incentive compensation designs is provided in the chart below.

SUMMARY OF 2020 INCENTIVE COMPENSATION

Short-Term	Long-Term

AEI	SELTPP	Stock Option	RSU

Cash Performance Program	Equity Performance Program	Equity Incentive	Equity Incentive

1-year Measurement Period (2020)	3-year Prospective Measurement Period (2020 – 2022)	4-year Vesting Schedule	5-year Vesting Schedule

Absolute EPS Excluding Non-Performance Items (75%)	Absolute ROCE Excluding Non-Performance Items	Exercise price is set to the closing price on the date of grant

Absolute ROA Excluding Non-Performance Items (25%)	Relative TSR – negative modifier

These programs:

  •
  Utilize differing key metrics that align with financial performance and measure varying time horizons, providing a broader performance assessment
  •
  Combine absolute performance measures and a negative relative TSR modifier to align executives' interests with shareholders
  •
  Incorporate shareholder feedback
  •
  Align with regulatory expectations
  •
  Are subject to our clawback policy and, with respect to the equity awards, our forfeiture provisions

ANNUAL EXECUTIVE INCENTIVE (SHORT-TERM CASH INCENTIVE)

The NEOs, along with other senior leaders within the organization (approximately 325), participate in the AEI. The AEI is awarded pursuant to Comerica's shareholder-approved Management Incentive Plan ("MIP"). This program measures Comerica's absolute performance for one-year earnings per share ("EPS") excluding non-performance items ("MIP EPS") and return on average assets ("ROA") excluding non-performance items ("MIP ROA") against internal goals. We selected these metrics because they are commonly used by investors and analysts to evaluate a financial institution's performance. In addition, unlike other metrics that may be calculated differently, these metrics have a generally prescribed formula that may be easily validated. We believe the use of measures that are well understood, transparent and based on the audited financial results of Comerica are the foundation of a responsible incentive program that rewards performance without encouraging participants to take excessive risk.

Each year, Comerica undertakes a robust planning process to identify areas of opportunity from both a revenue and expense standpoint. Several factors are considered, such as strategic initiatives, shareholder expectations, the current economic environment and potential regulatory changes. Utilizing these factors, the Committee sets internal financial goals for the performance awards at the beginning of the year that are balanced, in that they require rigor and focus to achieve, but that do not incent excessive risk-taking. Factors such as prior year performance, the forecasted economic and regulatory environment and strategic initiatives are all considered when establishing target performance.

Metrics: • MIP EPS versus goal – weighted 75% • MIP ROA versus goal – weighted 25% Measurement Period: • One-year prospective
Corporate Funding: • Below 75% of goal = no funding • 75% of goal = threshold funding (50%) • 100% of goal = target funding (100%) • 125% of goal = maximum funding (200%)
• Funding increases by 4% for every 1% of achievement above target performance and decreases 2% for every 1% below target performance.

Individual incentive targets:

Each senior officer has an individual incentive target determined by the Committee that is applied to the corporate funding and the senior officer's base salary to calculate individual funding:

Level	Target	Maximum

CEO	125%	250%
CFO	90%	180%
Other NEOs	80%	160%

Individual awards may differ from the amount determined by the program formula, as they are ultimately based on each NEO's performance. To help evaluate individual performance and determine each NEO's award, performance assessments are utilized. The Committee evaluates the CEO's individual performance based on accomplishment of key priorities, leadership, community involvement and overall performance of the Company.

2020 AEI Goals

EPS is calculated based on net income attributed or allocated to common shares, and ROA is calculated based on net income. For AEI targets, the net income measures use net charge-offs in lieu of provision expense. Additionally, the after-tax impact of any adjustments related to a change in accounting principle, results from discontinued operations, merger/acquisition charges, changes in the corporate tax rate and restructuring charges incurred during the year, if applicable, are added back to reported net income available to common shareholders and net income to determine MIP EPS and MIP ROA, respectively. For the awards made with respect to performance periods ending December 31, 2020, the use of net charge-offs in lieu of provision expense in calculating net income and net income attributed or allocated to common shares increased both measures by $263 million (after-tax).

2020 MIP EPS and MIP ROA were set in January 2020, prior to the escalation of the COVID-19 pandemic, but following interest rate declines in 2019, resulting in a goal that was lower than 2019, but still robust. Comerica's historical practice when setting annual goals was not to forecast interest rate changes into the planning process. Actions taken by the Federal Reserve in response to COVID-19, coupled with the economic shut-down, hindered Comerica's performance against goal.

The Committee met several times to discuss how to assess performance during 2020, given the unique challenges of the year and Comerica's progress against planned performance. Ultimately, management recommended, and the Committee decided, not to make any adjustments to the AEI payout for the senior leadership team, which resulted in funding at 54% of target.

The table below outlines the MIP EPS and MIP ROA goals set at the beginning of 2020 and the achievement against plan.

2020 Annual Corporate Performance

Metric	CMA Goal	CMA Actual Performance	Achievement
MIP EPS	$6.53	$5.14	79%
MIP ROA	1.29%	0.91%	71%
Total Weighted Achievement			77%
Total Funding as a Percent of Target			54%

Funding Percentage Calculation

Each NEO had a target opportunity under the 2020 AEI expressed as a percentage of base salary. Mr. Farmer's award was determined by the Committee utilizing the corporate funding level as the baseline as well as an assessment of his performance against objectives laid out at the beginning of the year, along with his leadership response to COVID.

For the other NEOs, the Committee determined individual AEI awards utilizing the corporate funding amount achieved based on corporate results outlined above, followed by an assessment of individual performance, including feedback from the CEO.

  Curtis C. Farmer – Performance Highlights

    •
    Responded to the COVID crisis by implementing Comerica's programs to support both communities and colleagues:

    o
    Funded $3.9 billion of PPP loans.

    o
    Provided customer assistance in the form of waiver of overdraft balances to ensure customers received the full amount of consumer stimulus payments and considered loan deferrals and fee waivers as appropriate.

    o
    Granted stipends to help cover unexpected dependent- and elder-care costs, as well as no-cost health care benefits pertaining to COVID-19 and free telehealth visits for colleagues.

    o
    Colleagues whose functions required them to be physically present were eligible for additional "Promise Pay."

    •
    Executed key leadership transitions due to retirements of executive officers and developed strong working relationships within the Management Executive Committee.

    •
    Expanded interaction with key stakeholders (regulators, investors and customers).

    •
    Supported and sponsored social justice, diversity and inclusion activities across the organization and within the communities Comerica serves.

    •
    Managed treasury strategies around capital and liquidity.

    •
    Developed and executed strategic initiatives to drive financial results and evolve technology.

  James J. Herzog – Performance Highlights

    •
    Executed the capital plan and liquidity management, including successful preferred stock issuance.

    •
    Ensured maintenance of appropriate levels of capital and liquidity through the pandemic.

    •
    Oversaw the transition to CECL loan loss reserve standard in a challenging economic year.

    •
    Collaborated on the development of short and long-term financial plans.

    •
    Supported diversity, inclusion and volunteer activities throughout the organization.

    •
    Developed stronger relationships with shareholders and the investment community, including increased outreach as the pandemic took hold.

    •
    Continued focus on talent development across the Finance Department.

    •
    Worked with business leaders to balance expense control and infrastructure investment.

    •
    Maintained focus on supplier diversity and sustainability goals, supporting Comerica's achievement of several sustainability milestones in 2020.

    •
    Transitioned fully into the CFO role.

  John D. Buchanan – Performance Highlights

    •
    Advised on legal and regulatory aspects of the PPP and other COVID responses.

    •
    Administered governance matters for the Board of Directors and Board Committees.

    •
    Supported Comerica's 2020 priorities around revenue growth, customer experience, operational excellence, talent management and risk management.

    •
    Provided counsel and input regarding regulatory matters as well as litigation issues.

    •
    Demonstrated leadership within the department and across the organization as well as supported Comerica's diversity and inclusion goals.

    •
    Directed legal affairs in all areas, including legal compliance with federal and state laws, rules and regulations.

    •
    Achieved 2020 department financial goals.

    •
    Appropriately managed risk and provided guidance across the organization.

  J. McGregor Carr – Performance Highlights

    •
    Successfully transitioned into the Executive Director of Wealth Management position and effectively led the Wealth Management team through the pandemic.

    •
    Executed team-based approach to identify growth opportunities and accelerated activity for the 1849 program.

    •
    Expanded Institutional Trust product offerings.

    •
    Supported diversity, inclusion and social justice activities throughout the organization.

    •
    Provided key insights in establishing Comerica's 2021 priorities and strategic initiatives.

    •
    Collaborated with other lines of business to expand customer relationships.

    •
    Achieved 2020 department financial goals.

    •
    Appropriately managed risk and provided guidance across the organization.

  Megan D. Crespi – Performance Highlights

    •
    Successfully transitioned into the Chief Enterprise Technology & Operations Services role.

    •
    Played a critical role in the execution of the PPP by enabling automation.

    •
    Focused on executing key technology programs, including digital transformation, payment platform enhancements, expanded use of automation and improved data analytics.

    •
    Collaborated with other lines of business to drive results.

    •
    Helped develop Comerica's Return to Office plan for post pandemic.

    •
    Supported social impact goals through volunteerism and supplier diversity.

    •
    Strengthened human capital by executing against employee engagement goals.

    •
    Expanded capabilities via talent development and attracting talent for key positions within her business unit.

Based on evaluations of the foregoing individual factors, the Committee approved the NEOs' AEI awards at the full corporate funding amounts, which equates to 54% of target funding. The

Committee has the ability to use negative discretion to further reduce the awards below target based on individual performance but did not do so in 2020.

2020 AEI Program Awards(1)

	Individual Award	Individual Target as a Percent of Base	Individual Award as a Percent of Target

Mr. Farmer	$658,125	125.0%	54%

Mr. Herzog	$255,150	90.0%	54%

Mr. Carr(1)	$192,600	80.0%	54%

Ms. Crespi(1)	$162,000	80.0%	54%

Mr. Buchanan	$280,292	80.0%	54%

(1)
Mr. Carr's and Ms. Crespi's targets are pro-rated using the normal AEI targets associated with each of the positions held during the year.

LONG-TERM INCENTIVES

Comerica compensates the NEOs with a mix of equity vehicles composed of stock options, RSUs and SELTPP units.

Overall, our long-term incentives emphasize performance-based awards, as you can see in the chart below.

Stock Options

Stock options align management with shareholders by providing value only if Comerica's stock price increases. We grant non-qualified stock options that vest 25% per year over four years and have a term of 10 years. The exercise price is based on Comerica's closing stock price on the date of grant.

RSUs

RSUs are utilized to provide balance to our total compensation program and help build long-term value that is realized with continued employment. RSUs comprise 25% of the equity awards. The shares vest 50% in year three, 25% in year four and 25% in year five for all awardees.

SELTPP

The SELTPP is a forward-looking equity performance program. The awards are full value awards that are subject to robust performance measures.

Metrics:

•

Comerica's average return on common equity ("ROCE") excluding certain non-performance items ("SELTPP ROCE") versus goal. For years impacted by CECL (as defined below), SELTPP ROCE is calculated utilizing net charge-offs instead of provision for credit losses.

•

Relative TSR modifier.

  In order to establish the three-year SELTPP ROCE, Comerica's Finance and Human Resources departments work together to model several possible performance outcomes based on various economic and operating factors. The results of this modeling are analyzed to set a goal which can be achieved with solid, sustained performance over the measurement period. Utilizing this analysis, the Committee establishes the performance goal for the three-year measurement period. The targets represent strong, yet achievable levels of performance based on current information available and various future scenarios.

  TSR, measured against the KBW Bank Index, acts as a negative modifier that can reduce the payout percentage. TSR performance cannot increase the payout percentage.

  Measurement Period:

    •
    Three-year prospective.

  Target Awards:

    •
    Target awards are granted at the beginning of the measurement period.
    •
    A payout percentage will be calculated based on Comerica's long-term SELTPP ROCE versus the goal.
    •
    The SELTPP ROCE calculated payout percentage will be reduced by 10 percentage points if Comerica's three-year TSR ranks in the bottom quartile of the KBW Bank Index.

  Key Features:

    •
    50% of the target award will be distributed at threshold performance.
    •
    100% of the target award will be distributed if the SELTPP ROCE goal is achieved.
    •
    150% of the target award will be delivered at maximum performance.
    •
    The TSR modifier can reduce the award but cannot increase the award.
    •
    If threshold SELTPP ROCE performance is not achieved, the target award is forfeited.
    •
    The same payout percentage will be applied to the dividends that accrue over the measurement period. Dividends will be paid out in cash at settlement for the shares underlying the vested portion of the award.
    •
    The awards are settled in shares of Comerica stock at the end of the performance period.

  If threshold SELTPP ROCE performance is not achieved, the target SELTPP award is forfeited.

2020 Long-Term Incentive Awards

2020 equity grants, which were made in January 2020, are composed of SELTPP units (65%), RSUs (25%) and stock options (10%). A substantial portion of the total grant amount is subject to robust performance measures, and the value that is ultimately earned by the NEOs is contingent on both corporate performance and stock price. The target award for each individual was determined based on the NEO's position, experience, contribution and internal parity, as well as competitiveness of equity values compared to market data compiled by the Committee's independent compensation consultant. Equity values are reviewed on the basis of both their monetary value and as a percentage of salary.

The Committee may reduce any executive's target award if it deems it appropriate.

2020 Grants

NEO	Stock Option Grant	Restricted Stock Grant	SELTPP Grant (Target)	Total Equity Grant Value

Mr. Farmer	$326,141	$812,425	$2,050,151	$3,188,716

Mr. Herzog	$80,093	$200,123	$504,806	$785,022

Mr. Carr(1)	$62,606	$156,551	$394,853	$614,010

Ms. Crespi(1)	$58,486	$646,153	$369,001	$1,073,639

Mr. Buchanan	$74,336	$185,030	$467,336	$726,702

(1)
Mr. Carr's and Ms. Crespi's awards consist of their new hire awards.

SELTPP Units for the Performance Period Ended December 31, 2020

The Committee determined not to make any changes to outstanding SELTPP awards (2018-2020, 2019-2021 and 2020-2022 performance periods) due to COVID-19, as these are multi-year awards.

SELTPP units granted in 2018 were eligible to vest based on Comerica's SELTPP ROCE over a three-year period (2018-2020) relative to a goal SELTPP ROCE established at the beginning of the performance period. As shown in the table below, the approved payout was 112% of target, reflecting two strong years of ROCE performance (2018 and 2019) and lower ROCE in 2020 given the challenges brought on by the pandemic, as well as the impact of the TSR modifier. The Committee did not make any adjustments to the 2018-2020 SELTPP cycle outside of the pre-established non-performance items set at the beginning of the performance period.

2018—2020 SELTPP Performance

Metric	Target	Actual Achievement	Payout as a % of Target Award	Negative Modifier Applied
3 Year Average ROCE Excluding Non-Performance Items	12.0%	14.15%	112.0%
TSR Modifier		4th Quartile		Yes

2018-2020 SELTPP Award Vesting(1)

	2018 Target Award	Performance Adjusted Shares Distributed

Mr. Farmer	10,235	11,463

Mr. Herzog	1,880	2,105

Mr. Buchanan	4,735	5,303

(1)
Mr. Carr and Ms. Crespi joined Comerica in 2020, making them ineligible for an award under the 2018 SELTPP.

SELTPP Performance Targets

Performance targets for the SELTPP are reset each year after robust discussion based on the interest rate environment, in combination with expectations for other key performance factors, such as revenue generation, loan and deposit growth, expense management, economic outlook and credit quality. While SELTPP targets increased substantially for the 2019 performance period, the target was lowered in 2020. Comerica's business model is sensitive to interest rate movements, and the Federal Reserve began reducing its benchmark rates in 2019 (25 basis point reductions in each of August, September and October 2019). Following the 2020 grant, in March 2020, the Federal Reserve dramatically cut rates 150 basis points in response to the challenging operating environment due to COVID. In light of 2020 challenges and the current economic environment, the entire SELTPP award granted in 2019 is at risk of being forfeited.

SELTPP ROCE Targets for Outstanding Grants

	2018-2020 Performance Period	2019-2021 Performance Period	2020-2022 Performance Period

Target	12.0%	17.0%	12.0%

Threshold	8.0%	13.0%	8.0%

Target Range	11.0%-13.0%	16.0%-18.0%	11.0%-13.0%

Maximum	16.0%	21.0%	18.0%

TSR Modifier	–10% for bottom quartile	–10% for bottom quartile	–10% for bottom quartile

Performance targets are not intended to be predictions of future events or other forms of forward-looking statements and should not be relied upon for any purpose outside the context of this Compensation Discussion and Analysis.

ROCE is calculated based on net income. For SELTPP targets, the net income measure uses net charge-offs in lieu of provision for years impacted by the Current Expected Credit Loss model, or CECL. Additionally, the after-tax impact of any adjustments related to a change in accounting principle, results from discontinued operations, merger/acquisition charges, changes in the corporate tax rate and restructuring charges incurred during the year, if applicable, are added back to reported net income to determine SELTPP ROCE. One-year computations are completed and averaged over the three-year performance period to determine SELTPP ROCE over a three-year period. For the awards made with respect to performance periods ending December 31, 2020, adjustments of $41 million (after-tax) were made to Comerica's 2018 ROCE, for restructuring charges related to GEAR Up, and the use of net charge-offs in lieu of provision expense increased 2020 net income by $263 million (after-tax).

OTHER BENEFITS PROGRAMS AND COMPENSATION

Comerica offers its employees customary health, welfare and retirement benefit programs typical at most companies. These include healthcare, life insurance, disability, dental, vision and relocation benefits, as well as an employee stock purchase program and retirement programs.

Employee Stock Purchase Plan

Employees can participate in an Employee Stock Purchase Plan ("ESPP"), which provides participants a convenient and affordable way to purchase shares of Comerica Common Stock without being charged a brokerage fee. Comerica provides a match on qualifying contributions, provided the employee does not make any withdrawals during the applicable time period. Employees can receive a 15% quarterly match and a 5% annual match, with total match dollars capped at

$5,000 per employee per year. This encourages stock ownership for all colleagues. A new ESPP plan is being presented for shareholder approval at the 2021 Annual Meeting. See "Proposal V Submitted for your Vote — Approval of the Comerica Incorporated 2021 Employee Stock Purchase Plan" for more details.

Relocation Assistance

Comerica's relocation policy provides benefits to many employees at various levels within the organization when they are asked by the Company to relocate or as an inducement to join the Company. Such benefits may include: pre-commitment visits, miscellaneous expense allowances, tax assistance, home sale assistance, closing costs on a home sale and a home purchase, home buyout assistance, home sale incentives of up to $50,000 of employee losses on the sale of homes, home finding trips, household goods shipping, temporary living expenses, duplicate housing expenses and final trip expenses, as applicable. Home buyout assistance is offered if an employee is unable to sell his or her home after marketing the home for 90 days. The relocation policy includes a clawback provision that requires the employee to reimburse Comerica for all or part of the relocation expenses if the employee terminates voluntarily or is terminated for cause within a specified amount of time after receiving the benefits.

Retirement Benefits

Retirement benefits allow Comerica to attract and retain employees and provide avenues for colleagues to save for retirement. Comerica does not have a mandatory retirement age for its executives; however, certain retirement benefits are tied to the participant's achievement of age and service requirements. See "Potential Payments upon Termination or Change of Control at Fiscal Year-End 2020" for more information.

•
401(k) Plan

Eligible employees can participate in Comerica's 401(k) plan, which includes a 100% match on salary deferrals up to 4% of qualified earnings (up to the IRS compensation limit) and provides immediate vesting of employer matching contributions.

•
Retirement Income Account Plan

Comerica makes a unique investment in colleagues by maintaining an active pension plan. The pension plan and supplemental executive retirement plans available for all eligible colleagues are referred to herein as the Comerica Incorporated Retirement Income Account Plan ("RIA") and the Supplemental Retirement Income Account Plan for Employees of Comerica Incorporated ("SRIA").

Key Features:

  •
  The RIA/SRIA plans are defined benefit cash balance plans that provide eligible participants monthly contribution credit of 3% to 6% of eligible compensation based on the sum of the participant's age and service as shown below.

Age + Service Points	Comerica Contribution

Less than 40	3.0%
40-49	4.0%
50-59	5.0%
60+	6.0%

  •
  Comerica provides a monthly interest credit based on the annual rate of interest for 30-year Treasury securities as of November preceding the applicable plan year, divided by 12. As required by the IRS, the interest rate offered will not be less than 3.79%. The plans cap the interest rate at 8%.

  •
  The SRIA plan provides contribution credits and interest at the same level as the RIA for compensation in excess of the IRS pay cap, which was $285,000 in 2020, and on compensation that is deferred under Comerica's deferred compensation plans.
  •
  Colleagues that participated in the pension plan prior to January 1, 2017 will also receive the frozen benefit accrued under the prior final average pay formula through December 31, 2016.
  •
  For colleagues that were at least age 60 on December 31, 2016, Comerica provides a benefit at retirement that is the greater of the benefits determined under the former pension plan and supplemental executive retirement plans continuing or the benefits under the RIA/SRIA Plans.

For more information on the RIA and the SRIA, please see the "Pension Benefits at Fiscal Year-End 2020" table and accompanying text.

PERQUISITE POLICY

Comerica generally does not provide perquisites to its executive officers. However, in light of the extraordinary circumstances and uncertainty posed by the COVID-19 pandemic, the Committee made an exception to its perquisite policy early in the COVID-19 pandemic and required the CEO to use Comerica's corporate aircraft on a single personal trip. Because of the potential difficulties with social distancing on commercial flights, the exception was made to alleviate the potential negative consequences that Comerica could experience if the CEO were to contract COVID-19. The incremental cost of Mr. Farmer's use of Comerica aircraft for personal travel in 2020 was $21,249. Exceptions were not made for other personal trips later in the year.

LOOKING FORWARD – 2021 COMPENSATION DESIGN CHANGES

The Committee met several times throughout 2020 to review each of our incentive programs, evaluating effectiveness, competitiveness and alignment with corporate and shareholder goals. The Committee determined that the COVID-19 pandemic highlighted Comerica's reliance on a limited number of metrics within the incentive plans, which may not provide a full picture of performance or sufficiently allow Comerica to emphasize strategic initiatives that are intended to drive long-term results. As a result, changes were made to the AEI and long-term incentives. Additional changes may be made to the peer group based on industry consolidation. Details on such changes are provided below.

Peer Group

Since last year's review, one peer, First Horizon National Corp., merged with IberiaBank Corporation, and other transactions have been announced in the industry. The Committee is in the process of reviewing the peer group for 2021.

AEI

While reviewed each year, the current AEI program has been in place and relatively unchanged since 2014. Over the course of 2020, a comprehensive review of the plan design was undertaken to identify changes that would expand the view of performance and allow emphasis of strategic goals. Importantly, as part of this refresh, corporate funding at threshold performance was decreased from 50% of target to 25% of target. This change makes funding decrease faster when the goals are not achieved. The chart below details plan changes approved by the Committee beginning with the 2021 performance period.

Feature	2020 AEI	2021 AEI

Metrics & Weighting	• MIP EPS vs plan / 75% • MIP ROA vs plan / 25%	• MIP EPS vs plan / 65% • Efficiency Ratio (adjusted for non-performance items) vs plan / 15% • Strategic Initiatives / 20%

Measurement Period	One year prospective	One year prospective

Corporate Funding

Below 75% of Goal	No Funding	No Funding

75% of Goal	Threshold Funding of 50%	Threshold Funding of 25%

100% of Goal	Target Funding of 100%	Target Funding of 100%

125% of Goal	Maximum Funding of 200%	Maximum Funding of 200%

Funding Scale	• Increases 4% for every 1% of achievement above Target performance. • Decreases 2% for every 1% below target performance.	• Increases 4% for every 1% of achievement above Target performance. • Decreases 3% for every 1% below target performance.

Performance Goals for the 2021 AEI

•
EPS.  EPS provides a comprehensive view of performance, is a commonly used financial metric and aligns with shareholder value. For the 2021 AEI target, EPS will be measured excluding non-performance items, using net charge-offs in lieu of provision and applying an interest rate collar of 50%. The interest rate collar reduces the volatility in the AEI funding by limiting the positive or negative impact from interest rate movement which is inherent in Comerica's business model, but still captures Comerica's ability to manage interest rate sensitivity to some extent.

•
Efficiency Ratio.  Efficiency ratio, which is replacing return on assets as a plan metric, ensures a focus on expenses and making strategic investments. It is commonly used to assess financial performance and also is transparent. Compared to return on assets, efficiency ratio does not experience the same levels of volatility due to accounting changes in credit reserves or in times of high liquidity, as the U.S. has recently experienced. For the 2021 AEI target, efficiency ratio will be measured excluding non-performance items and applying an interest rate collar of 50%.

•
Strategic Initiatives.   Incorporating strategic initiatives provides a broader view of performance and management's actions to ensure long-term success. Strategic initiatives for 2021 will include items such as human capital measures (i.e., employee engagement and diversity and inclusion) and progress on key business initiatives.

Long-term Incentives

SELTPP:

In 2021, the SELTPP program was redesigned to include relative ROCE metrics in addition to absolute ROCE. The Committee believes the combination of absolute and relative measurements recognizes the need to perform against our absolute goals while also holding management accountable for performance against peers within the banking industry. Absolute ROCE will exclude certain non-performance items and use provision in lieu of net charge-offs in calculating net income to provide a more consistent target (SELTPP ROCE).

The existing relative TSR modifier was expanded to adjust the final payout both positively and negatively. Although the TSR modifier will allow for a positive adjustment to recognize Comerica's outperformance versus peers, the maximum payout under the program remains capped at 150% of target. Relative ROCE and TSR performance will both be measured compared with the KBW Bank Index.

The 2021 SELTPP awards will fund based on a matrix, where the payout will be determined by achievement against both absolute and relative performance targets for three-year average ROCE over the performance period. The same rigor was applied in setting the absolute target so it will be achievable with solid, sustained performance while continuing to enhance shareholder value. However, as the 2021 SELTPP absolute target was determined in January 2021, in a continuing difficult economic backdrop, it is lower than prior years. Absolute SELTPP ROCE will be targeted at 8-10%, with no funding for performance below 3% regardless of relative performance. Additionally, even if Comerica achieves a maximum absolute SELTPP ROCE of 15% but ranks in the last quartile for relative performance, the plan will pay out at 75%. The impact of interest rate changes is capped in the event of a national emergency. The TSR modifier of plus or minus 15 percentage points will be applied following determination of the payout matrix. Regardless of performance, the plan will not fund higher than 150% of target, and the entire award will be forfeited if minimum performance levels are not achieved.

RSU:

Our stock program structure is benchmarked regularly against peers. Comerica has historically been an outlier by having a longer vesting period for our time-based restricted stock units. To better align with market and still keep the retentive nature of the awards, the vesting period was shortened from five years to four years, with 50% of the award vesting in two years after the date of grant and 25% of the award vesting three and four years post grant.

Stock Options:

No changes were made to stock options, but the mix of the equity awards was adjusted.

Mix:

In addition to the longer vesting period for RSUs compared to market, Comerica's performance share program has generally been weighted more heavily than peers. As part of the incentive re-design, the Committee shifted the mix slightly to better align with market. The SELTPP weighting for the NEOs was reduced by 5% to 60%. RSU weighting was increased by 5% to 30% for the NEOs. The stock option weighting at 10% remains unchanged.

Targets:

Target award levels were also reviewed by the Committee to ensure alignment with market practice and internal responsibility for each NEO. Historically, only the CEO and the CFO had a dollar target amount for equity awards while target award values for all other positions were based on a percentage of salary. To allow more flexibility and refinement in establishing pay levels that are aligned to market, the Committee elected to convert from percentage of salary targets to dollar targets for select Executive Vice Presidents (EVP Level II). All 2021 dollar-based targets for NEOs align with the 2020 salary percentage target except for Mr. Herzog. His long-term incentive target was increased to better align with market and continued growth in the CFO role.

2021 Incentive Targets

NEO	Target AEI as a % of Base Salary	Target LTI Value ($)	Notes

Mr. Farmer	135%	$3,250,000	AEI target was increased for 2021 to align with market.

Mr. Herzog	90%	$900,000	LTI target increased for 2021 to align with market and reflect growth in the CFO role.

Mr. Buchanan	80%	$760,000

Mr. Carr	80%	$625,000

Ms. Crespi	80%	$585,000

A summary of the changes is provided in the chart below.

Long-Term Incentive Comparison

SELTPP		RSU		Stock Option

2020 & Prior	2021 & Beyond	2020 & Prior	2021 & Beyond	No Change

Equity Performance Program	Equity Performance Program	Equity Incentive	Equity Incentive	Equity Incentive

3-year Prospective Measurement Period	3-year Prospective Measurement Period	5-year Vesting	4-year Vesting	4-year Vesting Schedule
Absolute SELTPP ROCE	Absolute SELTPP ROCE	50% year 3	50% year 2	Exercise price is set to the closing price on the date of grant
	Relative ROCE Percentile Rank	25% year 4 & 5	25% year 3 & 4
Relative TSR – negative modifier	Relative TSR – positive and negative modifier
60% of NEO Mix	65% of NEO Mix	25% of NEO Mix	30% of NEO Mix	10% of NEO Mix

Other Compensation Practices and Policies

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines that encourage executive vice presidents and above, including the NEOs, to own a significant amount of Comerica stock. The stock ownership guidelines are a multiple of annual base salary. Officers have five years from the time they are named to a senior leadership position to achieve the targeted ownership levels. If, after five years, the individual does not meet the ownership guideline, he/she will be required to retain 50% of all after-tax shares from RSA or RSU vestings or stock option exercises.

Internal Grade Level	Salary Multiple

CEO	6X
EVP (Level II)	3X
EVP (Level I)	2X

Utilizing stock ownership guidelines helps to align leadership with shareholder interests and to reinforce focus on the long-term success of Comerica. For purposes of the stock ownership guidelines, stock ownership includes:

  •
  Unvested shares of time-based restricted stock ("RSAs") or RSUs;
  •
  All shares owned by the senior officer;
  •
  Shares held in trust where the senior officer retains beneficial ownership; and
  •
  Any shares accumulated through employee benefit plans, such as deemed investments in Comerica Common Stock under a deferred compensation plan or 401(k) plan.
  •
  SELTPP units are not counted towards ownership until they are vested and shares become owned by the participant.

Comerica's stock price was unusually volatile during 2020 due to global events, and the average stock price was not reflective of the price range for much of 2020. However, as of December 31, 2020, all NEOs who have held their applicable title for at least five years met their respective salary multiples using Comerica's December 31, 2020 stock price and their respective salaries on that date.

RESTRICTIONS ON HEDGING AND PLEDGING

Comerica has adopted a policy that directors and employees may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that are intended to hedge or offset any decrease in the market value of Comerica's equity securities either granted to the employee or director as part of their compensation or beneficially owned by such director, employee or any of their family members. Employees, officers and directors are also prohibited from holding Comerica's securities in a margin account or pledging Comerica's securities as collateral for a loan.

EMPLOYMENT CONTRACTS AND SEVERANCE OR CHANGE OF CONTROL AGREEMENTS

Change of Control Agreements

Generally, we maintain change of control agreements with our NEOs. Change of control agreements are customary in the banking industry and among our peers and aid us in attracting and retaining executives. The goal of these agreements is to make an executive neutral to any change of control by reducing personal uncertainty. In addition, they encourage continuity in management through the completion of a transaction.

If a change of control of Comerica occurs, each NEO will have a right to continued employment for a period of 30 months from the date of the change of control (the "Employment Period").

If the executive dies or becomes disabled during the Employment Period, the executive or his or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

If Comerica terminates the executive's employment for a reason other than cause or disability, or the executive terminates for good reason during the Employment Period, the agreement provides the following severance benefits ("Change of Control Benefits"):

  •
  any unpaid base salary through the date of termination;
  •
  a proportionate bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the change of control or during the most recently completed fiscal year following the change of control ("highest annual bonus");
  •
  an amount equal to three times the sum of the executive's annual base salary plus the executive's highest annual bonus;
  •
  a payment equal to the excess of: (a) the retirement benefits he or she would receive under Comerica's pension and excess defined benefit plans or RIA/SRIA plans, as applicable, if he or she continued to be employed for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans as of the date of termination;
  •
  provision of health, accident, disability and life insurance benefits for three years after the executive's employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period; and
  •
  outplacement services.

These amounts would be paid in a lump sum with the exception of the health, accident, disability and life insurance benefits and the payment of outplacement services, which would be paid as the expenses were incurred. All payments would be made by Comerica or the surviving entity.

Change of control agreements entered into in 2008 and before included an excise tax benefit and a window period feature. Accordingly, Mr. Farmer would also receive the Change of Control Benefits if he resigned for any reason within the 30 days after the one-year anniversary of the change of control. Additionally, if any payment or benefit to Mr. Farmer under the agreement or otherwise were subject to the excise tax under Section 4999 of the Internal Revenue Code, he would receive an additional payment in an amount sufficient to make him whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) did not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments would be made with respect to the excise tax, and the payments otherwise due to Mr. Farmer would be reduced to an amount necessary to prevent the application of the excise tax. Current change of control agreements entered into after 2008 provide that payments and benefits will be reduced to the amount necessary to prevent the application of the excise tax if such reduction would result in the executive retaining a greater amount on a net after-tax basis than if they were not reduced.

Current agreements entered into after 2008 do not include the excise tax benefit and window period provisions. Furthermore, Comerica will not include these provisions in new agreements going forward.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code generally limits a public company's corporate income tax deduction for compensation to $1 million per year for certain executives. Historically, this limit did not apply to compensation that qualified as "performance-based" and Comerica generally designed its incentive compensation in a manner intended to comply with this exception. On December 22, 2017, with the enactment of the tax reform bill, the performance-based compensation award exception under Section 162(m) was eliminated, and as a result, compensation paid to our NEOs in excess of $1 million may not be deductible.

Despite the change in law, the Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders. Accordingly, the Committee may approve compensatory arrangements (including amendments to existing compensatory arrangements) that provide for non-deductible payments or benefits when it determines that such arrangements are consistent with the Company's business needs and in the best interest of the Company and its shareholders.

Approximately $10.4 million of compensation related to the fiscal year ended December 31, 2020 is non-deductible. For illustrative purposes, if the estimated costs were all disallowed in 2020, at an approximately 21% federal tax rate, the aggregate cost to Comerica associated with the inability to deduct this compensation would be approximately $2.2 million, or approximately $0.02 per share outstanding as of December 31, 2020. The ultimate timing and tax implications may vary.

STOCK GRANTING POLICY

Comerica's stock-based grants are governed by the Stock Granting Policy. In general, the policy states that annual stock-based grants to eligible employees will be made once per year during the first regularly scheduled meeting of the Committee in a calendar year. This meeting typically takes place toward the end of January, and the exercise price of stock options is the closing price of Comerica's stock on the grant date.

The Stock Granting Policy also governs the granting of off-cycle awards. Off-cycle awards include such things as grants to new hires and grants for retention purposes or special recognition. With respect to grants made to newly hired employees by either the Off-Cycle Equity Grant Subcommittee or, in the case of non-executive officers, the CEO, the grant date is typically determined based on their start date with Comerica. Generally, individuals who start employment during the first half of the month will receive their grant on the last day of that month, and individuals who start employment during the last half of the month will receive their grant on the 15th day of the subsequent month. In all cases, the grant date will be adjusted if the prescribed date is not a trading day for the NYSE. The exercise price of stock options is the closing price of Comerica's stock on the grant date. Other off-cycle awards are normally approved at a regularly scheduled meeting of the Committee or a special meeting of the Committee adjacent to a regularly scheduled Board meeting, and the grant date is the date of the Committee meeting. Additionally, the Off-Cycle Equity Grant Subcommittee or, in the case of non-executive officers, the CEO, may make off-cycle option, restricted stock or RSU grants to existing employees for promotions and for retention purposes. Such grants are generally made on the same schedule as new hire grants and may not exceed 15,000 shares per individual per calendar year if made by the Off-Cycle Equity Grant Subcommittee, or 5,000 shares per individual per calendar year if made by the CEO.

CLAWBACK POLICIES

Comerica has the following clawback policies and provisions:

•
Recoupment policy, which was adopted in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act and shareholder feedback. The recoupment policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of certain incentive-based compensation received by any current or former senior or executive officer during the three-year period preceding the date on which the accounting restatement is required. The clawback pertains to any excess income derived by a senior or executive officer based on materially inaccurate accounting statements.

•
Clawback provision of the Sarbanes Oxley Act of 2002, which generally requires our Chief Executive Officer and Chief Financial Officer to reimburse us for any bonus or other incentive- or equity-based compensation and any profits on sales of Comerica stock that they receive within the 12-month period following the issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.
•
Clawback provisions of our equity incentive plan, which provide that the Committee has the express right to cancel a SELTPP unit, stock option, RSA or RSU grant if the Committee determines in good faith that the recipient has engaged in conduct harmful to Comerica, such as having: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) been terminated for cause; (vi) engaged in any activity in competition with our business or the business of any of our subsidiaries or affiliates; or (vii) engaged in conduct that adversely affected Comerica.
•
Forfeiture provisions for our equity incentives to ensure they do not encourage excessive risk-taking. The forfeiture provisions allow for the Committee to cancel all or a portion of any unvested awards (SELTPP units, stock options, RSAs or RSUs) if the participant fails to comply with Comerica policies or procedures, violates any law or regulations, engages in negligent or willful misconduct, engages in activity resulting in a significant or material Sarbanes-Oxley control deficiency or demonstrates poor risk management or lack of judgment in the discharge of Company duties, and such action demonstrates an inadequate sensitivity to the inherent risks of the participant's division and results in or is likely to result in a material impact (financial or reputational) to Comerica.

COMPENSATION POLICIES AND PROCEDURES THAT AFFECT RISK MANAGEMENT

Since 2011, Comerica, similar to other large banking organizations, has been subject to a continuing review of incentive compensation policies and practices by regulatory bodies. In our case, this has included representatives of the Federal Reserve Board, the Federal Reserve Bank of Dallas and the Texas Department of Banking. As part of that review, we have undertaken a thorough analysis of all the incentive compensation programs throughout the organization, the individuals covered by each plan and the risks inherent in each plan's design and implementation. We use incentive compensation plans as part of the total rewards offered to a significant number of employees, as well as our executive officers. In this section, we describe some of our policies regarding use and management of incentive compensation plans, and how we manage risks arising from the use of incentive compensation.

How We Consider Risk When Structuring Incentive Compensation Programs

•
Our Philosophy.  Some risk-taking is an inherent part of operating a business. However, we strive to embed a culture of risk management throughout Comerica. Our compensation programs are designed to encourage prudent risk management and discourage inappropriate risk-taking by utilizing a diverse portfolio of incentive compensation programs and risk balancing mechanisms for our executives and other senior employees that is expected to reward the desired behavior and results.
•
Our Programs.  To appropriately allocate risk, we use different incentives, based on job type. For example, our NEOs and senior officers participate in the MIP, which is the vehicle that provides the AEI. Participating employees generally have broader, Comerica-wide and/or strategic responsibilities. Accordingly, MIP award funding is primarily based on corporate performance. Other employees participate in incentive plans designed to support the business objectives of the line of business in which they reside, such as commission plans that measure sales and customer satisfaction.

How We Identify Potential Risks Arising from Incentive Compensation

•
Through Board Review.  The Committee regularly reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements, and various policies and practices of Comerica that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of Comerica, including the need to attract, retain and motivate top tier talent. In particular, the Committee focuses on the risks associated with the design of each plan, particularly higher risk incentive plans, the mitigation factors that exist for each plan, additional factors that could be considered and an overall risk assessment with respect to the plans. The risks with regard to employee compensation plans are assessed based on the plan design features and financial impact (i.e., the potential award size) of each plan. Plan design features that could increase risk, if not for the presence of mitigating factors, have been identified as follows: uncapped sales commissions, plans with significant maximum payouts, and plans without a link to corporate performance or business line results. FW Cook assists the Committee in assessing risks for senior officer compensation. All of our plans have links to corporate or business line results that allow for funding to be adjusted downward, and our governance procedures ensure awards are reviewed for appropriateness before they are distributed.
•
Through Third-Party Review.  In 2020, Comerica's management leveraged prior reviews by McLagan Partners, Inc., ("McLagan") a nationally known consulting firm, to expand our back-testing of certain non-executive employee compensation plans. The back-testing helps to ensure the plans are working as intended and to help Comerica identify attributes of our incentive plans which may incent excessive risk. The back-testing indicated that the plan design and outcomes were in-line with Comerica's risk appetite and our governance practices were sound. All back-testing and findings were presented to the Committee in 2020.

How We Manage Potential Risks Arising from Incentive Compensation

•
By using internal controls to mitigate business risk.  Internal controls include the following: a clear separation of operation and production/origination roles; having employees in different roles work in concert with one another so that one individual cannot take risky actions independently, and a robust internal audit process to provide oversight.
•
By identifying "risk-taking" employees throughout the organization.  Using the principles articulated in Federal Reserve guidance, Comerica created a systematic methodology to review our entire population based on their job function and specifically considered the inherent risk associated with each position to identify our risk-taking employees. Clear identification of the "risk takers" allows Comerica to ensure their compensation arrangements do not encourage excessive risk-taking.
•
By using risk balancing mechanisms when developing incentive plans and allocating awards.  Several different types of risk balancing mechanisms are employed when designing our incentive compensation plans. The type of mechanism is tailored to the tail risk associated with the objectives of the incentive plan. Some examples of these mechanisms include: clawbacks, performance vesting of compensation, payment deferrals, multi-year performance periods, discretionary judgments, holdbacks and cancellation provisions at the individual and plan level. Overall incentive plan funding calculations are based on business results. The allocation of the resulting incentive pools to specific executives, on the other hand, is based on each such executive's individual performance, pursuant to manager recommendations made in accordance with our Discretion Policy. The Discretion Policy was adopted in 2012 and outlines consistent, methodical and transparent guidelines that incorporate the evaluation of risk behaviors for the use of discretion in determining awards for risk-taking employees.

•
By maintaining a strong governance process to manage employee compensation plans.  We have a Business Unit Incentive Oversight Committee ("BUIOC") comprised of executives who, each year, review and approve incentive plans for non-executive officers. The BUIOC was established by the Committee. Members of our executive steering committee are responsible for reviewing incentive awards and/or award components for risk-taking employees that are based on management discretion, ensuring a robust review of incentive plans from design to payout. In addition, a key risk leader working group identifies risks throughout the organization which could have an impact on incentives. Items identified by this group are shared with the CEO and the Committee as appropriate to consider when reviewing recommended incentive awards. This helps to ensure we are evaluating compensation on a comprehensive basis and in the context of risk outcomes and behaviors.
•
By subjecting incentive compensation to a recoupment (clawback) policy and forfeiture provisions.  The recoupment policy was implemented in 2010 and expanded to cover additional officers in 2016. It is explained more fully on pages 59-60. The forfeiture provisions also are explained more fully on page 60.
•
By using performance measures that include or adjust for risk.  Under the MIP, we use performance metrics that are closely correlated to shareholder return. These implicitly include an important risk focus. Under other incentive plans, we incorporate risk adjustment tools (such as profitability measures, risk ratings, probability of default, etc.), in addition to performance against strategic goals in determining award amounts. Plans generally allow for the cancellation or reduction of funding for unforeseen events that impact the business line's or Comerica's results.
•
By monitoring risk outcomes in the marketplace.  In order to ensure our practices and oversight are strong and to guard against unintended outcomes, we monitor the outcomes of other financial institutions. As issues are identified, our own practices and controls are reviewed to help mitigate risk in our own programs.
•
By establishing a culture averse to aggressive sales practices.  A variety of reviews are conducted, including incentive plans, managerial practices, sales goals and performance metrics to ensure they encourage the development and maintenance of customer relationships.

Based on the factors identified above, we have determined that risks arising from Comerica's employee compensation plans are not reasonably likely to have a material adverse effect on Comerica. Further, it is both the Committee's and management's intent to continue to review our plans and procedures going forward by monitoring regulations and best practices with regard to sound incentive compensation.

Governance, Compensation and Nominating Committee Report

The information contained in the Governance, Compensation And Nominating Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

The Governance, Compensation and Nominating Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in Comerica's proxy statement.

The Governance, Compensation and Nominating Committee

Jacqueline P. Kane, Chairman
Richard G. Lindner
Barbara R. Smith
Nina G. Vaca
Michael G. Van de Ven

February 23, 2021

Compensation Tables

The following table summarizes the compensation of our NEOs: the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving at the end of the fiscal year ended December 31, 2020.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Award(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7)(8) ($)		Total ($)
Curtis C. Farmer	2020	976,154	0	2,862,575	326,141	658,125	158,455	32,649		5,014,099
Chairman,	2019	874,731	0	2,688,783	294,158	964,800	178,833	11,200		5,012,505
President	2018	765,231	0	1,329,325	149,629	1,586,718	145,803	11,000		3,987,706
and Chief
Executive Officer
James J. Herzog	2020	505,596	0	704,929	80,093	255,150	429,177	11,400		1,986,345
Executive Vice President and Chief Financial Officer	2019	335,812	0	251,362	27,615	241,920	486,471	11,200		1,354,380
J. McGregor Carr	2020	450,635	500,000	551,404	62,606	192,600	0	330,251	(9)	2,087,496
Executive Vice
President, Wealth Management
Megan D. Crespi	2020	392,308	100,000	1,015,154	58,486	162,000	0	3,075		1,731,023
Executive Vice
President, Chief Enterprise Technology, and Operations Services Officer
John D. Buchanan	2020	652,477	0	652,366	74,336	280,292	94,524	11,400		1,765,395
Executive Vice	2019	633,666	0	639,321	70,373	486,144	98,398	11,200		1,939,102
President, Chief Legal Officer, and Corporate Secretary	2018	610,692	0	614,941	69,281	961,184	73,155	11,000		2,340,253

Footnotes:

(a)
Current position held by the NEOs as of March 16, 2021.

(1)
Base salary amounts may differ from annual salary due to bi-weekly payroll schedule.

(2)
As an incentive for Mr. Carr and Ms. Crespi to join Comerica, they were each provided a signing bonus of $500,000 and $100,000 respectively.

(3)
Represents the aggregate grant date fair value of stock awards granted to each of the NEOs in accordance with Accounting Standards Codification (ASC) 718 and Item 402 of Regulation S-K. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica's Annual Report on Form 10-K for the year ended December 31, 2020. See the "2020 Grants of Plan-Based Awards" table below for information on awards made in 2020.

The values of the SELTPP units shown in the table at the grant date, assuming that the highest level of performance conditions is achieved, are:

Name	2020	2019	2018

Mr. Farmer	$3,075,226	$2,908,027	$1,431,774

Mr. Herzog	$757,209	$271,218	N/A

Mr. Carr	$592,279	N/A	N/A

Ms. Crespi	$553,501	N/A	N/A

Mr. Buchanan	$701,004	$690,211	$662,379

(4)
Represents the aggregate grant date fair value of stock options granted to the NEOs in accordance with ASC 718 and Item 402 of Regulation S-K. The amounts reflect the fair market value at the date of grant for these awards based on a binomial lattice valuation. See the "2020 Grants of Plan-Based Awards" table below for information on awards made in 2020. The binomial value assigned to an option as of each grant date is as follows:

Grant Date	Option Value
01/23/2018	$30.32
01/22/2019	$22.27
04/23/2019	$21.95
01/28/2020	$13.03
02/25/2020	$11.72
03/31/2020	$6.05
04/15/2020	$5.80
04/30/2020	$7.19

For additional information on the valuation assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica's Annual Report on Form 10-K for the year ended December 31, 2020.

(5)
Represents incentive awards, if any, under Comerica's MIP based on Comerica's performance for the relevant performance periods.

(6)
Represents the aggregate change in the actuarial present value of the individual's accumulated benefit under the RIA and SRIA. Please see "Pension Benefits at Fiscal Year-End 2020" for more information.

Comerica has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the column.

(7)
2020 amounts for each of the NEOs include a matching contribution under Comerica's 401(k) savings plan and, if applicable, the ESPP as follows:

NEO	401(k) Match	ESPP Match
Curtis C. Farmer	$11,400	—
James J. Herzog	$11,400	—
J. McGregor Carr	$10,165	—
Megan D. Crespi	$3,075	—
John D. Buchanan	$11,400	—

(8)
Includes the incremental cost of Mr. Farmer's use of Comerica aircraft for personal travel in 2020 of $21,249. The incremental cost to Comerica of personal aircraft use is calculated based on actual flight hours, crew expenses, catering fees, landing fees and fuel surcharge for the trip taken by Mr. Farmer and his spouse. Since the aircraft is used primarily for business travel, we do not include in the calculation depreciation costs.

(9)
To induce Mr. Carr to accept an employment offer with Comerica, he was provided relocation benefits in 2020 pursuant to Comerica's relocation policy. Mr. Carr's relocation expenses totaled $320,086, including tax assistance of $68,102. See page 52 for more information on the relocation policy.

The following table provides information on grants of equity awards to NEOs in the fiscal year ended December 31, 2020 under Comerica's 2018 Long-Term Incentive Plan, as well as potential payouts for each of the NEOs under the AEI for the 2020 annual performance period. For more information on our AEI plan, see the "Annual Executive Incentive (AEI)" section of the "Compensation Discussion and Analysis," and for our equity compensation plan, see the "Long-Term Incentives" section of the "Compensation Discussion and Analysis."

2020 GRANTS OF PLAN-BASED AWARDS

													Grant Date Fair Value of Stock and Option Awards ($)(8)
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(5)	All Other Option Awards: Number of Securities Underlying Options(6)	Exercise or Base Price of Option Awards ($/Sh)(7)

	Award Type	Date Award Approved	Grant Date	Threshold ($)	Target ($)	Maximum(2) ($)	Threshold (#)	Target (#)	Maximum(4) (#)
Curtis C. Farmer	Cash Incentive			609,375	1,218,750	2,437,500
	SELTPP Units	1/28/2020	1/28/2020				16,725	33,450	50,175				2,050,151
	RSUs	1/28/2020	1/28/2020							12,865			812,425
	Options	1/28/2020	1/28/2020								25,030	63.15	326,141
James J. Herzog	Cash Incentive			236,250	472,500	945,000
	SELTPP Units	1/28/2020	1/28/2020				1,667	3,335	5,002				204,402
		2/25/2020	2/25/2020				2,725	5,450	8,175				300,404
	RSUs	1/28/2020	1/28/2020							1,285			81,148
		2/25/2020	2/25/2020							2,095			118,975
	Options	1/28/2020	1/28/2020								2,495	63.15	32,510
		2/25/2020	2/25/2020								4,060	56.79	47,583
J. McGregor Carr	Cash Incentive			178,333	356,667	713,333
	SELTPP Units	3/31/2020	3/31/2020				5,085	10,170	15,255				289,642
		4/30/2020	4/30/2020				1,555	3,110	4,665				105,211
	RSUs	3/31/2020	3/31/2020							3,910			114,719
		4/30/2020	4/30/2020							1,200			41,832
	Options	3/31/2020	3/31/2020								7,585	29.34	45,889
		4/30/2020	4/30/2020								2,325	34.86	16,717
Megan D. Crespi	Cash Incentive			150,000	300,000	600,000
	SELTPP Units	4/15/2020	4/15/2020				4,752	9,505	14,257				259,391
		4/30/2020	4/30/2020				1,620	3,240	4,860				109,609
	RSUs	4/15/2020	4/15/2020							17,780			499,974
		4/15/2020	4/15/2020							3,655			102,779
		4/30/2020	4/30/2020							1,245			43,401
	Options	4/15/2020	4/15/2020								7,090	28.12	41,122
		4/30/2020	4/30/2020								2,415	34.86	17,364
John D. Buchanan	Cash Incentive			259,530	519,060	1,038,120
	SELTPP Units	1/28/2020	1/28/2020				3,812	7,625	11,437				467,336
	RSUs	1/28/2020	1/28/2020							2,930			185,030
	Options	1/28/2020	1/28/2020								5,705	63.15	74,336

  Footnotes:

(1)
Reflects the potential payments for each of the NEOs under the AEI for the annual performance period covering 2020. Incentives actually earned under the AEI for the 2020 performance period are shown in the Non-Equity Incentive Compensation Plan column of the 2020 Summary Compensation Table.

(2)
As described in the "Compensation Discussion and Analysis" section above, the maximum stated for each NEO under the MIP represents the maximum amount that could be funded for each NEO based upon the achievement of the performance criteria, the NEO's officer level and the NEO's base salary. There is the possibility of no incentive funding if Comerica does not meet its performance objectives.

(3)
Annual SELTPP grants were made to NEOs in January 2020. The SELTPP units vest after December 31, 2022, the end of the three-year performance period, once the attainment of the performance measures has been determined. An additional SELTPP grant was made to Mr. Herzog in February 2020 in recognition of his promotion to CFO. New hire SELTPP grants were made to Mr. Carr and Ms. Crespi in March and April 2020. The SELTPP is a forward-

  looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or be reduced to zero if the SELTPP ROCE performance threshold is not achieved. Performance will be measured on an absolute basis for three-year average SELTPP ROCE with a downward modifier applied based on relative TSR performance, as compared with the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution with the same performance factor applied.

(4)
As described in the "Compensation Discussion and Analysis" section above, the maximum stated for each NEO under the SELTPP represents the maximum number of shares that could be earned by each NEO based upon surpassing performance metrics.

(5)
Annual RSU grants were made to NEOs in January 2020. An additional RSU grant was made to Mr. Herzog in February 2020 in recognition of his promotion to CFO. New hire grants were made to Ms. Crespi and Mr. Carr in March and April 2020. Unless an award is forfeited prior to vesting, RSUs vest 50% on the third anniversary of the grant date and vest 25% on each of the fourth and fifth anniversaries of the grant date. Ms. Crespi's new hire grants included one RSU award which, unless forfeited prior to vesting, will vest 100% on the third anniversary of the grant date. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(6)
Annual stock option grants were made to NEOs in January 2020. An additional stock option grant was made to Mr. Herzog in February 2020 in recognition of his promotion to CFO. New hire stock option grants were made to Mr. Carr and Ms. Crespi in March and April 2020. Option awards generally have a 10-year term and become exercisable annually in 25% increments.

(7)
The closing price of Comerica Common Stock per share on the date of grant.

(8)
Represents the fair value (at grant date) of stock options, RSUs and SELTPP units granted to applicable NEOs in 2020. The SELTPP units are calculated by a third-party accounting firm using the fair value (at grant date) less a 2.95% adjustment for market condition resulting in assigned fair values as follows:

Date	Assigned Fair Values	NEO
January 28, 2020	$61.29	Messrs. Farmer, Herzog, Buchanan
February 25, 2020	$55.12	Mr. Herzog
March 31, 2020	$28.48	Mr. Carr
April 15, 2020	$27.29	Ms. Crespi
April 30, 2020	$33.83	Mr. Carr, Ms. Crespi

The RSU value is calculated by using the closing stock price on the date of the grant.

The stock option grant value is based on a binomial lattice valuation. The binomial values assigned to the option grants were as follows:

Date	Binomial Values	NEO
January 28, 2020	$13.03	Messrs. Farmer, Herzog, Buchanan
February 25, 2020	$11.72	Mr. Herzog
March 31, 2020	$6.05	Mr. Carr
April 15, 2020	$5.80	Ms. Crespi
April 30, 2020	$7.19	Mr. Carr, Ms. Crespi

The following table provides information on stock option, RSA, RSU and SELTPP unit grants awarded under Comerica's equity incentive plans for each NEO that were outstanding as of December 31, 2020. The market value of the stock awards is based on the closing market price of Comerica Common Stock on December 31, 2020 of $55.86 per share. For more information on our equity compensation plans, see the "Long-Term Incentives" section of the "Compensation Discussion and Analysis."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Curtis C. Farmer	-	25,030	(1)	63.15	1/28/2030	12,865	(10)	718,639	33,450	(22)	1,868,517
	1,675	5,025	(2)	79.01	4/23/2029	4,745	(11)	265,056	12,250	(23)	684,285
	1,651	4,954	(3)	80.17	1/22/2029	4,680	(12)	261,425
	2,467	2,468	(4)	95.25	1/23/2028	3,935	(13)	219,809
	2,848	1,424	(5)	67.66	1/24/2027	1,248	(14)	69,713
	5,648	-		32.97	1/26/2026	1,280	(15)	71,501
	1,805	-		42.32	1/27/2025	11,463	(21)	640,323
James J. Herzog	-	4,060	(6)	56.79	2/25/2030	2,095	(16)	117,027	8,785	(22)	490,730
	-	2,495	(1)	63.15	1/28/2030	1,285	(10)	71,780	1,142	(23)	63,792
	310	930	(3)	80.17	1/22/2029	880	(12)	49,157
	452	453	(4)	95.25	1/23/2028	725	(13)	40,499
	608	304	(5)	67.66	1/24/2027	265	(14)	14,803
	584	-		32.97	1/26/2026	265	(15)	14,803
						2,105	(21)	117,585
J. McGregor Carr	-	2,325	(7)	34.86	4/30/2030	1,200	(17)	67,032	13,280	(22)	741,821
	-	7,585	(8)	29.34	3/31/2030	3,910	(18)	218,413
Megan D. Crespi	-	2,415	(7)	34.86	4/30/2030	1,245	(17)	69,546	12,745	(22)	711,936
	-	7,090	(9)	28.12	4/15/2030	17,780	(19)	993,191
						3,655	(20)	204,168
John D. Buchanan	-	5,705	(1)	63.15	1/28/2030	2,930	(10)	163,670	7,625	(22)	425,933
	790	2,370	(3)	80.17	1/22/2029	2,235	(12)	124,847	2,907	(23)	162,385
	1,142	1,143	(4)	95.25	1/23/2028	1,820	(13)	101,665
	1,455	728	(5)	67.66	1/24/2027	638	(14)	35,639
	3,688	-		32.97	1/26/2026	835	(15)	46,643
						5,303	(21)	296,226

Footnotes:

(1)
Options vest annually in 25% increments with remaining vesting dates of 1/28/2021, 1/28/2022, 1/28/2023 and 1/28/2024.

(2)
Options vest annually in 25% increments with remaining vesting dates of 4/23/2021, 4/23/2022 and 4/23/2023.

(3)
Options vest annually in 25% increments with remaining vesting dates of 1/22/2021, 1/22/2022, and 1/22/2023.

(4)
Options vest annually in 25% increments with remaining vesting dates of 1/23/2021 and 1/23/2022.

(5)
Options vest annually in 25% increments with a single remaining vesting date of 1/24/2021.

(6)
Options vest annually in 25% increments with remaining vesting dates of 2/25/2021, 2/25/2022, 2/25/2023 and 2/25/2024. The grant was made in recognition of Mr. Herzog's promotion to CFO.

(7)
Options vest annually in 25% increments with remaining vesting dates of 4/30/2021, 4/30/2022, 4/30/2023 and 4/30/2024. The grant was made as a new hire grant for Mr. Carr and Ms. Crespi.

(8)
Options vest annually in 25% increments with remaining vesting dates of 3/31/2021, 3/31/2022, 3/31/2023 and 3/31/2024. This grant was made as a new hire grant for Mr. Carr.

(9)
Options vest annually in 25% increments with a single remaining vesting date of 4/15/2021, 4/15/2022, 4/15/2023, and 4/15/2024. This grant was made as a new hire grant for Ms. Crespi.

(10)
RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 1/28/2023, 1/28/2024 and 1/28/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(11)
RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 4/23/2022, 4/23/2023 and 4/23/2024. The grant was made in recognition of Mr. Farmer's promotion to CEO. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(12)
RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 1/22/2022, 1/22/2023 and 1/22/2024. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(13)
RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 1/23/2021, 1/23/2022 and 1/23/2023. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(14)
RSAs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSAs vested on 1/24/2020, and half of the remaining RSAs will vest on each of 1/24/2021 and 1/24/2022. Dividends are paid out in cash over the vesting period.

(15)
RSAs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSAs vested on 1/26/2019, an additional 25% vested on 1/26/2020, and the remaining 25% will vest on 1/26/2021. Dividends are paid out in cash over the vesting period.

(16)
RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 2/25/2023, 2/25/2024 and 2/25/2025. The grant was made in recognition of Mr. Herzog's promotion to CFO. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(17)
RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 4/30/2023, 4/30/2024 and 4/30/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution. The grant was made as a new hire grant for Mr. Carr and Ms. Crespi.

(18)
As an incentive to join Comerica, Mr. Carr was awarded RSUs on March 31, 2020. RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 3/31/2023, 3/31/2024 and 3/31/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(19)
As an incentive to join Comerica, Ms. Crespi was awarded RSUs on April 15, 2020. This tranche of RSUs vests 100% on the third anniversary of the date of grant. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(20)
As an incentive to join Comerica, Ms. Crespi was awarded RSUs on April 15, 2020. RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 04/15/2023, 04/15/2024 and 04/15/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(21)
The three-year performance period for these SELTPP units ended on 12/31/2020. The Committee made performance-based determinations regarding these units on February 23, 2021 as follows:

Metric	Performance

3-year average SELTPP ROCE	14.15% (122% of target)

TSR (relative to KBW Bank Index)	4th quartile of banks – negative modifier applied

On the determination date, the Committee approved a payout of the SELTPP units at 112% of target and the SELTPP units vested. Shares shown here have the performance factor applied. Dividend equivalents accumulated throughout the vesting period and were paid out at distribution in cash with the same performance factor applied.

(22)
The SELTPP units vest after 12/31/2022, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or could be reduced to zero if the SELTPP ROCE performance threshold is not achieved. Performance will be measured on an absolute basis for three-year average SELTPP ROCE with a downward modifier applied based on relative TSR performance, as compared with the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out at distribution in cash with the same performance factor applied. For Mr. Herzog, includes SELTPP units granted in January 2020 as part of the regular cycle grant, as well as SELTPP units granted in February 2020 upon his promotion to CFO. For Mr. Carr and Ms. Crespi, includes SELTPP units granted in March 2020 and April 2020 as an incentive for them to join Comerica. Pursuant to SEC rules, based on Comerica's previous fiscal year's performance, the number shown is at target level.

(23)
The SELTPP units vest after 12/31/2021, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or could be reduced to zero if the SELTPP ROCE performance threshold is not achieved. Performance will be measured on an absolute basis for three-year SELTPP ROCE with a downward modifier applied based on relative TSR performance, as compared with the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out at distribution in cash with the same performance factor applied. Pursuant to SEC rules, based on Comerica's 2019 and 2020 performance (including TSR performance), the number shown is at threshold level.

The following table provides information concerning the exercise of stock options and the vesting of RSAs and SELTPP units during the fiscal year ended December 31, 2020 for each of the NEOs. For more information on our equity compensation plans, see the "Long-Term Incentives" section of the "Compensation Discussion and Analysis."

2020 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Curtis C. Farmer(1)	0	0	23,579	1,328,589
James J. Herzog(2)	0	0	4,723	273,631
J. McGregor Carr	0	0	0	0
Megan D. Crespi	0	0	0	0
John D. Buchanan(3)	0	0	14,551	781,064

Footnotes:

(1)
Upon the lapse of restrictions, 1,247 RSAs vested with a closing market price of $64.73 on 1/24/2020, 1,280 RSAs vested with a closing market price of $64.73 on 1/26/2020, 732 RSAs vested with a closing market price of $62.72 on 1/27/2020, 1,615 RSAs vested with a closing market price of $35.20 on 4/28/2020 and 18,705 SELTPP units settled with a closing market price of $56.79 on 2/25/2020.

(2)
Upon the lapse of restrictions, 265 RSAs vested with a closing market price of $64.73 on 1/24/2020, 265 RSAs vested with a closing market price of $64.73 on 1/26/2020, 203 RSAs vested with a closing market price of $62.72 on 1/27/2020 and 3,990 SELTPP units settled with a closing market price of $56.79 on 2/25/2020.

(3)
Upon the lapse of restrictions, 637 RSAs vested with a closing market price of $64.73 on 1/24/2020, 835 RSAs vested with a closing market price of $64.73 on 1/26/2020, 3,517 RSAs vested with a closing market price of $40.59 on 9/15/2020 and 9,562 SELTPP units settled with a closing market price of $56.79 on 2/25/2020.

The following table gives information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans.

PENSION BENEFITS AT FISCAL YEAR-END 2020(1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

	RIA	12.00	78,518	-
Curtis C. Farmer	SRIA	12.00	449,106	-

	Total Pension Value		527,624	-
	RIA	36.42	2,262,950	-
James J. Herzog	SRIA	36.42	671,640	-

	Total Pension Value		2,934,590	-
	RIA	N/A	N/A	-
J. McGregor Carr	SRIA	N/A	N/A	-

	Total Pension Value		N/A	-
	RIA	N/A	N/A	-
Megan D. Crespi	SRIA	N/A	N/A	-

	Total Pension Value		N/A	-
	RIA	5.00	69,505	-
John D. Buchanan	SRIA	5.00	227,148	-

	Total Pension Value		296,653	-

Footnotes:

(1)
This table shows the actuarial present value of accumulated benefits payable to the NEOs, based on the final average monthly compensation and the number of years of service credited at December 31, 2020. The actuarial assumptions used to determine the present values are consistent with those used in Comerica's financial statements, except that, as required by SEC regulations, the assumed retirement age is the normal RIA retirement age of 65 or the executive's current age, if later. For these purposes, the actuarial assumptions under both plans include a discount rate of 2.71%; post-retirement mortality projections from the PRI-2012 Mortality Table for males and females with generational projection using sex-distinct Scale MP-2020; no assumed pre-retirement mortality; and that payments are projected to commence at the greater of participant age 65 and current age for active participants; form of payment for those with accruals in the prior pension plan is a single life annuity, otherwise, a lump sum is assumed.

Under the Retirement Income Account (RIA) Plan, Comerica makes Contribution Credits and Interest Credits for employees each month, based on a point system. Eligible pay used in the Contribution Credit calculation is the taxable cash compensation received from Comerica, including cash incentives and awards, pre-tax contributions to health and savings plans, and certain pre-tax benefit deductions. RIA Plan participants with deferred compensation or compensation in excess of the annual IRS pay cap are eligible to participate in the Supplemental Retirement Income Account (SRIA) Plan. Eligible employees also receive Contribution Credits and Interest Credits under the SRIA Plan in months in which they receive eligible SRIA pay.

The RIA provides the following types of benefits:

    •
    Early retirement. Early retirement age under the RIA is 55. A participant with 10 years of service may retire at early retirement age, or thereafter, and receive payment of his or her accrued benefit. Any portion of the benefit that was accrued under the prior final average pay formula is reduced by an early retirement reduction factor for commencement prior to normal retirement age. For accruals under the RIA cash balance formula, the value of the account balance is paid. As of December 31, 2020, Mr. Farmer and Mr. Herzog were eligible for early retirement.

    •
    Normal retirement. Normal retirement age under the RIA is 65. As of December 31, 2020, none of the NEOs were eligible for normal retirement.

    •
    Late retirement. Retirement after age 65, the normal retirement date, is a late retirement under the RIA. A participant who retires under the late retirement provision will receive a benefit equal to the greater of a) a benefit calculated using accruals through the late retirement date and b) a benefit that consists of accruals under the prior final average pay formula as of the normal retirement date, actuarially increased to the late retirement date, plus any applicable accruals under the RIA cash balance formula. As of December 31, 2020, none of the NEOs were eligible for late retirement.

    •
    Vested separated retirement. After three years of service with Comerica, an eligible employee is vested in the RIA. Such an employee receives a vested separated retirement benefit at the time of termination even if such employee is not eligible for retirement. Any portion of the benefit that was accrued under the prior final average pay formula is reduced by a vested separated retirement factor for commencement prior to normal retirement age. For accruals under the RIA cash balance formula, the value of the account balance is paid. As of December 31, 2020, Mr. Buchanan was eligible for a vested separated retirement benefit.

    •
    Disability. After attainment of age 50 and fifteen years of service with Comerica, an eligible employee would receive a benefit in the event of total disability. As of December 31, 2020, Mr. Herzog had satisfied the service requirements for disability benefits.

    •
    Death. In the event of death, the account balance accrued under the RIA cash balance formula is paid to a designated beneficiary. If an eligible employee who has earned a vested accrued benefit under the prior final average pay formula dies prior to electing an optional form of benefit, the eligible employee's surviving spouse, if any, would receive the same benefit that would be payable if the eligible employee had separated from service on the date of death and elected an immediate joint and 50% survivor annuity as of the date of death or at the earliest retirement age, if later. An eligible employee who is at least age 50 and has earned a vested accrued benefit under the prior final average pay formula may elect an enhanced death benefit that would pay a benefit assuming the eligible employee separated from service on the date of death and elected an immediate joint and 100% survivor annuity. None of the NEOs have elected an enhanced death benefit.

A participant who retires under the RIA receives a pension comprised of two parts. The first part is the pension based on the service the participant accrued prior to January 1, 2017 under the prior final average pay formula (if applicable) under Comerica's former pension plan. For more information on that plan, which terminated as of January 1, 2017, please refer to the 2017 proxy statement. The second part is the pension based on accruals on and after January 1, 2017, under the RIA cash balance formula. For more information on the key features of the RIA, please see the "Other Benefits Programs and Compensation" section.

A participant who is unmarried at the time of retirement generally receives a pension in the form of a single life annuity, the annual amount of which is listed in the "Pension Benefits at Fiscal Year-End 2020" table above. A participant who is married at the time of retirement generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the single life annuity. A participant may also elect a one-time lump sum option (with spousal consent as required by law).

The amounts set forth in the table above are not subject to deduction for Social Security or other offset amounts.

The SRIA plan provides contribution credits and interest at the same level as the RIA for compensation in excess of the IRS pay cap, which was $285,000 in 2020, and on compensation that is deferred under Comerica's deferred compensation plans. The SRIA benefits are generally calculated in the form of a 100% joint and survivor annuity if a participant is married and in the form of a life annuity if a participant is not married when payments commence. For participants that do not have accruals under the prior final average pay formula and the SRIA account balance is less than $250,000, the SRIA benefits are paid in a one-time lump sum.

The following table provides information on the nonqualified deferred compensation of the NEOs with respect to the fiscal year ended December 31, 2020. The plans under which these deferrals were made are described in the section entitled "Employee Deferred Compensation Plans" below.

2020 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Curtis C. Farmer	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	0	0	0	0	0
James J. Herzog	Deferred Compensation Plan	0	0	15,261	0	255,612
	Common Stock Deferred Incentive Award Plan	0	0	(15,300)	0	77,122

	Total Deferred Compensation Balance	0	0	(39)	0	332,734
J. McGregor Carr	Deferred Compensation Plan	21,503	0	3,188	0	24,691
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	21,503	0	3,188	0	24,691
Megan D. Crespi	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	0	0	0	0	0
John D. Buchanan	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	0	0	0	0	0

Footnotes:

(1)
Amounts represent compensation deferred in the 2020 fiscal year. Amounts are included in the 2020 Summary Compensation Table.

(2)
Amounts represent the total compensation deferred by each NEO, together with earnings net of any losses attributed to each of them in accordance with their investment elections in the hypothetical investments offered. The deferral contributions made in years prior to 2020 represent base salary or incentives earned under the MIP. These amounts include NEO contributions that were included in the Summary Compensation Table in prior years for those years in which the individuals served as an NEO.

Employee Deferred Compensation Plans. Comerica maintains two deferred compensation plans for eligible employees of Comerica and its subsidiaries: the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the "Employee Common Stock Deferral Plan") and the 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (the "Employee Investment Fund Deferral Plan"). Under the Employee Common Stock Deferral Plan, eligible employees may defer up to 100% of their incentive awards into units that are functionally equivalent to shares of Comerica Common Stock. Dividend payments are converted to an equivalent unit value and credited to the employee's account. Generally, the deferred compensation under the Employee Common Stock Deferral Plan is payable in shares of Comerica Common Stock following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in shares of Comerica Common Stock in a single lump sum distribution within ninety days.

Similarly, under the Employee Investment Fund Deferral Plan, eligible employees may defer a portion of their compensation, including up to 60% of salary, and up to 100% of bonus and incentive awards, into units that are functionally equivalent to shares of broad-based mutual funds offered under the Employee Investment Fund Deferral Plan. These investments are similar to those offered under Comerica's Preferred Savings (401(k)) Plan. As of 1999, Comerica Common Stock was no longer an investment choice under the Employee Investment Fund Deferral Plan. Any dividend payments are converted to an equivalent unit value and credited to the employee's account. Generally, the deferred compensation under the Employee Investment Fund Deferral Plan is payable in cash following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in cash in a single lump sum distribution within ninety days.

Additionally, upon Comerica's acquisition of Sterling, Comerica assumed the Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated). None of the NEOs participate in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
AT FISCAL YEAR-END 2020

Retirement-Eligible NEOs

	Early Retirement(1)		For Cause Termination	Change of Control Termination(2)	Disability(3)		Death(4)
Curtis C. Farmer(7)	$799,339	(2)	—	$17,535,337	$844,461	(2)	$6,978,955
James J. Herzog(7)(8)	$284,756	(3)	—	$5,202,991	$1,309,378	(3)	$1,652,354

(1)
As Mr. Farmer and Mr. Herzog are eligible for early retirement (at least 55 years of age with at least 10 years of service), it is assumed for purposes of this table that instead of a voluntary termination or an involuntary not for cause termination, each would have retired early if he had terminated as of December 31, 2020. Under Comerica's plans, retirement payments consist of:

–
Annual cash incentive earned for 2020.

–
The value of the acceleration of all unvested RSAs based on Comerica's closing stock price as of December 31, 2020. The Committee may, in its discretion, as it has elected to do previously, accelerate an executive's RSAs upon the executive's retirement. Normally, the Committee would only consider making that determination if the NEO was at least age 55 and, to the extent permitted by applicable state law, the NEO signed a restrictive covenants and general release agreement.

(2)
If Mr. Farmer had retired or become disabled on December 31, 2020, no acceleration of stock options, RSUs or SELTPP units would have occurred pursuant to the applicable award agreements; however, the awards would have continued to vest on the terms, including any performance conditions, in effect prior to retirement or disability, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options, RSUs and SELTPP units that would have continued to vest was $5,342,350 at December 31, 2020, using actual achievement of 112% for 2018 SELTPP grants; this value is not included in the table.

(3)
If Mr. Herzog had retired or become disabled on December 31, 2020, no acceleration of stock options, RSUs or SELTPP units would have occurred pursuant to the applicable award agreements; however, the awards would have continued to vest on the terms, including any performance conditions, in effect prior to retirement or disability, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options, RSUs or SELTPP units that would have continued to vest was $1,014,451 at December 31, 2020, using actual achievement of 112% for 2018 SELTPP grants; this value is not included in the table.

(4)
Please see "Change of Control Agreements" on pages 57 to 58 for a description of these officers' change of control agreements; assumes both change of control and termination occur on December 31, 2020. This total includes the following:

–
Three times base salary and highest annual bonus calculated pursuant to the agreements.

–
Target annual cash incentive for 2020.

–
The value of the acceleration of all unvested, in-the-money equity awards based on Comerica's closing stock price as of December 31, 2020. Outstanding awards granted prior to April 24, 2018 vest upon a single trigger; awards granted after April 24, 2018 vest upon a double trigger if not assumed. SELTPP units are included at the higher of target or estimated achievement; for 2018 SELTPP grants, the actual achievement of 112% was used.

  –
  The present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 0.53% for the first 5 years, 2.31% for years 5-20 and 3.09% for years after 20. Mortality Table for 2021 as prescribed by IRS Notice 2019-67. Payments are projected to commence on December 31, 2020 in the form of a lump sum.

  –
  Three years of life insurance premiums calculated based upon portability and conversion options in the contract at December 31, 2020.

  –
  Three years of medical, dental and vision insurance premiums, assuming they will remain at December 31, 2020 levels.

  –
  Comerica's standard outplacement assistance package.

  –
  For Mr. Farmer, tax assistance of $2,083,308.

(5)
Long-term disability payments include the following:

–
Annual cash incentive earned for 2020.

–
The value of the acceleration of all unvested, in-the-money RSAs based on Comerica's closing stock price as of December 31, 2020.

–
29 months of Company-paid basic life insurance premiums and medical coverage based each officer's 2020 elections, assuming that premiums will remain at December 31, 2020 levels.

(6)
Death benefits include the following:

–
Annual cash incentive earned for 2020.

–
The value of the acceleration of all unvested, in-the-money RSAs, SELTPP units and RSUs based on Comerica's closing stock price as of December 31, 2020. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or one year; no value for the options is included in the table.

–
Proceeds of life insurance of $901,000 and $361,000 for Mr. Farmer and Mr. Herzog, respectively, which would be paid by Comerica's life insurance provider.

–
3 months of COBRA for family members based on each officer's 2020 elections for Comerica's medical, dental and vision plan coverage, assuming that premiums will remain at December 31, 2020 levels.

(7)
Mr. Farmer and Mr. Herzog are eligible for early retirement under the RIA and SRIA. Because these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2020 Table on page 72 and do not represent additional expense to Comerica. However, Mr. Herzog's disability benefit would exceed the present value of his accumulated benefit by $981,364, and such amount is included above.

(8)
Does not include payments of deferred compensation which are reflected in the 2020 Nonqualified Deferred Compensation Table on page 74.

Other NEOs

	Involuntary Not for Cause Termination(1)	For Cause Termination	Change of Control Termination(2)	Disability(3)	Death(4)
J. McGregor Carr(5)	$541,823	—	$4,743,518	$1,268,094	$1,761,191
Megan D. Crespi	$506,371	—	$5,406,126	$2,184,582	$2,646,662
John D. Buchanan(6)	$653,472	—	$7,309,998	$1,795,540	$2,405,114

(1)
None of these officers have an employment agreement; however, each would be eligible to participate in Comerica's standard severance plan available for all salaried employees and would receive their annual base salary, plus COBRA and Comerica's standard outplacement assistance package, under the plan.

(2)
Please see "Change of Control Agreements" on pages 57 to 58 for a description of these officers' change of control agreements; assumes both change of control and termination occur on December 31, 2020. This total includes the following:

–
Three times base salary and highest annual bonus calculated pursuant to the agreements (except that for Mr. Carr and Ms. Crespi, a full-year target bonus was used for illustrative purposes since they started with Comerica in 2020).

–
Target annual cash incentive for 2020 (prorated for Mr. Carr and Ms. Crespi based on period of employment).

–
The value of the acceleration of all unvested, in-the-money equity awards based on Comerica's closing stock price as of December 31, 2020. Outstanding awards granted prior to April 24, 2018 vest upon a single trigger; awards granted after April 24, 2018 vest upon a double trigger if not assumed. SELTPP units are included at the higher of target or estimated achievement; for 2018 SELTPP grants, the actual achievement of 112% was used.

–
The present value of an additional change of control benefit under the RIA and SRIA, with target bonus used for purpose of estimation for Mr. Carr and Ms. Crespi. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 0.53% for the first 5 years, 2.31% for years 5-20 and 3.09% for years after 20. Mortality Table for 2021 as prescribed by IRS Notice 2019-67. Payments are projected to commence on December 31, 2020 in the form of a lump sum.

–
Three years of life insurance premiums calculated based upon portability and conversion options in the contract at December 31, 2020.

–
Three years of medical, dental and vision insurance premiums, assuming they will remain at December 31, 2020 levels.

–
Comerica's standard outplacement assistance package.

(3)
Long-term disability payments include the following:

–
Annual cash incentive earned for 2020.

–
The value of the acceleration of all unvested, in-the-money restricted stock, RSU and SELTPP awards based on Comerica's closing stock price as of December 31, 2020. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or three years; no value for the options is included in the table.

  –
  29 months of Company-paid basic life insurance premiums and medical coverage based each officer's 2020 elections, assuming that premiums will remain at December 31, 2020 levels.

(4)
Death benefits include the following:

–
Annual cash incentive earned for 2020.

–
The value of the acceleration of all unvested, in-the-money restricted stock, RSU and SELTPP awards based on Comerica's closing stock price as of December 31, 2020. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or one year; no value for the options is included in the table.

–
Proceeds of life insurance of $536,000, $501,000, and $634,000, for Mr. Carr, Ms. Crespi and Mr. Buchanan, respectively, which would be paid by Comerica's life insurance provider.

–
3 months of COBRA for family members based on each officer's 2020 elections for Comerica's medical, dental and vision plan coverage, assuming that premiums will remain at December 31, 2020 levels.

(5)
Does not include payments of deferred compensation which are reflected in the 2020 Nonqualified Deferred Compensation Table on page 74.

(6)
Mr. Buchanan would receive the cash balance of his account under the RIA and SRIA in the event of death or disability. Because these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2020 Table on page 72 and do not represent additional expense to Comerica.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Farmer, our Chairman, President and CEO. For 2020, our last completed fiscal year:

    •
    the annual total compensation of the median employee was $91,828, which includes the estimated value of nondiscriminatory health care benefits; and
    •
    the annual total compensation of our CEO was $5,038,695, which exceeds the amount reported for him in the Summary Compensation Table due to the inclusion of the estimated value of nondiscriminatory health care benefits.

Based on this information, for 2020 the ratio of the annual total compensation of Mr. Farmer to the median of the annual total compensation of all employees was 55 to 1.

Assumptions and Methodology.    To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

(1)
We determined that, as of October 31, 2020, our employee population consisted of 7,859 full-time and part-time employees.

(2)
To identify the "median employee" from our employee population, we calculated, for the ten months ended October 31, 2020, (1) total cash compensation plus (2) total retirement benefits. "Total cash compensation" includes salary, wages, overtime pay, commissions, referrals, ESPP matching payments, relocation assistance and cash incentive compensation actually paid during such period. "Total retirement benefits" includes the 401(k) match made by Comerica during such time period plus the change in pension value between January 1, 2020 and October 31, 2020. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure. In calculating the change in pension value, we used the change in the actuarial present value of accumulated benefits payable to employees, based on average monthly compensation and the number of years of service credited at October 31, 2020. The actuarial assumptions used to determine the present values are consistent with those used in Comerica's financial statements.

(3)
Once we identified our median employee, we combined all of the elements of such employee's compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, plus the estimated value of nondiscriminatory health care benefits for the employee and such employee's eligible dependents of $5,925. This resulted in annual total compensation of $91,828.

(4)
With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column (column (j)) of our 2020 Summary Compensation Table included in this proxy statement, plus the estimated value of nondiscriminatory health care benefits for our CEO and our CEO's eligible dependents of $24,596. This resulted in annual total compensation for purposes of determining the ratio in the amount of $5,038,695.

(5)
We have chosen to exclude 31 employees who are employed in Canada and 7 employees who are employed in Mexico from the determination of the "median employee," given the small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. In total, we excluded less than 5% of our workforce (approximately 38 individuals) from the identification of the "median employee," as permitted by SEC rules. All other employees are located in the United States.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2020

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders(1)(2)
Employee Options	2,874,485		$52.84
Employee SELTPP Units and RSUs	1,513,385		N/A

				3,786,724	(3)
Director RSUs	224,671		N/A	243,642	(3)
Equity compensation plans not approved by security holders(4)
Options	4,400		$31.03	—
Deferred Compensation Plans	202,209		N/A	—

Total	4,819,150	(5)	$52.81	4,030,366

(1)
Consists of (a) options to acquire shares of Comerica Common Stock issued under the Amended and Restated 2006 Long-Term Incentive Plan (the "2006 LTIP") and the 2018 Long-Term Incentive Plan (the "2018 LTIP"); (b) target number of stock-settled SELTPP units issued under the 2006 LTIP and the 2018 LTIP; and (c) restricted stock units ("RSUs") equivalent to shares of Comerica Common Stock issued under the 2006 LTIP, the 2018 LTIP, the Comerica Incorporated Amended and Restated Incentive Plan for Non-Employee Directors (the "Old Non-Employee Director Plan") and the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors (the "2015 Non-Employee Director Plan"). At payout, the target number of SELTPP units may be reduced to zero or increased by up to 150%. The 2018 SELTPP grants vested and were settled at 112% on February 23, 2021, resulting in an issuance of an additional 19,944 shares above what is shown in the table.

The 2018 LTIP was approved by Comerica's shareholders on April 24, 2018. The 2015 Non-Employee Director Plan was approved by the shareholders on April 28, 2015. The Old Non-Employee Director Plan and the 2006 LTIP have been terminated.

(2)
Does not include shares of Comerica Common Stock purchased or available for purchase by employees under the ESPP, or contributed or available for contribution by Comerica on behalf of employees. The ESPP was ratified and approved by the shareholders on May 18, 2004. As of December 31, 2020, 365,022 shares remained available for future sale or matching contributions under the ESPP. If these shares available for future sale or awards under the ESPP were included, the number shown in column (c) under "Total" would be 4,395,388.

(3)
These shares are available for future issuance under the 2018 LTIP in the form of options, stock appreciation rights, restricted stock, RSUs, other stock-based awards and cash awards, and under the 2015 Non-Employee Director Plan in the form of options, stock appreciation rights, restricted stock, RSUs and other equity-based awards. Under the 2018 LTIP, no award recipient may receive more than 500,000 shares during any calendar year, and the maximum number of shares underlying awards of options and stock appreciation rights that may be granted to an award recipient in any calendar year is 1,000,000. No shares are available for future issuance under the Old Non-Employee Director Plan, other than pursuant to dividend reinvestment under outstanding award agreements, or the 2006 LTIP.

(4)
Includes options to purchase shares of Comerica Common Stock, issued under the Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan ("Sterling LTIP"), all of which were granted to legacy Sterling employees subsequent to the acquisition. The Sterling LTIP expired on April 28, 2013, and there are no shares available for future issuance under this plan. Also includes shares issuable upon distribution of deferred compensation benefits pursuant to the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the "Employee Common Stock Deferral Plan"), the Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated) (the "Sterling Deferred Compensation Plan") (which includes 10,226 shares related to accounts assumed pursuant to the acquisition), and the Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan (the "Director Common Stock Deferral Plan"). The number of shares remaining available for future issuance under the Employee Common Stock Deferral Plan and the Director Common Stock Deferral Plan is not presently determinable. No shares are available for future issuance under the Sterling Deferred Compensation Plan, other than pursuant to dividend reinvestment.

(5)
In total, the weighted-average term for all outstanding stock options is 5.3 years.

Most of the equity awards granted by Comerica during 2020 were under the shareholder-approved 2018 LTIP.

For additional information regarding Comerica's equity compensation plans, please refer to Note 1 (see page F-62) and Note 16 (see pages F-87 through F-89) to the Consolidated Financial Statements contained in Comerica's Annual Report on Form 10-K for the year ended December 31, 2020.

Plans not approved by Comerica's shareholders include:

Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan.    The Sterling LTIP expired on April 28, 2013. Accordingly, there are no shares available for future issuance under this plan. Under the plan, stock awards in the form of options, restricted stock, performance awards, bonus shares, phantom shares and other stock-based awards were granted to legacy Sterling employees. The maximum number of shares underlying awards of options, restricted stock, phantom shares and other stock-based awards granted to an award recipient in any calendar year was 47,300, and the maximum amount of all performance awards granted to an award recipient in any calendar year was $2,000,000. Awards are generally subject to a vesting schedule specified in the grant documentation. The exercise price of each option granted was not less than the fair market value of each share of common stock subject to the option on the date the option was granted. The term of each option is not more than ten years, and the applicable grant documentation specifies the extent to which options may be exercised during their respective terms, including in the event of an employee's death, disability or termination of employment. The Sterling LTIP is administered by the Governance, Compensation and Nominating Committee of Comerica's Board of Directors.

Director and Employee Common Stock Deferral Plans. Pursuant to the Director Common Stock Deferral Plan and the Employee Common Stock Deferral Plan (the "Deferred Compensation Plans"), directors and eligible employees may invest specified portions of their compensation into units that correlate to, and are functionally equivalent to, shares of Comerica Common Stock. The participants' accounts under the Deferred Compensation Plans are increased to the extent of dividends paid on Comerica Common Stock to reflect the number of additional shares of Comerica Common Stock that could have been purchased had the dividends been paid on each share of Comerica Common Stock hypothetically underlying then-outstanding stock units in the participants' accounts. Following the applicable deferral period, the distribution of a participant's Comerica stock unit account under the applicable Deferred Compensation Plan is made in Comerica Common Stock (with fractional shares being paid in cash).

Sterling Deferred Compensation Plan. Comerica assumed the Sterling Deferred Compensation Plan upon its acquisition of Sterling. Prior to May 1, 2011, Sterling employees and directors were allowed to defer specified portions of their compensation into units that correlated to, and were functionally equivalent to, several different investment options, which included shares of common stock of Sterling. Following the acquisition of Sterling, such units are functionally equivalent to shares of Comerica Common Stock. Comerica Common Stock is not currently being offered as a hypothetical investment option for future deferrals or contributions, nor are participants permitted to reallocate investment funds into Comerica Common Stock; however, dividends earned on existing deferred amounts will continue to be hypothetically invested in Comerica Common Stock. Following the applicable deferral period, the distribution of a participant's Comerica stock unit account under the Sterling Deferred Compensation Plan is made in Comerica Common Stock (with fractional shares being paid in cash).

PROPOSAL IV SUBMITTED FOR YOUR VOTE

APPROVAL OF THE AMENDED AND RESTATED COMERICA INCORPORATED 2018 LONG-TERM INCENTIVE PLAN

The Board of Directors recommends that you vote "FOR"
the proposal set forth below.

We are asking shareholders to approve the Amended and Restated Comerica Incorporated 2018 Long-Term Incentive Plan (the "2018 LTIP"). The original Comerica Incorporated 2018 Long-Term Incentive Plan was approved by shareholders on April 24, 2018. The 2018 LTIP was approved by the Governance, Compensation and Nominating Committee (the "Committee") and the Board of Directors on February 23, 2021, in substantially the form attached hereto as Appendix I, subject to shareholder approval. The material features of the 2018 LTIP are summarized below. The discussion that follows is qualified in its entirety by reference to the 2018 LTIP.

Changes from 2018 to 2021

  •
  Addition of 1.97 million shares;

  •
  Consolidation of the current employee equity incentive plan and the current non-employee director incentive plan; and

  •
  Certain other administrative changes, including expanded language related to types of adjustments that may be made.

Purpose of the 2018 LTIP

The 2018 LTIP is designed to give Comerica a competitive advantage in attracting, retaining and motivating officers, directors, employees, and/or consultants, as well as to provide Comerica with a plan providing incentives for future performance of services that are directly linked to the profitability of Comerica's businesses and increases in shareholder value. Further, equity-based compensation assists in compliance with Comerica's Stock Ownership Guidelines. This practice aligns the interests of our senior officers and our Board with those of our shareholders and promotes good corporate citizenship.

Cancellation of the Shares Remaining under the 2015 Non-Employee Director Plan

As of February 26, 2021 (the Record Date), approximately 2,906,598 million shares remained available for grant under the 2018 LTIP, assuming that all SELTPP units pay out at target, and approximately 242,402 shares remained available for grant under the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors (the "2015 Non-Employee Director Plan"). No new awards under the 2015 Non-Employee Director Plan will be granted between the Record Date and the date of the Annual Meeting.

If this proposal is approved:

  •
  New equity awards would be made only under the 2018 LTIP;

  •
  No new awards would be granted under the 2015 Non-Employee Director Plan; and

  •
  Awards that have already been granted and are currently outstanding under the 2015 Non-Employee Director Plan would remain outstanding.

If shareholders fail to approve the Plan, the 2015 Non-Employee Director Plan, and the existing Comerica Incorporated 2018 Long-Term Incentive Plan, will remain in effect in their current forms, subject to their expiration dates and with their current share reserves.

The Basis for the Number of Shares Requested under the 2018 LTIP

This proposal is seeking approval of an additional 1.97 million shares of Comerica Common Stock, all of which could be used for any type of award (including full value awards) to officers, directors, employees or consultants. In determining the amount of shares to request under the 2018 LTIP, the Committee took into account several factors:

    •
    Historical Equity Awards (Directors and Employees)(1)

Year	Total Number of Shares	Full Value Shares
2019	934,366	651,256
2020	1,203,831	689,506
2021	742,674	512,024

(1)
"Full Value Shares" refers to time-vested restricted stock and restricted stock units granted during the year, as well as performance-based restricted stock units vested during the year. The 2021 annual grants were made on January 26, 2021, in accordance with our Stock Granting Policy. Numbers are as of February 26, 2021. Regular January grants plus the February performance restricted stock unit vestings typically constitute predominantly all equity awards made in a year under the 2018 LTIP. See the "Stock Granting Policy" section of this proxy statement for more information.

The breakdown of the Full Value Shares presented above is as follows:

Year	RSUs Granted	Performance Shares Vested
2019	232,228	419,028
2020	477,044	212,462
2021	324,085	187,939
    •
    Usage or Burn Rate — Generally the rate at which Comerica uses up its long-term incentive plan shares (calculated according to the policy of Institutional Shareholder Services Inc. ("ISS")) and using a 2x multiplier for Full Value Shares.

3 Year Average
1.1%	Estimated by Comerica as of February 26, 2021
2.21%	Threshold provided by ISS guidelines
    •
    Outstanding Awards — The Committee reviewed the number of shares of Comerica Common Stock represented by outstanding awards as a percentage of the total number of shares outstanding of Comerica Common Stock (commonly referred to as "overhang") when considering how many shares to request under the 2018 LTIP. If the amendments to the 2018 LTIP had been in effect on the Record Date and all shares thereunder were subject to outstanding awards, we estimate that overhang would have been approximately 7.28%.

    In addition, with respect to overhang and dilution (discussed below), we believe it is important to keep in mind the effects of Comerica's share repurchase program. In 2018, 2019 and 2020, Comerica acquired in total approximately 36.6 million shares of Comerica Common Stock pursuant to the share repurchase program. Repurchasing shares increases shareholder value and reduces the total number of shares outstanding. This, in turn, has an inflationary effect on overhang and dilution calculations.

    •
    Shareholder Dilution — We estimate that if the 2018 LTIP had been in effect on the Record Date, the potential dilutive effect of Comerica's equity compensation program overall would have been 6.78% as of February 26, 2021, which is less than the 15% threshold commonly used by investors to evaluate the potential dilutive impact of long-term equity incentive plans.

    •
    Value of the Issuance

CMA 2020 Average Stock Price (A)	Common Shares Outstanding as of Record Date (B)	Market value of Common Shares Outstanding (C) = A × B	Market Value of 1.97 Million Shares Requested as of Record Date (D)	Value of Shares (E) = D / C
$44.05	139,490,972	$6,144,577,317	$86,778,500	1.41%
    •
    Future Awards — The Committee has been judicious in managing the number of shares of Comerica Common Stock granted under the LTIP. In 2018, when shareholders originally approved the number of shares available under the 2018 LTIP, we indicated that we believed the available pool would last through three regular annual grant cycles (2019, 2020 and 2021). The shares have lasted through these grant cycles, as expected. Based on our current analysis, we believe the 1.97 million shares being requested will be sufficient to provide awards for at least the next two to three annual grant cycles, depending on continued economic impact from the COVID-19 pandemic. The additional shares will also allow flexibility to adapt our long-term equity incentive programs to market or regulatory changes, including future awards to senior management that may be weighted towards full value awards, pursuant to regulatory guidance.

The following table sets forth the number of shares available for future awards under each of Comerica's equity compensation plans as of the Record Date:

	Available for Future Awards(1)	Additional Shares Requested in This Proposal for 2018 LTIP	Shares Cancelled as a Result of This Proposal for 2018 LTIP	Total Available for Future Awards If This Proposal is Approved
Director Plans(2)	242,402	0	242,402	0
2018 LTIP	2,906,598	1,970,000	0	4,876,598
Total(3)	3,149,000	1,970,000	(242,402)	4,876,598

(1)
Total amount available for future awards based on the assumptions in the table below.

(2)
Consists of the Comerica Incorporated Amended and Restated Incentive Plan for Non-Employee Directors and the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors. Eligible participants are non-employee directors of the Comerica.

(3)
This table and the tables below exclude the shareholder-approved Amended and Restated Employee Stock Purchase Plan, the new proposed 2021 Employee Stock Purchase Plan and the employee and director deferred compensation plans.

The following table sets forth the number of shares underlying outstanding awards under each of Comerica's equity compensation plans as of the Record Date:

	2018 LTIP	Director Plans	All Other Plans(1)	Total
Shares underlying outstanding stock options(2)	2,893,596	0	4,400	2,897,996
Shares underlying outstanding SELTPP units and RSUs(3)(4)	1,908,106	227,424	0	2,135,530
Total shares underlying outstanding awards	4,801,702	227,424	4,400	5,033,526
Total shares underlying outstanding awards as a percentage of shares outstanding	3.44%	0.16%	0.00%	3.61%

(1)
Consists of the Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan. This plan is closed to future granting activity.

(2)
Comerica has granted no SARs.

(3)
Unvested restricted stock awards of 44,754 were considered outstanding at the time of grant. Holders of unvested restricted stock have the same voting and dividend rights as common shareholders. Therefore, they are already included in the total common shares outstanding as of the Record Date. Because the unvested restricted shares have already been issued, they have no dilutive effect and are not included in this table.

(4)
Outstanding stock-settled SELTPP units issued under the 2018 LTIP are assumed for the purposes of this table to pay out at target.

Weighted average exercise price of all outstanding stock options	$54.55
Weighted average remaining contractual life of all outstanding stock options	5.8 years

Key Features of the 2018 LTIP

Comerica follows current best practices for its equity award programs, and the 2018 LTIP contains provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices:

Key Features	Description
No "evergreen" feature	The 2018 LTIP has a fixed number of shares available for grant that will not automatically increase because of an "evergreen" feature.

No liberal change in control vesting	The 2018 LTIP defines a "change of control" of Comerica to mean (i) a person acquiring beneficial ownership of Comerica securities representing 30% or more of Comerica Common Stock or the combined voting power of then outstanding securities of Comerica; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) consummation of a reorganization, merger, share exchange, consolidation or other similar transaction, or a sale or other distribution of all or substantially all of the assets of Comerica, unless Comerica's shareholders prior to the transaction continue to own at least 50% of the common stock or voting securities, no person owns greater than 30% of the common stock or voting securities, and a majority of the board of directors remain; or (iv) shareholder approval of a complete liquidation or dissolution.

Awards do not automatically vest upon a change in control	The 2018 LTIP provides for "double-trigger" vesting of awards, unless awards are not assumed in a transaction.

Prohibits repricings or cash buyouts	The 2018 LTIP includes a blanket prohibition against repricing, including a prohibition of cash buyouts of out-of-the-money options or stock appreciation rights ("SARs"), without shareholder approval. For these purposes, a "repricing" also includes substituting a stock award for an out-of-the-money option or SAR.

Share "recycling" not permitted for options	The 2018 LTIP includes a prohibition against re-granting shares withheld or tendered to pay option exercise prices, or withheld or tendered to satisfy tax withholding obligations on options or SARs.

Minimum vesting requirement	Under the 2018 LTIP, at least 95% of the shares that may be granted shall be subject to awards with designated vesting periods of no less than one year.

Key Features	Description
No reload options	Reload options are additional options that are granted automatically upon the exercise of the previously granted options; options granted under the 2018 LTIP may not include a reload feature.

No dividends on unvested equity	The 2018 LTIP does not permit payment of dividend equivalents on unvested shares unless the underlying shares vest. The 2018 LTIP also prohibits the payment of dividend equivalents on shares subject to outstanding options and SARs.

No discounted options or SARs	Under the 2018 LTIP, option or SAR exercise prices must be at least 100% of fair market value on the date an option or SAR is granted.

Individual share limits	No employee participant may be awarded in any calendar year full value awards of more than 500,000 shares, options and SARs covering more than 1,000,000 shares and cash awards in excess of $10 million.
No non-employee director may be granted awards covering shares with a grant date fair value in excess of $500,000.

Option term limits	Option terms may not be more than 10 years

Administration by an independent committee	The 2018 LTIP is administered by the Committee, which is comprised entirely of independent directors.

Comerica's Prudent Equity Award Practices

Comerica's equity award practices include the following:

  •
  Equity pay mix. In 2021, 60% of each NEO's equity awards were subject to performance conditions.

  •
  Use of "full-value" awards. Our equity programs are heavily weighted towards the use of "full-value" awards (as opposed to "appreciation" awards, such as stock options). This can mitigate the potential dilutive effect of equity compensation, because the same value can be delivered in the form of a stock award using fewer shares than would be needed if delivered in the form of a stock option or stock-settled SAR.

  •
  No history of repricings. Comerica does not have a history of option repricings (regardless of whether shareholders have approved the repricing).

  •
  Stock ownership guidelines. We have stock ownership guidelines that encourage executive vice presidents and above, including the NEOs, to own a significant amount of Comerica stock. The stock ownership guidelines are a multiple of annual base salary. Officers have five years from the time they are named to a senior leadership position to achieve the targeted ownership levels. If, after five years, the individual does not meet the ownership guideline, he/she will be required to retain 50% of all after-tax shares from RSA or RSU vestings or stock option exercises.

  •
  Clawbacks and forfeiture provisions. Under the 2018 LTIP, the Committee has the express right to cancel a grant if the Committee determines in good faith that the recipient has engaged in conduct harmful to Comerica, such as having: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) been terminated for cause; (vi) engaged in any activity in competition with our business or the business of any of our subsidiaries or affiliates; or (vii) engaged in conduct that adversely affected Comerica.

    Additionally, there is a forfeiture provision applicable to all employee equity awards granted in 2014 or later that allows for the cancellation of unvested equity awards in the event of an adverse risk outcome.

  •
  Multi-year vesting periods. For 2021 officer grants:

Award Type	Vesting Requirement
Options	Vest over 4 years
RSUs	Vest over 4 years
SELTPP	3-year cliff

Summary of Material Terms of the 2018 LTIP

ELIGIBLE PARTICIPANTS. Any officers, directors, employees and consultants of Comerica and its subsidiaries and affiliates, as well as prospective officers, employees and consultants who have accepted offers of employment or consultancy, may be selected by the Committee to become participants in the 2018 LTIP. As of the Record Date, Comerica estimates that approximately 400 officers, other employees and directors would be eligible to receive awards under the 2018 LTIP.

SHARES AVAILABLE UNDER THE 2018 LTIP. The maximum number of shares of Comerica Common Stock that will be available under the 2018 LTIP is 7,720,000, plus any shares of Comerica Common Stock that are represented by awards granted under the 2006 LTIP or 2015 Non-Employee Director Plan which are forfeited, expire, terminate or are settled for cash. No individual, other than a non-employee director, may be granted full value awards with respect to more than 500,000 shares, 1,000,000 options and SARs or $10 million in cash awards in any calendar year. No non-employee director may be granted during any calendar year awards covering shares with a grant date fair value in excess of $500,000. To the extent that any award is forfeited, any option or stock appreciation right terminates, expires or lapses without exercise or settlement, or any shares of Comerica Common Stock in respect of a full value award are withheld for tax purposes, the shares subject to such awards forfeited, expired or not delivered as a result thereof shall again be available for awards under the 2018 LTIP.

In the event of (i) a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of Comerica, or a disaffiliation, separation or spinoff, or other extraordinary dividend, or (ii) a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of an equity interest in a subsidiary or affiliate, or similar event affecting Comerica or any of its subsidiaries, the Committee or the Board shall in the case of events described in clause (i), and may in its discretion, in the case of events described in clause (ii), make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2018 LTIP, (B) the various maximum limitations set forth above upon the grants to individuals of certain types of awards, (C) the number and kind of shares or other securities subject to outstanding awards, (D) financial goals or results underlying or relevant to a performance goal and (E) the exercise price of outstanding options and SARs. In the case of certain corporate transactions, such an adjustment may consist of cancellation of outstanding awards in exchange for payments of cash, property or combination thereof having an aggregate value equal to the value of such awards, which in the case of an option may be the excess, if any of the deal consideration per share over the per share exercise price.

NEW PLAN BENEFITS. Because awards under the 2018 LTIP are discretionary, no awards are determinable at this time. Additional information on equity grants under the 2018 LTIP in the last fiscal year is contained in the "2020 Summary Compensation Table" on pages 64-66 of this proxy statement and the "2020 Grants of Plan-Based Awards" table on pages 66-67 of this proxy statement and information on equity grants under the 2015 Non-Employee Director Plan in the last fiscal year is contained in the "Compensation of Directors" section on pages 26-27 of this proxy statement. The number of shares awarded in 2020 to all of the executive officers as a group (including the NEOs currently serving as executive officers) and the approximately 380 other eligible non-executive officer participants as a group are approximately 289,935 and 975,075, respectively.

MARKET VALUE OF COMMON STOCK. On March 8, 2021, the latest practicable date the information was available prior to the printing and mailing of this proxy statement, the closing price of a share of Comerica's Common Stock on the New York Stock Exchange was $72.17.

ADMINISTRATION OF THE 2018 LTIP. The 2018 LTIP will be administered by the Committee of the Board, or such other committee of members of the Board as the Board may designate from time to time. Currently, the Committee is comprised of only outside independent directors.

The Committee is authorized to interpret the 2018 LTIP, the rules and regulations under the 2018 LTIP, and the terms of all grants under the 2018 LTIP; and to adopt, alter and repeal rules and procedures relating to the administration of the 2018 LTIP as, in its opinion, may be advisable in the administration of the 2018 LTIP; and, except as provided in the 2018 LTIP, to make all other determinations deemed necessary or advisable under the 2018 LTIP. The Committee may, except to the extent prohibited by applicable law or the listing standards of the New York Stock Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other officer or officers selected by it, including, without limitation, Comerica's Chief Executive Officer. However, the Committee may not delegate its responsibilities and powers if such delegation would cause an award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act.

TYPES OF AWARDS UNDER THE PLAN. The Committee may grant stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards under the 2018 LTIP.

Stock Options. The Committee may grant stock options qualifying as incentive stock options under the Internal Revenue Code (called ISOs) and non-qualified stock options. The term of each stock option will be fixed by the Committee, but may not exceed ten years. The exercise price for each stock option will also be fixed by the Committee, but may not be less than the fair market value of Comerica Common Stock on the date of grant. ISOs may only be granted to employees of Comerica and corporations connected to it by chains of ownership of voting power representing 50 percent or more of the total outstanding voting power of all classes of stock of the lower-tier entity. In addition, the aggregate fair market value of the common stock for which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Stock options will vest and become exercisable as determined by the Committee. The effect of a participant's termination of service on a stock option then held by the participant will be set forth in the applicable award agreement. In general, stock options may be exercised, in whole or in part, in accordance with the methods and procedures established by the Committee in the award agreement or otherwise.

Restricted Stock. The Committee may also award restricted stock, that is, actual shares of Comerica Common Stock, the vesting of which is subject to such requirements as the Committee may determine. These requirements may include continued services for a specified period and/or achievement of performance goals. At the discretion of the Committee, the recipient of restricted stock will be entitled to vote the shares and receive dividends and other distributions, although all dividends and other distributions with respect to restricted stock shall be held subject to the same vesting conditions underlying the restricted stock. The effect of a participant's termination of service on any restricted stock award then held by the participant will be described in the applicable award agreement.

Restricted Stock Units. The Committee may also award restricted stock units, that is, grants representing a specified number of hypothetical shares of Comerica Common Stock, the vesting of which is subject to such requirements as the Committee may determine. These requirements may include continued services for a specified period and/or achievement of performance goals. Upon or after vesting, restricted stock units will be settled in cash or shares of Comerica Common Stock or a combination, as determined by the Committee. A participant to whom restricted stock units are granted will not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of Comerica Common Stock, although at the discretion of the Committee, the recipient of a restricted stock unit award may be entitled to a dividend equivalent right, subject to the same vesting conditions as the restricted stock unit. The effect of a participant's termination of service on any restricted stock unit award then held by the participant will be described in the applicable award agreement.

Stock Appreciation Rights. The Committee may grant SARs, with such terms and conditions as determined by the Committee. The exercise price for each SAR will be fixed by the Committee, but may not be less than the fair market value of Comerica Common Stock on the date of grant. Exercise of a SAR entitles a participant to receive an amount equal to the difference between the fair market value of one share of common stock on the date the SAR is exercised and the grant price times the number of shares with respect to which the SAR is exercised. The Committee has discretion to determine whether any SAR will be settled in cash, shares or a combination thereof. SARs expire no more than 10 years after the date they are granted. The effect of a participant's termination of service on a SAR then held by the participant will be set forth in the applicable award agreement.

Other Stock-Based Awards. Other stock-based awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Comerica Common Stock, as the Committee deems consistent with the purpose of the 2018 LTIP. They also may be subject to such additional terms and conditions, which may include continued service for a specified period and/or achievement of performance goals, not inconsistent with the provisions of the 2018 LTIP, as determined by the Committee.

Cash Awards. The Committee may grant awards that are denominated and payable in cash in such amounts and subject to such terms and conditions as the Committee shall determine, which may include continued service for a specified period and/or achievement of performance goals.

PERFORMANCE GOALS. The grant or vesting of awards under the 2018 LTIP may be conditioned on the achievement of performance goals established by the Committee based on the attainment of specified levels of one or more of the following measures: (a) earnings per share (including variations thereof, such as diluted earnings per share, earnings per common share or diluted earnings per common share), (b) return measures (including, but not limited to, return on assets, average assets, equity, common equity or sales or shareholder payout ratio), (c) income measures (before or after taxes, including, but not limited to, net income, net interest income and noninterest income), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner's equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) revenue measures (including, but not limited to, gross revenues and pre-provision net revenue), (i) gross margins, (j) expenses (including expense efficiency ratios and other expense measures), (k) strategic plan development and implementation, (l) capital levels, (m) loan growth, (n) stock price (including, but not limited to, growth measures and total stockholder return), (o) sustainability measures (including, but not limited to, the measures set forth in Comerica's Sustainability report, such as percentage reduction in paper consumption, water use, greenhouse gas emissions and/or landfill waste), (p) asset quality, (q) net interest margin, (r) deposit growth, (s) cost control, (t) liquidity, (u) objective customer service measures or indices; (v) customer satisfaction reports and (w) any other objective or subjective measures determined by the

Committee, in each case with respect to Comerica or any one or more subsidiaries, divisions, business units or business segments thereof, or individual performance, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies). Without limiting the generality of the foregoing, in measuring the achievement of the performance goals, the Committee may make such adjustments as it determines to be appropriate, including for items that are unusual in nature or occur infrequently, the impact of charges for restructurings, discontinued operations, force majeure events (such as a natural disaster, severe weather event, act of war, terrorist attack, pandemic or other similar event), the effect of accounting or tax changes and other items.

CANCELLATION OR SUSPENSION OF AWARDS. The Committee may cancel all or any portion of any award, whether or not vested, as set forth below. Upon cancellation, the award recipient shall forfeit the award and any benefits attributable to such canceled award or portion thereof. The Committee may cancel an award if, in its sole discretion, the Committee determines in good faith that the award recipient has done any of the following: (i) been convicted of, or plead guilty or nolo contendere to, a charge of commission of a felony under federal law or the law of the state in which such action occurred; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for cause; (vi) engaged in any activity in competition with the business of Comerica or any subsidiary or affiliate of Comerica; or (vii) engaged in conduct that adversely affected Comerica. The Chief Human Resources Officer, or such other person designated from time to time by the Committee, shall have the power and authority to suspend all or any portion of any award if that delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting. The cancellation and suspension provisions have no application following a change of control of Comerica.

EFFECT OF A CHANGE IN CONTROL. Upon a change in control of Comerica, participants will be granted replacement awards in the acquirer of the same type held prior to the change in control. Replacement performance awards will be converted into time-based awards for the remainder of the applicable performance period, with the number of underlying shares based on the greater of actual performance through the date of the change in control and target performance. Replacement awards will continue on the same vesting schedule as the original awards, except that, if a participant is terminated by Comerica other than for cause, or if the participant terminates for good reason, within the 24 months following the change in control (or such longer period set forth in an awards agreement), then the participant's awards will be accelerated and vest in full. In the event an acquirer refuses to issue replacement awards, or if the acquirer is not a publicly-held company, then all awards will be accelerated and vest in full. In the case of performance awards, awards will be vested at the greater of actual performance through the date of the change in control and target performance. The terms "cause," "good reason" and "change in control" are defined in the 2018 LTIP.

TRANSFERABILITY OF AWARDS. Awards under the 2018 LTIP will be non-transferable except by will or pursuant to the laws of intestacy for no value or consideration.

AMENDMENT OF THE PLAN. The Committee may amend, alter, or discontinue the 2018 LTIP, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of an award recipient with respect to a previously granted award without such award recipient's consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of Comerica's shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

The Committee may unilaterally amend the terms of any award previously granted, but no such amendment shall, without the award recipient's consent, materially impair the rights of any award recipient with respect to an award, except such an amendment made to cause the 2018 LTIP or award to comply with applicable law, stock exchange rules or accounting rules.

Additionally, without shareholder approval, the Committee is not permitted to amend any stock option or SAR to decrease its exercise price. A "repricing" also includes cash buyouts of out-of-the-money stock options or SARs or substituting a stock award for an out-of-the-money stock option or SAR.

TAX WITHHOLDING. Participants are required to pay to Comerica, or make arrangements satisfactory to Comerica regarding the payment of, any taxes that are required to be withheld with respect to grants under the 2018 LTIP. Unless otherwise determined by Comerica, withholding obligations may be settled with shares of Comerica Common Stock, including shares that are part of the grant that gives rise to the withholding requirement.

CLAWBACK. Awards granted pursuant to the 2018 LTIP shall be subject to the terms of the recoupment (clawback) policy adopted by Comerica as in effect from time to time, as well as any applicable forfeiture provisions.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. The following discussion is intended only as a brief summary of the material U.S. Federal income tax rules that are generally relevant to awards that may be granted under the 2018 LTIP as of the date of this proxy statement. The laws governing the tax aspects of awards are highly technical and such laws are subject to change. The following discussion does not address state, local or non-U.S. income tax rules applicable to awards under the 2018 LTIP. Each individual should seek tax advice with respect to the consequences of participating in the 2018 LTIP from his or her personal tax advisor.

Stock Options and Stock Appreciation Rights. Upon the exercise of a non-qualified stock option, the excess of the fair market value of the shares underlying the portion of the stock option that is exercised over the exercise price paid (the "spread") will constitute compensation taxable to the recipient as ordinary income. Comerica generally will be entitled to a corresponding federal income tax deduction equal to the amount of ordinary income recognized by the recipient. Upon the exercise of a SAR, an award recipient will recognize ordinary income equal to the excess of the fair market value of the shares underlying the exercised portion of the SAR on the exercise date over the exercise price of the SAR. Comerica generally will be entitled to a corresponding deduction equal to the amount of ordinary income that the recipient recognizes. Upon the sale of Comerica Common Stock acquired upon exercise of a non-qualified stock option or SAR, the recipient will generally recognize long- or short-term capital gain or loss, depending on whether the recipient held the stock for more than one year from the date of exercise. With respect to ISOs, a recipient generally will not recognize taxable income when the recipient exercises the ISO, unless the recipient is subject to the alternative minimum tax. If the recipient sells the shares more than two years after the ISO was granted and more than one year after the ISO was exercised, the recipient will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. Comerica will not receive a tax deduction with respect to the exercise of an ISO if the ISO holding period is satisfied. Award recipients do not recognize any taxable income and Comerica is not entitled to a deduction upon the grant of a non-qualified stock option, SAR or an ISO.

Other Awards. Other awards (including restricted stock, restricted stock units, other stock-based awards and cash awards). The recipient of a restricted stock award, restricted stock unit award, other stock-based award or cash award will generally not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based or service-based vesting requirements. The recipient generally will recognize ordinary income when the substantial risk of forfeiture expires or is removed unless, in the case of an award other than restricted stock, the cash to be paid or shares to be delivered are deferred until sometime after the vesting date, in which case, the recipient generally will recognize ordinary income upon receipt of such cash or shares. Comerica will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. If the recipient holds shares received upon settlement of an award for more than one year, the capital gain or loss when the recipient sells the shares will be long-term.

Section 162(m). In general, Section 162(m) of the Internal Revenue Code limits Comerica's compensation tax deduction to compensation of $1,000,000 or less paid in any tax year to any "covered employee" as defined under Section 162(m). Section 162(m) may result in all or a portion of the awards granted under the 2018 LTIP to "covered employees" failing to be deductible to Comerica for U.S. Federal income tax purposes.

Section 409A. Section 409A of the Internal Revenue Code may be applicable to awards granted under the 2018 LTIP that constitute "nonqualified deferred compensation" within the meaning of Section 409A.

EFFECTIVE DATE AND TERMINATION OF THE PLAN. The 2018 LTIP will be effective as of the date it is approved by the shareholders. It will terminate on the tenth anniversary of that date, unless earlier terminated in accordance with its provisions. Awards outstanding as of the date of termination of the 2018 LTIP shall not be affected or impaired by the termination.

SHAREHOLDER VOTING REQUIREMENTS. If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes present in person or represented by proxy by shareholders entitled to vote at the meeting is required for approval of the 2018 LTIP. In tabulating the vote, abstentions will have the same effect as a vote against the 2018 LTIP, however, broker non-votes will be disregarded and will not affect the outcome.

If the 2018 LTIP is not approved by the shareholders, the Committee will continue to grant awards under the Comerica Incorporated 2018 Long-Term Incentive Plan and the 2015 Non-Employee Director Plan as they currently exist, and such plans would be otherwise unaffected by this vote.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE THE AMENDED AND RESTATED COMERICA INCORPORATED 2018 LONG-TERM INCENTIVE PLAN.

PROPOSAL V SUBMITTED FOR YOUR VOTE
APPROVAL OF THE COMERICA INCORPORATED 2021 EMPLOYEE STOCK PURCHASE PLAN
The Board of Directors recommends that you vote "FOR"
the proposal set forth below.

Plan Highlights
• We are asking shareholders to approve the new Comerica Incorporated 2021 Employee Stock Purchase Plan (the "ESPP"). The ESPP:
• Permits Comerica employees to purchase a limited amount of Comerica Common Stock through payroll deduction at a 15% discount. There is no Company match.
• Is a non-qualified plan but employees are still subject to a $25,000 annual limit on their contributions.
• More than 99% of Comerica's employees are eligible to participate in the ESPP.
• Replaces the prior ESPP, which was approved by shareholders in 2004.

•

Comerica maintains an ESPP because it encourages Eligible Employees (as defined below) to acquire an ownership interest in Comerica and further align them with our shareholders; generates an increased incentive to contribute to Comerica's future success and prosperity, thus enhancing the value of the Company; and enhances the ability of the Company to attract and retain employees.

• The ESPP redesign is intended to align with market practice and increase participation, while replenishing the share pool.

We are asking shareholders to approve the Comerica Incorporated 2021 Employee Stock Purchase Plan. The ESPP was approved by the Governance, Compensation and Nominating Committee (the "Committee") on January 26, 2021 and by the Board on February 23, 2021, in substantially the form attached hereto as Appendix II, subject to shareholder approval. The material features of the ESPP are summarized below. The discussion that follows is qualified in its entirety by reference to the ESPP.

Purpose of the ESPP

Our Board of Directors believes that the investment by our employees in Comerica Common Stock through the ESPP will emphasize the mutuality of interests that exists between our employees and our shareholders while at the same time creating an incentive for employees, promoting employee morale, and helping to attract and retain colleagues who contribute to our success. The ESPP provides Eligible Employees with the opportunity, during specified periods one or more times throughout the year ("Offering Periods"), to purchase shares of Comerica Common Stock at a discount through accumulated payroll deductions. The ESPP is not a qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is not subject to the provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended.

Cancellation of the Shares Remaining under the Former Plan

The ESPP replaces the Comerica Incorporated Amended and Restated Purchase Plan (the "Former Plan"). As of February 26, 2021 (the Record Date), approximately 348,827 shares remain available under the Former Plan.

If this proposal is approved:

•
Effective July 1, 2021, new employee stock purchases will only be made under the ESPP;

•
No new employee stock purchases will be made under the Former Plan after June 30, 2021; and

•
Purchases that have already been made under the Former Plan will continue to be eligible for matching under the Former Plan in accordance with the terms of the Former Plan.

Summary of Material Terms of the ESPP

ELIGIBLE PARTICIPANTS.    Each employee who is an "Eligible Employee" five business days prior to the end of an enrollment period will be eligible to participate in such offering. Generally, the term "Eligible Employee" includes all of our employees, other than an employee who: (a) is an "ineligible foreign employee" (as defined in the ESPP), or (b) is an employee who, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Comerica Common Stock.

SHARES AVAILABLE UNDER THE ESPP.    No more than 5,000,000 shares of Comerica Common Stock may be sold pursuant to the ESPP, subject to adjustments as described below. Either authorized and unissued shares or issued shares reacquired by us may be made subject to options under the ESPP. Any shares not purchased prior to the termination of an option may be again subjected to an option under the ESPP

In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Comerica Common Stock or other securities of Comerica, issuance of warrants or other rights to purchase Comerica Common Stock or other securities of Comerica, or other similar corporate transaction or event affects the fair value of an option, the Board will adjust any or all of the following so that the fair value of the option immediately after the transaction or event is equal to the fair value of the option immediately prior to the transaction or event (i) the number and type of shares of Comerica Common Stock which may be made the subject of options, (ii) the number and type of shares of Comerica Common Stock subject to outstanding options, and (iii) the grant, purchase or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an option. Any such adjustments will be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject. Each affected participating employee in the ESPP will be notified of any such adjustment.

PURCHASE OF SHARES.    Each year during the term of the ESPP, unless the Committee determines otherwise, we will, through one or more Offering Periods, make an offer to each Eligible Employee of options to purchase Comerica Common Stock through voluntary payroll deductions. Through the execution and delivery of a subscription agreement, each Eligible Employee will be entitled to purchase a dollar amount of shares of Comerica Common Stock as the Committee may determine for any offering (but not exceeding $25,000 for any calendar year). The option price for each offering will be determined by the Committee and will not be less than 85% of fair market value of the shares of Comerica Common Stock on the date the option is automatically exercised (i.e., the "Purchase Day"). The Purchase Day will generally be the last trading day (i.e., day on which the New York Stock Exchange is open for trading) of the applicable Offering Period, unless otherwise determined by the Committee or Plan Administrator (as defined below).

Each Offering Period will consist of an "Enrollment Period" and a "Payroll Deduction Period." The beginning and ending dates of each Enrollment Period and Payroll Deduction Period will be determined by the Committee or by the Plan Administrator. The employee's election to participate and subscription for shares for each Offering Period will indicate the dollar amount of shares to be purchased on behalf of such employee and will authorize payroll deductions to be made over the Payroll Deduction Period. During the Payroll Deduction Period, the Committee may allow participants to prospectively decrease their payroll deduction authorizations. A participant may revoke his or her subscription agreement up to two weeks prior to the Purchase Day for the applicable Offering

Period. As soon as administratively possible following the Purchase Day, shares will be delivered to the participating employee via book-entry or by issuance of a certificate.

In the event the participant revokes his or her subscription agreement, or the participant leaves employment prior to the Purchase Day, we will refund his or her entire contribution to date without interest.

NEW PLAN BENEFITS.    Each executive officer qualifies for participation under the ESPP and may be eligible, along with all other Eligible Employees, to annually purchase up to $25,000 worth of Comerica Common Stock at a discount below the market price. However, participation in the ESPP is voluntary and dependent upon each executive officer's election to participate, and the benefit of participating will depend on the terms of the offerings (if any) and fair market value of the Comerica Common Stock on the Purchase Day. Accordingly, future benefits that would be received by the executive officers and other Eligible Employees under the ESPP are not determinable at this time. However, the number of shares purchased in 2020 under the Former Plan by the NEOs, all of the executive officers as a group (including the NEOs currently serving as executive officers) and the entire employee population as a group are approximately 0, 269 and 189,800, respectively.

MARKET VALUE OF COMMON STOCK.    On March 8, 2021, the latest practicable date the information was available prior to the printing and mailing of this proxy statement, the closing price of a share of Comerica's Common Stock on the New York Stock Exchange was $72.17.

ADMINISTRATION OF THE ESPP.    The ESPP will be administered by the Committee, or such other committee of the Board of Directors as it may designate. The Committee has full power, in a manner not inconsistent with the ESPP, to alter, amend, suspend, or terminate the ESPP or any part thereof or any option thereunder at any time, to adopt, amend and rescind any rules for the administration of the ESPP, to construe and interpret the ESPP, to exercise any and all powers allocated to the Committee under the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. However, the day-to-day administration of the ESPP is expected to be handled by the Chief Human Resources Office (i.e., the "Plan Administrator").

ASSIGNMENT; TRANSFER; SHAREHOLDER RIGHTS.    An option granted under the ESPP may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only for the benefit of the employee. No participant has rights as a stockholder until payment for the shares has been completed and a certificate has been issued.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES.    The following is a brief summary of the principal United States federal income tax consequences of participation in the ESPP, based on current United States federal income tax law. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Generally, an employee will not recognize taxable income on the grant of a stock option. Upon the exercise of a stock option, the employee will recognize ordinary income in an amount equal to the difference between the fair market value of Comerica Common Stock received on the date of the exercise and the cost of the stock option (number of shares exercised multiplied by the exercise price per share). Comerica will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the employee upon exercise of the stock option.

TERMINATION OF THE PLAN.    We intend to continue the ESPP until all of the Comerica Common Stock reserved for the purposes of the ESPP have been subscribed for and sold.

SHAREHOLDER VOTING REQUIREMENTS.    If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes present in person or represented by proxy by shareholders entitled to vote at the meeting is required for approval of the ESPP. In tabulating the vote, abstentions will have the same effect as a vote against the ESPP, however, broker non-votes will be disregarded and will not affect the outcome.

If the ESPP is not approved by the shareholders, the Committee will continue to permit employee stock purchases under the Former Plan as it currently exists, and the Former Plan would be otherwise unaffected by this vote.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE THE COMERICA INCORPORATED 2021 EMPLOYEE STOCK PURCHASE PLAN.

SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica Common Stock beneficially owned by Comerica's incumbent directors and director nominees, the NEOs and all incumbent directors and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of February 26, 2021 and also any shares that the individual can acquire by April 27, 2021 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse or other family members) with respect to the shares listed in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John D. Buchanan	55,237	(1)(2)	*
J. McGregor Carr	10,601	(1)(3)	*
Michael E. Collins	7,372	(4)	*
Roger A. Cregg	51,047	(4)(5)(6)	*
Megan D. Crespi	27,822	(1)(7)	*
T. Kevin DeNicola.	36,643	(4)(8)	*
Curtis C. Farmer	184,395	(1)(9)	*
James J. Herzog	23,574	(1)(10)(11)	*
Jacqueline P. Kane	40,584	(4)(5)(12)	*
Richard G. Lindner	62,515	(4)(5)(13)	*
Barbara R. Smith	8,164	(4)(5)	*
Robert S. Taubman	48,124	(4)	*
Reginald M. Turner, Jr.	36,512	(4)(5)(14)	*
Nina G. Vaca (Ximena G. Humrichouse)	31,235	(4)(5)	*
Michael G. Van de Ven	12,372	(4)(15)	*
Directors and current executive officers as a group (23 people)	934,374	(16)(17)	*

Footnotes:
*	Represents holdings of less than one percent of Comerica Common Stock.
(1)	Includes restricted stock units held by individuals, over which individuals do not have voting or investment power, as follows: Mr. Buchanan, 10,440 restricted stock units, Mr. Carr, 8,705 restricted stock units, Ms. Crespi, 26,050 restricted stock units; Mr. Farmer, 42,908 restricted stock units; and Mr. Herzog, 9,788 restricted stock units.
(2)	Includes 320 shares of restricted stock of Comerica subject to future vesting conditions ("restricted stock") and options to purchase 10,590 shares of Comerica Common Stock that are or will be exercisable as of April 27, 2021.
(3)	Includes options to purchase 1,896 shares of Comerica Common Stock that are or will be exercisable as of April 27, 2021.
(4)	Includes restricted stock units held by non-employee directors, over which directors do not have voting or investment power, as follows: restricted stock units for Roger A. Cregg and T. Kevin DeNicola, who each hold 30,098 restricted stock units, Reginald M. Turner, Jr., who holds 32,920 restricted stock units, Richard G. Lindner, who holds 28,510 restricted stock units, Robert S. Taubman, who holds 33,439 restricted stock units, Jacqueline P. Kane and Nina G. Vaca, who each hold 25,898 restricted stock units, Michael E. Collins and Michael Van de Ven, who each hold 7,372 restricted stock units, and Barbara R. Smith, who holds 5,819 restricted stock units. These restricted stock units are subject to time vesting and will be settled in Comerica Common Stock following the respective director's termination of service as a director.
(5)	Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica Common Stock under a deferred compensation plan: Roger A. Cregg, 15,949 shares; Jacqueline P. Kane, 5,310 shares; Richard G. Lindner, 24,681 shares; Barbara R. Smith, 2,346 shares; Reginald M. Turner, Jr., 1,972 shares; and Nina G. Vaca, 5,269 shares; the directors do not have voting power over such shares.
(6)	Includes 5,000 shares in an account held jointly with his spouse.
(7)	Includes options to purchase 1,772 shares of Comerica Common Stock that are or will be exercisable as of April 27, 2021.
(8)	Includes 6,545 shares held by the Kevin DeNicola Revocable Trust.
(9)	Includes 625 shares of restricted stock and options to purchase 28,335 shares of Comerica Common Stock that are or will be exercisable as of April 27, 2021.
(10)	Includes the following number of shares deemed invested, on behalf of the respective individuals, in Comerica Common Stock under deferred compensation plans: Mr. Herzog, 1,398 shares; he does not have voting power over such shares.

(11)	Includes 133 shares of restricted stock and options to purchase 4,432 shares of Comerica Common Stock that are or will be exercisable as of April 27, 2021.
(12)	Includes 9,376 shares held by The Steven and Jacqueline Kane Trust U/A dtd 12/20/2010.
(13)	Includes 3,092 shares held by the Lindner 2006 Living Trust 12/18/2006 and 6,232 shares held by spouse through Christy L. Lindner 2020 Family Trust.
(14)	Includes 1,620 shares held by the Reginald M. Turner, Jr. Trust.
(15)	Includes 5,000 shares held by the Van de Ven 2008 Family Trust.
(16)	Includes 2,580 shares of restricted stock and options to purchase 126,900 shares of Comerica Common Stock that are exercisable by February 26, 2021 or will become exercisable by April 27, 2021, all of which are beneficially owned by the current executive officers as a group. The number shown also includes 384,047 restricted stock units held by directors and executive officers as a group; in each case, the officer or director does not have voting or investment power over such restricted stock units. 57,014 shares are deemed invested, on behalf of the directors and executives, in Comerica Common Stock under deferred compensation plans; the officer or director does not have voting power over such shares. The number additionally includes 45,322 shares of Comerica Common Stock for which the directors, nominees and executive officers share voting and investment power. The number shown does not include any shares that are pledged. Comerica has adopted a policy that directors and employees may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that are intended to hedge or offset any decrease in the market value of Comerica's equity securities either granted to the employee or director as part of their compensation or beneficially owned by such director, employee or any of their family members. Employees, officers and directors are also prohibited from holding Comerica's securities in a margin account or pledging Comerica's securities as collateral for a loan.
(17)	As of February 26, 2021, consists of ten non-employee directors and thirteen current executive officers, one of whom is an employee director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica Common Stock. The following table provides the required information about the only shareholders known to Comerica to be the beneficial owner of more than 5% of Comerica Common Stock as of December 31, 2020. To report this information, Comerica relied solely on information that BlackRock, Inc. provided in its Schedule 13G/A, filed January 29, 2021, on information that FMR LLC provided in its Schedule 13G, filed February 8, 2021, on information that State Street Corporation provided in its Schedule 13G, filed February 8, 2021 and on information that The Vanguard Group provided in its Schedule 13G/A, filed February 10, 2021, in each case relating to their respective beneficial ownership of Comerica as of December 31, 2020, using Comerica's actual shares outstanding at December 31, 2020.

Amount and Nature of Beneficial Ownership as of December 31, 2020

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. and certain affiliates
55 East 52nd Street
New York, NY 10055	11,786,454(1)	8.5%
FMR LLC and certain affiliates
245 Summer Street
Boston, Massachusetts 02210	7,508,385(2)	5.4%
State Street Corporation and certain affiliates
State Street Financial Center
One Lincoln Street
Boston, MA 02111	7,758,216(3)	5.6%
The Vanguard Group, Inc. and certain affiliates
100 Vanguard Blvd.
Malvern, PA 19355	14,977,562(4)	10.8%

Footnotes:
(1)

BlackRock, Inc. indicated that it has sole power to vote or to direct the vote with respect to 10,554,036 shares and sole dispositive power with respect to 11,786,454 shares. BlackRock, Inc. filed on behalf of the following subsidiaries: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, N.A.; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; iShares (DE) I Investmentaktiengesellschaft mit Teilgesellsc; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; Blackrock (Singapore) Limited; and BlackRock Fund Managers Ltd.

(2)

FMR LLC filed jointly with Abigail P. Johnson, a director, the Chairman and Chief Executive Officer of FMR LLC. The reporting persons indicated that they had sole power to vote or direct the vote with respect to 437,098 shares. They also indicated that they have sole dispositive power with respect to 7,508,385 shares. FMR LLC filed on behalf of the following subsidiaries: FIAM LLC; Fidelity Management & Research Company LLC; and Strategic Advisers LLC. According to the filing, members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company LLC ("FMR Co. LLC"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(3)

State Street Corporation indicated that it has shared power to vote or to direct the vote with respect to 7,236,411 shares, and shared dispositive power with respect to 7,755,468 shares. State Street Corporation filed on behalf of the following subsidiaries: State Street Bank and Trust Company, SSGA Funds Management, Inc.; State Street Global Advisors Limited (UK); State Street Global Advisors Ltd (Canada); State Street Global Advisors, Australia Limited; State Street Global Advisors (Japan) Co., Ltd; State Street Global Advisors Asia Ltd; State Street Global Advisors GmbH; State Street Global Advisors Ireland Limited; and State Street Global Advisors Trust Company.

(4)

The Vanguard Group, Inc. indicated that it has shared power to vote or to direct the vote with respect to 204,864 shares. It has sole dispositive power with respect to 14,380,866 shares, and shared dispositive power with respect to 596,696 shares. The Vanguard Group, Inc. filed on behalf of the following subsidiaries: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd.; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited.

 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2022 ANNUAL MEETING

SEC Rule 14a-8.    To be considered for inclusion in next year's proxy statement, shareholder proposals must comply with applicable laws and regulations, including Rule 14a-8 promulgated under the Exchange Act, as well as Comerica's bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, and received by November 16, 2021.

Advance Notice Procedures.    Comerica's bylaws also establish advance notice procedures with regard to shareholder proposals and director nominations that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an Annual Meeting of Comerica's shareholders. For the 2022 Annual Meeting of Shareholders, notice must be received by Comerica's Corporate Secretary no later than the close of business on January 27, 2022 and no earlier than the close of business on December 28, 2021. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one-year anniversary of this year's Annual Meeting date (i.e., April 27, 2022), or if a special meeting of shareholders is called for the purpose of electing directors, Comerica's Corporate Secretary must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date (and, in the case of a special meeting, of the nominees proposed by the Board of Directors to be elected at such meeting).

If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year's Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica's Corporate Secretary receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

Any shareholder making a proposal or a director nomination will need to disclose additional information regarding each person proposed for nomination for election as a director, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, including disclosure of securities ownership, derivative and short positions and certain interests, as described in Comerica's bylaws. Additionally, any director nominee would need to complete a written questionnaire and representations as described above under "Board and Committee Governance — Nominee Selection Process."

Proxy Access Procedures.    Article III of the bylaws permits a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of outstanding Comerica Common Stock for at least 3 years to nominate and include in Comerica's annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in the bylaws, including the advance notice procedures set forth above.

Additional Requirements.    Comerica's bylaws contain additional shareholder proposal and director nomination requirements. A copy of Comerica's bylaws can be obtained by making a written request to the Corporate Secretary.

 GENERAL INFORMATION FOR SHAREHOLDERS ABOUT THE ANNUAL MEETING

Proxy Materials.    We are providing this proxy statement in connection with the solicitation by the Board of Directors of Comerica Incorporated of proxies to be voted at our 2021 annual meeting of shareholders to be held on April 27, 2021, and at any adjournment. This proxy statement was first made available to shareholders on or about March 16, 2021.

A proxy is your authorization for someone else to vote for you in the way that you want to vote. When you complete and submit a proxy card or use the automated telephone voting system or the Internet voting system, you are submitting a proxy.

Under rules adopted by the SEC, we are providing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. Unless you previously requested electronic delivery, we mailed to you a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report, and it provides you with information on voting.

If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

You can choose to receive future proxy statements and annual reports electronically by following the prompt that will appear if you vote through the Internet. Shareholders who choose to view future proxy statements and annual reports through the Internet will receive an email with instructions containing the Internet address of these materials, as well as voting instructions, on approximately the same date that materials are first mailed to shareholders.

If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions when you vote your shares over the Internet. Enrolling in future electronic delivery of these materials reduces Comerica's printing and mailing expenses and environmental impact.

If you elect to view proxy materials electronically, your enrollment will remain in effect for all shareholder meetings until you cancel it. To cancel, registered shareholders should follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

Voting Procedures.    Holders of Comerica Common Stock at the close of business on February 26, 2021 (the "Record Date"), are entitled to vote at the annual meeting. Each holder of Comerica Common Stock is entitled to cast one vote on each matter submitted at the annual meeting for each share of stock held on the Record Date. As of that date, there were 139,490,972 shares of Comerica Common Stock outstanding and entitled to vote. Holders of our Series A Preferred Stock are not entitled to vote. A majority of the issued and outstanding shares, 69,745,487 shares, present or represented by proxy at the meeting, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

Please refer to your proxy card or Notice of Internet Availability of Proxy Materials for information on voting by proxy. If you attend the meeting virtually, you may vote through the virtual meeting site and the proxy will not be used. If you submit a proxy to Comerica before the Annual Meeting, whether by proxy card, by telephone or by Internet, the persons named as proxies will vote your shares as you direct. If no instructions are specified, the proxy will be voted for the eleven directors nominated by the Board of Directors; for the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021; for the non-binding, advisory proposal to approve executive compensation; for the approval of the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan; and for the approval of the Comerica Incorporated 2021 Employee Stock Purchase Plan. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board is not aware of any other matter upon which action will be taken at the Annual Meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the person or persons named in the proxies.

Revoking Your Proxy.    You may revoke a proxy at any time before the proxy is exercised by:

  (1)
  delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201;

  (2)
  submitting another properly completed proxy card that is later dated;

  (3)
  voting by telephone at a subsequent time;

  (4)
  voting by the Internet at a subsequent time; or

  (5)
  voting your shares electronically during the Annual Meeting by clicking on the "Cast Your Vote" link on the Meeting Center site.

"Street Name"/Beneficial Holders.    If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in "street name." Beneficial holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. Your brokerage firm, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.

Alternately, if you are a beneficial holder and plan to attend the meeting virtually, please see instructions below under "Admission to the Annual Meeting" on how to register and vote your shares at the meeting.

Shareholder List.    A list of shareholders of record will be available on the Meeting Center site for inspection by shareholders for any legally valid purpose related to the Annual Meeting during the virtual Annual Meeting, and will be available upon request for the ten days prior to the Annual Meeting through an electronic network site that you can gain access to by contacting InvestorRelations@comerica.com.

Expenses of Solicitation.    Comerica pays the cost of preparing and printing the proxy statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Innisfree M&A Incorporated, a proxy solicitation firm, at a cost of $15,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica Common Stock.

Vote Required.

Directors:    If a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted "for" a director nominee exceeds the number of votes cast "against" that nominee) will be elected as directors. Votes cast will include only votes cast with respect to shares present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present at the meeting, broker non-votes (described below) and shares voting "abstain" have no effect on the election of directors. If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting. If a director does not receive the vote of the majority of the votes cast and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. After taking into account a recommendation by the Governance, Compensation and Nominating Committee and excluding the nominee in question, the Board of Directors will decide and publicly disclose its determination about whether to accept the resignation within 90 days of the certification of the voting results.

Other Proposals:    If a quorum exists, the proposals: (i) to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm; (ii) to approve a non-binding, advisory proposal to approve executive compensation; (iii) to approve the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan; and (iv) to approve the Comerica Incorporated 2021 Employee Stock Purchase Plan must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the applicable proposal. For the non-binding, advisory proposal to approve executive compensation and the proposals to approve the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan and the Comerica Incorporated 2021 Employee Stock Purchase Plan, broker non-votes will not be counted as eligible to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a "broker non-vote" occurs.

An independent third party, Computershare Trust Company, N.A., will act as the inspector of the Annual Meeting and the tabulator of votes.

Householding.    SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as "householding" and can result in significant savings of paper and mailing costs.

Because we have elected to provide access to our proxy materials over the Internet under the SEC's "notice and access" rules, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding Comerica Common Stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of Comerica Common Stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Corporate Secretary
Comerica Incorporated
Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
1-866-641-4276

Admission to the Annual Meeting.    If you were a holder of record of Comerica Common Stock at the close of business on the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetingcenter.io/220952924 and entering the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials you previously received and the meeting password, CMA2021.

If you were a beneficial holder of record of Comerica Common Stock as of the Record Date and you want to attend the Annual Meeting, you have two options:

  1)
  Register in advance to virtually attend the Annual Meeting. Submit proof of your proxy power ("Legal Proxy") from your broker or bank reflecting your Comerica Common Stock holdings along with your name and email address to Computershare.

    Requests for registration as set forth in (1) above must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on April 21, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

    Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com
By mail:	Computershare
Comerica Incorporated Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
  2)
  Register at the Annual Meeting. For the 2021 proxy season, an industry solution has been agreed upon to allow beneficial holders to register online at the Annual Meeting to attend, ask questions and vote.

    Please note that option (2) above is intended to be provided as a convenience to beneficial holders only, and there is no guarantee this option will be available for you. The inability to provide this option shall in no way impact the validity of the Annual Meeting. In order to ensure you are able to attend, ask questions and vote at the Annual Meeting, you may choose the Register in Advance of the Annual Meeting option.

    The online meeting will begin promptly at 9:30 a.m., Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the admission instructions for record holders as outlined in this proxy statement.

Participation in the Annual Meeting.    You will be able to vote your shares electronically at the annual meeting (other than shares held through the Comerica Preferred Savings Plan, which must be voted prior to the meeting).

Questions can be submitted during the meeting by accessing the meeting center at www.meetingcenter.io/220952924, entering your control number and meeting password, CMA2021, and clicking on the message icon in the upper right hand corner of the page. To return to the main page, click the "i" icon at the top of the screen. Shareholder questions or comments may also be submitted ahead of time by sending an e-mail to InvestorRelations@comerica.com. Questions which comply with the Rules of Conduct and that are germane to the purpose of the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. The Rules of Conduct may be accessed from the meeting center page.

Technical assistance will be available for shareholders attending the meeting.

Annual Report. A copy of Comerica's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201. You should not regard the 2020 Annual Report as proxy soliciting material.

Appendix I

COMERICA INCORPORATED
AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN

SECTION 1.    Purpose; Definitions

        The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, non-employee directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company's businesses and increases in Company shareholder value.

        For purposes of this Plan, the following terms are defined as set forth below, and certain other terms used herein have the definitions given to them in the first place in which they are used:

        (a)    "Affiliate" means a company or other entity controlled by, controlling or under common control with the Company.

        (b)    "Applicable Exchange" means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

        (c)    "Award" means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash Award granted pursuant to the terms of this Plan.

        (d)    "Award Agreement" means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

        (e)    "Board" means the board of directors of the Company.

        (f)    "Business Combination" has the meaning set forth in Section 10(e)(iii).

        (g)    "Cash Award" means an Award granted under Section 8 of the Plan.

        (h)    "Cause" means, unless otherwise provided in an Award Agreement, (i) "Cause" as defined in any Individual Agreement (unless expressly provided otherwise in such Individual Agreement) to which a Participant is a party as in effect as of immediately prior to the date of the Termination of Service that occurs on or after a Change in Control, or (ii) if there is no Individual Agreement, if it does not define Cause or if a Change in Control has not occurred prior to the date of Termination of Service: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant's employment duties, (D) a material violation of the Company's ethics and compliance program or (E) prior to a Change in Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether "Cause" exists shall be subject to de novo review.

        (i)    "Change in Control" has the meaning set forth in Section 10(e).

        (j)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

        (k)    "Committee" means the Committee referred to in Section 2.

        (l)    "Common Stock" means common stock, $5.00 par value per share, of the Company.

        (m)    "Company" means Comerica Incorporated, a Delaware corporation, or its successor.

        (n)    "Corporate Transaction" has the meaning set forth in Section 3(e).

        (o)    "Delegate" has the meaning set forth in Section 2(d).

        (p)    "Disability" means, unless otherwise provided in an Award Agreement, permanent and total disability as determined under the Company's Long-Term Disability Plan applicable to the Participant; provided that, in any case, for an Award that is subject to Section 409A of the Code, "Disability" means "disability" as defined in Section 409(a)(2)(C) of the Code.

        (q)    "Disaffiliation" means a Subsidiary's or an Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

        (r)    "Effective Date" has the meaning set forth in Section 12(a).

        (s)    "Eligible Individuals" means officers, employees, non-employee directors and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective officers, employees, non-employee directors and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

        (t)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        (u)    "Fair Market Value" means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the most recent prior date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.

        (v)    "Full-Value Award" means any Award other than a Stock Option, Stock Appreciation Right or Cash Award.

        (w)    "Good Reason" means, unless otherwise provided in an Award Agreement, (i) "Good Reason" as defined in any Individual Agreement (unless expressly provided otherwise in such Individual Agreement) to which the Participant is a party as in effect as of immediately prior to the date of the Termination of Service that occurs on or after a Change in Control, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, the occurrence of any of the following without a Participant's consent: (A) a material reduction in the Participant's annual base salary or target short-term incentive compensation opportunity, in each case, from that in effect immediately prior to the Change in Control; or (B) a mandatory relocation of the Participant's principal location of employment to a location that is more than fifty (50) miles from his or her principal employment location immediately prior to the Change in Control and increases the distance between such Participant's home and principal employment location. In order to invoke a termination for Good Reason, the Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (B) within ninety (90) days following the Participant's knowledge of the initial existence of such condition or conditions, and the Company shall have thirty (30) days following receipt of such written notice (the "Cure Period") during which it may cure the condition, if curable. If the Company fails to cure the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within one (1) year following the end of the Cure Period in order for such termination to constitute a termination for Good Reason. The Participant's mental or physical incapacity following the occurrence of an event described above in clauses (A) through (B) shall not affect the Participant's ability to terminate employment for Good Reason.

        (x)    "Grant Date" means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

        (y)    "Incentive Stock Option" means any Stock Option designated in the applicable Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code, and that in fact so qualifies.

        (z)    "Incumbent Board" has the meaning set forth in Section 10(e)(ii).

        (aa)    "Indemnified Person" has the meaning set forth in Section 13(k).

        (bb)    "Individual Agreement" means, solely with respect to periods on or after a Change in Control, a change in control, severance or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, which, for the avoidance of doubt, does not include any arrangement providing for similar benefits under a plan or policy.

        (cc)    "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        (dd)    "Other Stock-Based Award" means Awards granted to a Participant under Section 9 of this Plan.

        (ee)    "Outstanding Company Common Stock" has the meaning set forth in Section 10(e)(i).

        (ff)    "Outstanding Company Voting Securities" has the meaning set forth in Section 10(e)(i).

        (gg)    "Participant" means an Eligible Individual to whom an Award is or has been granted.

        (hh)    "Performance Goals" means the performance goals established by the Committee in connection with the grant of an Award. Such goals shall be based on the attainment of specified levels of one or more of the following measures: (a) earnings per share (including variations thereof, such as diluted earnings per share, earnings per common share or diluted earnings per common share), (b) return measures (including, but not limited to, return on assets, average assets, equity, common equity or sales or shareholder payout ratio), (c) income measures (before or after taxes, including, but not limited to, net income, net interest income and noninterest income), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner's equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) revenue measures (including, but not limited to, gross revenues and pre-provision net revenue), (i) gross margins, (j) expenses (including expense efficiency ratios and other expense measures), (k) strategic plan development and implementation, (l) capital levels, (m) loan growth, (n) stock price (including, but not limited to, growth measures and total stockholder return), (o) sustainability measures (including, but not limited to, the measures set forth in Comerica's Sustainability report, such as percentage reduction in paper consumption, water use, greenhouse gas emissions and/or landfill waste), (p) asset quality, (q) net interest margin, (r) deposit growth, (s) cost control, (t) liquidity, (u) objective customer service measures or indices, (v) customer satisfaction reports and (w) any other objective or subjective measures determined by the Committee, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, or individual performance, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies). Without limiting the generality of the foregoing, in measuring the achievement of the Performance Goals, the Committee may make such adjustments as it determines to be appropriate, including for items that are unusual in nature or occur infrequently, the impact of charges for restructurings, discontinued operations, force majeure events (such as a natural disaster, severe weather event, act of war, terrorist attack, pandemic or other similar event), the effect of accounting or tax changes and other items.

      (ii)    "Person" has the meaning set forth in Section 10(e)(i).

        (jj)    "Plan" means the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

        (kk)    "Prior Plans" means the Comerica Incorporated 2006 Amended and Restated Long-Term Incentive Plan, as amended to date, and the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors, as amended to date.

        (ll)    "Replaced Award" has the meaning set forth in Section 10(b).

        (mm)    "Replacement Award" has the meaning set forth in Section 10(b).

        (nn)    "Restricted Stock" means an Award granted under Section 6.

        (oo)    "Restricted Stock Unit" has the meaning set forth in Section 7(a).

        (pp)    "Retirement" means, as it pertains to officers and employees, except as otherwise provided by the Committee, retirement from active employment with the Company or any Affiliate on or after age 65 or after attainment of both age 55 and at least ten (10) years of service with the Company or its Affiliates (as reflected in the Company's records).

        (qq)    "Section 16(b)" has the meaning set forth in Section 2(g).

        (rr)    "Section 409A CIC" has the meaning set forth in Section 10(a).

        (ss)    "Separation from Service" has the meaning set forth in Section 1(yy).

        (tt)    "Share" means a share of Common Stock.

        (uu)    "Stock Appreciation Right" means an Award granted under Section 5(b).

        (vv)    "Stock Option" means an Award granted under Section 5(a).

        (ww)    "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

        (xx)    "Term" means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

        (yy)    "Termination of Service" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant's employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service, and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or any Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a "nonqualified deferred compensation plan" subject to Section 409A of the Code, a Participant shall not be considered to have experienced a "Termination of Service" unless the Participant has experienced a "separation from service" within the meaning of Section 409A of the Code (a "Separation from Service").

SECTION 2.    Administration

        (a)    Committee. This Plan shall be administered by the Board directly, or if the Board elects, by the Governance, Compensation and Nominating Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the "Committee" refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

        Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

          (i)    To select the Eligible Individuals to whom Awards may from time to time be granted;

          (ii)    To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash Awards or any combination thereof are to be granted hereunder;

          (iii)    To determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash Award;

          (iv)    To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(c)) or any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate);

          (v)    To modify, amend or adjust the terms and conditions (including, but not limited to, Performance Goals) of any Award (subject to Section 5(c) and Section 5(d)), at any time or from time to time, including, without limitation, in order to comply with tax and securities laws and to comply with changes of law and accounting standards;

          (vi)    To determine to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of a Participant;

          (vii)    To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

          (viii)    To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

          (ix)    To establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

          (x)    To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

          (xi)    To decide all other matters that must be determined in connection with an Award; and

          (xii)    To otherwise administer this Plan.

        (b)    Procedures.

          (i)    The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and, subject to Section 2(g), allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officer or officers selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

          (ii)    Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

        (c)    Discretion of Committee.    Subject to Section 1(h), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

        (d)    Cancellation or Suspension.    Subject to Section 5(c), the Committee may cancel all or any portion of any Award, whether or not vested or deferred, as set forth below. Upon cancellation, the Participant shall forfeit the Award and any benefits attributable to such canceled Award or portion thereof. The Committee may cancel an Award if, in its sole discretion, the Committee determines in good faith that the Participant has done any of the following: (i) been convicted of, or plead guilty or nolo contendere to, a charge of commission of a felony under federal law or the law of the state in which such action occurred; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for Cause; (vi) engaged in any activity in competition with the business of the Company or any Subsidiary or Affiliate of the Company; or (vii) engaged in conduct that adversely affected the Company. The Executive Vice President—Chief Human Resources Officer, or such other officer designated from time to time by the Committee (the "Delegate"), shall have the power and authority to suspend all or any portion of any Award if the Delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an Award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting. This Section 2(d) shall have no application following a Change in Control.

        (e)    Award Agreements.    The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Participant's acceptance of the applicable Award Agreement within the time period specified in the Award Agreement, unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12(d) hereof.

        (f)    Minimum Vesting Period.    Except for Awards granted with respect to a maximum of 5% of the Shares authorized in the first sentence of Section 3(a), Award Agreements shall not provide for a designated vesting period of less than one (1) year.

        (g)    Section 16(b).    The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 3. Common Stock Subject to Plan

        (a)    Authorized Shares.    The maximum number of Shares that may be issued pursuant to Awards granted under this Plan shall be 7,720,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise, at the sole discretion of the Committee.

        (b)    Prior Plans.    On and after the Effective Date, no new awards may be granted under the Prior Plans, it being understood that (i) awards outstanding under the Prior Plans as of the Effective Date shall remain in full force and effect under the applicable Prior Plan according to their respective terms, and (ii) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof, including any Shares that are unearned under performance awards taking into account the maximum possible payout, shall again be available for Awards under this Plan.

        (c)    Individual Limits.    No Participant, other than a non-employee director, may be granted (i) Stock Appreciation Rights and Stock Options covering in excess of 1,000,000 Shares during any calendar year, (ii) Full-Value Awards covering in excess of 500,000 Shares during any calendar year or (iii) Cash Awards in excess of $10,000,000 during any calendar year. No Participant who is a non-employee director of the Company may be granted during any calendar year Awards covering Shares with a grant date fair value in excess of $500,000.

        (d)    Rules for Calculating Shares Issued.    To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards shall not be counted as Shares issued under this Plan. If tax withholding obligations relating to any Full-Value Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant's ownership and delivery of such Shares) or the Company withholding Shares relating to such Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a). If the exercise price and/or tax withholding obligations relating to any Stock Option or Stock Appreciation Right are satisfied by delivering Shares (either actually or through a signed document affirming the Participant's ownership and delivery of such Shares) or the Company withholding Shares relating to such Stock Option or Stock Appreciation Right, the gross number of Shares subject to the Stock Option or Stock Appreciation Right shall nonetheless be deemed to have been issued under this Plan.

        (e)   Adjustment Provisions.

            (i)  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company's direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitations on Awards in respect of Shares set forth in Section 3(c) applicable to the grants to individuals, (C) the number and kind of Shares or other securities subject to outstanding Awards, (D) financial goals or results underlying or relevant to a Performance Goal and (E) the exercise price of outstanding Awards.

           (ii)  In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company's shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitation limitations on Awards in respect of Shares set forth in Section 3(c) applicable to the grants to individuals, (C) the number and kind of Shares or other securities subject to outstanding Awards, (D) financial goals or results underlying or relevant to a Performance Goal, and (E) the exercise price of outstanding Awards.

           (iii)  In the case of Corporate Transactions, such adjustments may include: (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

          (iv)  Any adjustments made pursuant to this Section 3(e) to Awards that are considered "nonqualified deferred compensation" subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, and any adjustments made pursuant to Section 3(e) to Awards that are not considered "nonqualified deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

           (v)  Any adjustment under this Section 3(e) need not be the same for all Participants.

SECTION 4. Eligibility

        Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Stock Options and Stock Appreciation Rights

        (a)    Stock Options.    Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

        (b)    Stock Appreciation Rights.    Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash or Shares in value equal to the product of (i) the excess of the Fair Market Value of one (1) Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

        (c)    Exercise Price; Prohibition on Repricing.    The exercise price per Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(e), to decrease the exercise price thereof, be cancelled in exchange for other Awards or in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a "repricing" of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company's shareholders. Further, except as provided in Section 3(e) hereof, the Committee may not, without prior approval of the Company's shareholders, seek to effect any repricing of any previously granted "underwater" Stock Option or Stock Appreciation Right by repurchasing the underwater Stock Option or Stock Appreciation Right with cash. A Stock Option or Stock Appreciation Right shall be deemed to be "underwater" at any time when the Fair Market Value of the Shares covered by such Stock Option or Stock Appreciation Right is less than the exercise price of the Stock Option or Stock Appreciation Right.

        (d)    Term.    The Term of each Stock Option and each Stock Appreciation Right shall be fixed by the Committee, but no Stock Option or Stock Appreciation Right shall be exercisable more than ten (10) years after its Grant Date.

        (e)    Exercisability.    Except as otherwise provided herein, Stock Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

        (f)    Method of Exercise.    Subject to the provisions of this Section 5, Stock Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the Term thereof, in accordance with the methods and procedures established by the Committee in the Award Agreement or otherwise.

        (g)    Delivery; Rights of Shareholders.    A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(k), a Participant shall have all of the rights of a shareholder of the Company holding the number of Shares deliverable pursuant to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given proper notice of exercise, (ii) if requested, has given the representation described in Section 13(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.

        (h)    Nontransferability of Stock Options and Stock Appreciation Rights.    No Stock Option or Stock Appreciation Right shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) upon the Participant's death, to a designated beneficiary pursuant to Section 13(f) hereof. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5(h), it being understood that the term "holder" and "Participant" include such guardian, legal representative and other transferee; provided, however, that the term "Termination of Service" shall continue to refer to the Termination of Service of the original Participant.

        (i)    Termination of Service.    The effect of a Participant's Termination of Service on any Stock Option or Stock Appreciation Right then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Stock Option or Stock Appreciation Right. In no event shall a Stock Option or Stock Appreciation Right be exercisable after the expiration of its Term.

        (j)    Additional Rules for Incentive Stock Options.    Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

        (k)    Dividends and Dividend Equivalents.    Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(e).

SECTION 6. Restricted Stock

        (a)    Administration.    Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

        (b)    Book Entry Registration or Certificated Shares.    Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

    The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Comerica Incorporated, 1717 Main Street, Dallas, Texas 75201.

        The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (c)    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

            (i)  The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Awards of Restricted Stock (including any applicable Performance Goals) need not be the same with respect to each recipient.

           (ii)  Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Awards of Restricted Stock for which such vesting restrictions apply, and until the expiration of such period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

        (d)    Rights of a Shareholder.    Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends; provided, however, that (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock shall be held subject to the vesting of the underlying Restricted Stock and (B) subject to Section 13(e), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid and shall be held subject to the vesting of the underlying Restricted Stock.

        (e)    Termination of Service.    The effect of a Participant's Termination of Service on any Share of Restricted Stock then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Share of Restricted Stock.

SECTION 7. Restricted Stock Units

        (a)    Nature of Awards.    Restricted stock units and deferred share rights (together, "Restricted Stock Units") are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares.

        (b)    Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

          (i)    The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

          (ii)    Subject to the provisions of this Plan and the applicable Award Agreement, prior to the delivery of Shares in settlement of Restricted Stock Units, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

          (iii)    The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 13(e) below).

        (c)    Rights of a Shareholder.    A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. The Award Agreement shall set forth any rights applicable to an Award of Restricted Stock Units to adjustment to reflect the deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units as if it consisted of actual Shares, subject to Section 13(e).

        (d)    Termination of Service.    The effect of a Participant's Termination of Service on any Restricted Stock Unit then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Restricted Stock Unit.

SECTION 8.    Cash Award

        The Committee may grant awards to Eligible Individuals that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. With respect to a Cash Award subject to Performance Goals, the Performance Goals to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of such Cash Award. The conditions for grant or vesting and the other provisions of a Cash Award (including any applicable Performance Goals) need not be the same with respect to each recipient.

SECTION 9.    Other Stock-Based Awards

        The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such Award, and (d) be designed to comply with applicable laws of jurisdictions other than the United States.

SECTION 10.    Change-in-Control Provisions

        (a)    General.    The provisions of this Section 10 shall, subject to Section 3(e), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

        (b)    Impact of Change in Control.    Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) and all Cash Awards (other than performance-based Cash Awards) shall vest in full, be free of restrictions and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a "Replacement Award") is provided to the Participant pursuant to Section 3(e) to replace such Award (any award intended to be replaced by a Replacement Award, a "Replaced Award"), and (ii) any performance-based Full Value Award or Cash Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).

        (c)    Replacement Awards.    An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (except that for any Replaced Award that is performance-based, the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable performance period (or such shorter period as determined by the Committee) and the applicable Performance Goals shall be deemed to be achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)); (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(e); (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to time-based vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

        (d)    Termination of Service.    Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Company other than for Cause or by the Participant for Good Reason within twenty-four (24) months following a Change in Control (or such longer period as specified in the applicable Award Agreement), (i) all Replacement Awards held by such Participant shall vest in full and be free of restrictions and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Nonqualified Stock Option or Stock Appreciation Right.

        (e)    Definition of Change in Control.    For purposes of this Plan, a "Change in Control" shall mean the happening of any of the following events:

          (i)    An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(e); or

          (ii)    A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 10(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

          (iii)    The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such

  Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv)    The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement, for any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations promulgated thereunder (a "Section 409A CIC"); provided, however, that whether or not a Change in Control is a Section 409A CIC, such Change in Control shall result in the accelerated vesting of such Award to the extent provided by the Award Agreement, this Plan, any Individual Agreement or otherwise by the Committee.

SECTION 11.    Section 409A

        This Plan and the Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered and interpreted in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a "specified employee" within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute "nonqualified deferred compensation" subject to Section 409A of the Code that would otherwise be payable by reason of a Participant's Separation from Service during the six (6)-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six (6) months following the Participant's Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the designated beneficiary of the Participant pursuant to Section 13(f) hereof within thirty (30) days following the date of the Participant's death.

SECTION 12.    Term, Amendment and Termination

        (a)    Effectiveness.    The Comerica Incorporated 2018 Long-Term Incentive Plan was originally approved by the Committee and adopted by the Board on February 27, 2018, and became effective on April 24, 2018, the date of approval by the Company's shareholders (such original version of the Plan, the "Prior 2018 Plan"). This Plan (the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan) was approved by the Committee and adopted by the Board on February 23, 2021, subject to and contingent upon approval by the Company's shareholders. This Plan will be effective as of the date of such approval by the Company's shareholders (the "Effective Date"). For the avoidance of doubt, if this Plan is not approved, the Prior 2018 Plan shall continue in effect.

        (b)    Termination.    This Plan will terminate on the tenth (10th) anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

        (c)    Amendment of Plan.    The Board or the Committee may amend, alter or discontinue this Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, Applicable

Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

        (d)    Amendment of Awards.    Subject to Section 5(c), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant's consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

SECTION 13.    General Provisions

        (a)    Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any Shares (whether in certificated or book-entry form) under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable.

        (b)    Additional Compensation Arrangements.    Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees or directors.

        (c)    No Contract of Employment.    This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d)    Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e)    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 13(e). Any dividends or dividend equivalents credited with respect to any Award will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

        (f)    Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such Participant after such Participant's death may be exercised.

        (g)    Governing Law and Interpretation.    This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "but not limited to" and the word "or" shall be understood to mean "and/or" where the context so requires.

        (h)    Nontransferability.    Except as otherwise provided in Section 5(h), or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution, in each case, for no value or consideration.

        (i)    Clawback Policy.    Awards granted pursuant to this Plan shall be subject to the terms of the recoupment (clawback) policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its subsidiaries; provided, however, unless prohibited by applicable law, the Company's recoupment (clawback) policy shall have no application to the Award (or the Shares, or payments received in respect of an Award) following a Change in Control.

        (j)    Whistleblowing.    Nothing contained in this Plan prohibits a Participant from (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any government agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission.

        (k)    Indemnification.    No member of the Board or the Committee or any designated officer, Delegate or employee (each, an "Indemnified Person") shall have any liability to any person (including, without limitation, any Participant) for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any Award granted hereunder. The Company shall indemnify an Indemnified Person for all costs and expenses and, to the fullest extent permitted by applicable law and the Company's governing documents, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with the administration of this Plan and the Awards granted hereunder.

        (l)    Unfunded Status of Plan.    It is intended that this Plan constitute an "unfunded" plan. Neither the Company nor the Committee shall have any obligation to segregate assets or establish a trust or other arrangements to meet the obligations created under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligation created by the Plan and the Award Agreement. No such obligation shall be deemed to be secured by any pledge or encumbrance on the property of the Company.

Appendix II

COMERICA INCORPORATED 2021
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE

        The purpose of the Comerica Incorporated 2021 Employee Stock Purchase Plan (the "Plan") is to provide employees of Comerica Incorporated, a Delaware corporation (the "Corporation"), and its subsidiaries and affiliates, with an opportunity to acquire a proprietary interest in the Corporation. The Plan provides all Eligible Employees the option to purchase shares of Common Stock of the Corporation through voluntary systematic payroll deductions. The options provided to Employees under the Plan shall be in addition to regular salary, profit sharing, pension, life insurance, special payments or other benefits related to an Employee's employment with the Corporation. The Plan is not intended to qualify as an "employee stock purchase plan" pursuant to Section 423 of the Code or to be an employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II
DEFINITIONS

        2.1  "Account" shall mean the bookkeeping account maintained by the Plan Administrator to reflect the Contributions made by or on behalf of a Participant.

        2.2  "Beneficiary" shall mean the person or persons designated by the Participant to receive any property payable or distributable with respect to such Participant's Account upon the death of the Participant.

        2.3  "Board" shall mean the board of directors of the Corporation.

        2.4  "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        2.5  "Committee" shall mean the committee appointed or designated by the Board to administer the Plan in accordance with Article 4 of this Plan. Unless otherwise determined by the Board, the Governance, Compensation and Nominating Committee of the Board shall be the Committee.

        2.6  "Common Stock" means the common stock of the Corporation, par value $5.00 per share.

        2.7  "Contributions" shall mean all amounts credited to the Account of a Participant pursuant to Section 5.3(e).

        2.8  "Effective Date" shall mean the date that this Plan is approved by the Board.

        2.9  "Eligible Employee" shall mean each Employee of the Corporation (or its affiliates and subsidiaries), other than an Employee who: (a) is an Ineligible Foreign Employee, or (b) immediately after the grant of the option, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation. For these purposes, ownership shall be determined by applying the rules specified in Section 424(d) of the Code.

        2.10   "Employee" shall mean any common law employee (as defined in accordance with the regulations and rulings then applicable under Section 3401(c) of the Code) of the Corporation. For purposes of the Plan, an individual's status as an "Employee" shall be treated as continuing intact while an individual is on sick leave or other leave of absence approved by the Corporation, until the Corporation deems the employment relationship to be terminated in accordance with applicable Corporation policies and procedures.

        2.11   "Enrollment Period" shall mean the period determined by the Committee or the Plan Administrator during which each Eligible Employee shall elect whether or not, and to what extent, to participate in the Offering.

        2.12   "Fair Market Value" means the closing price of a share of a Common Stock on the New York Stock Exchange as reported on such source as the Committee or the Plan Administrator may select; if, however, there is no trading of shares of Common Stock on the date in question, then the closing price of the shares as so reported, on the last preceding trading day shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the Committee in its good faith discretion based on a reasonable valuation method.

        2.13   "Ineligible Foreign Employee" shall mean an Employee who is a citizen or resident of a jurisdiction outside of the United States (without regard to whether he or she is also a citizen of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) who is determined by the Committee or the Plan Administrator to be ineligible to participate in the Plan because the grant of an option under the Plan to such individual is prohibited under the laws of such jurisdiction or because participation in the Plan by such individual is impractical.

        2.14   "Offering" shall mean, with respect to an Offering Period, the grant of an option to purchase shares of Common Stock.

        2.15   "Offering Period" means the three-month period beginning on the first business day of each calendar quarter, or such other period determined by the Committee.

        2.16   "Participant" shall mean an Employee who has elected, pursuant to a Subscription Agreement, to participate in an Offering under the Plan.

        2.17   "Payroll Deduction Period" shall mean the period determined by the Committee or the Plan Administrator during which payroll deductions shall be made and credited to each Participant's Account.

        2.18   "Plan" shall mean this Comerica Incorporated 2021 Employee Stock Purchase Plan, as amended from time to time.

        2.19   "Plan Administrator" means, unless determined otherwise by the Board or the Committee, the Chief Human Resources Officer (or, if no individual is designated as the Chief Human Resources Officer, then the individual designated to perform the duties of the Chief Human Resources Officer).

        2.20   "Purchase Day" shall mean the date specified by the Committee or the Plan Administrator on which options of Participants will be automatically exercised in full to purchase shares of Common Stock or, if not exercised, shall thereupon expire. Unless otherwise determined by the Committee or the Plan Administrator, the Purchase Day shall be the last trading day (i.e., day on which the New York Stock Exchange is open for trading) of the applicable Offering Period.

        2.21   "Subscription Agreement" shall mean an agreement in a form approved by and in a manner prescribed by the Plan Administrator, pursuant to which an Eligible Employee may elect to participate in the Plan. The Subscription Agreement shall contain such Employee's authorization and consent to payroll deductions. The Subscription Agreement shall comply with and be subject to the terms and conditions of the Plan.

ARTICLE III
ELIGIBILITY

        Any individual who is or becomes an Eligible Employee five business days prior to the last day of an Enrollment Period for an Offering shall be eligible to participate in the Plan with respect to such Offering. An individual whose employment is terminated and who is subsequently reemployed shall be eligible to participate in the Plan with respect to each Offering occurring subsequent to his or her reemployment date, provided the individual is an Eligible Employee during the applicable Enrollment Period.

 ARTICLE IV
ADMINISTRATION

        The Plan shall be administered by the Committee; provided, however, that the Board shall have the authority to exercise any and all duties and responsibilities assigned to the Committee under the Plan. The Committee shall have full power and authority to construe, interpret and administer the Plan. The Committee shall have the full and exclusive right to establish the terms of each Offering under the Plan except as otherwise expressly provided in this Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Corporation, the stockholders, and Employees. In addition, unless determined otherwise by the Board or Committee, the Plan Administrator shall handle the day-to-day administration of the Plan. The Plan Administrator may employ accountants, legal counsel and any other experts he or she deems advisable to assist in the administration of the Plan.

ARTICLE V
OFFERINGS

        5.1    Annual Offerings.    Each calendar year (or portion thereof) during the term of the Plan, unless the Committee determines otherwise, the Corporation will make one or more Offerings in which options to purchase the Corporation's Common Stock will be granted to Eligible Employees under the Plan.

        5.2    Number of Shares Available for Options.    Subject to adjustments as described below, no more than 5,000,000 shares of Common Stock may be sold pursuant to options granted under the Plan. Shares of Common Stock subject to the Plan may be shares now or hereafter authorized, issued or outstanding or hereafter acquired by the Corporation. If, for any reason, any option under the Plan expires or terminates in whole or in part, shares subject to such expired or terminated option may be again be available for issuance upon exercise of a new option under the Plan.

        5.3    Terms and Conditions of Options.

          (a)   An option price per share for each Offering shall be determined by the Committee on or prior to the first day of the Offering Period. Unless otherwise determined by the Committee, the option price per share shall be the 85% of the Fair Market Value of the Common Stock on the Purchase Day. The option price shall be increased by applicable commissions and brokerage fees, if any.

          (b)   Each option shall entitle an Eligible Employee to purchase up to a specified number of shares of Common Stock. Alternatively, or in combination with setting a maximum number of shares, the Committee may choose to determine a maximum dollar amount that could be used to purchase shares for each Offering. Each Employee may elect to participate for less than the maximum number of shares or dollar amount specified by the Committee. No option shall be exercised for a fractional share of Common Stock. Unless otherwise determined by the Committee prior to or on the first day of an Offering Period, each option shall expire on the last day of the Offering Period.

          (c)   Each Eligible Employee who desires to participate in an Offering shall elect to do so by completing and delivering a Subscription Agreement in the form (including without limitation, telephonic and electronic transmission, utilization of voice response systems and computer entry) prescribed by the Plan Administrator. Such Subscription Agreement must be delivered to the Plan Administrator by the end of the applicable Enrollment Period and shall specify the dollar amount of Contributions to be made by the Participant for the Offering Period and authorize payroll deductions on behalf of the Participant during the Payroll Deduction Period. The Participant's Contributions shall be deducted from such Participant's regular wages on each payday during the Payroll Deduction Period. The Plan Administrator may impose such additional limitations or restrictions as may be appropriate or desirable for the efficient administration of the Plan. Each Subscription Agreement shall constitute an election to participate in the current Offering Period and all subsequent Offering

  Periods under the Plan until the Participant elects to terminate their Subscription Agreement pursuant to Section 5.6 or Section 5.7.

          (d)   Notwithstanding any provision herein, the aggregate amount of Contributions credited to a Participant's Account shall not exceed $25,000 for any calendar year.

          (e)   All Contributions shall be credited to that Participant's Account. A Participant's Account balance shall be reduced by the option price for shares of Common Stock acquired on the Purchase Day, or by any other amounts paid or distributed on any other date pursuant to the terms hereof.

          (f)    On the Purchase Day for the applicable Offering Period, the options of each Participant participating in such Offering shall be automatically exercised in full without the need for the Participant to take any action. Upon exercise of an option, whole shares shall be paid for in full with amounts credited to the Participant's Account, and any balance in the Participant's Account shall be paid to the Participant in cash as soon as practicable following the Purchase Day (or, if permitted by the Plan Administrator, applied to subsequent Offerings during the Plan Year).

          (g)   A Participant will have none of the rights and privileges of a stockholder of the Corporation with respect to the shares of Common Stock subject to an option under the Plan until such shares of Common Stock have been transferred or issued to the Participant or to a designated broker for the Participant on the books of the Corporation.

          (h)   Neither the option nor any Contributions credited to the Participant's Account may be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution and, during the lifetime of the Participant, such option may be exercised and such Contributions may be applied only for the benefit of the Participant.

        5.4    Issuance of Shares of Common Stock.    As soon as administratively practicable following a Purchase Day, the Corporation shall issue the purchased shares of Common Stock to each Participant, net of tax withholdings as described in Section 9.3. At the option of the Corporation, the issuance of such shares may be represented either by book entry registration in the Corporation's direct registration services or by a certificate. The time of issuance and delivery of the shares of Common Stock may be postponed for such periods as may be required to comply with registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, listing requirements of any exchange on which the shares of Common Stock may then be listed, and the requirements under other laws or regulations applicable to the issuance or sale of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been issued and delivered to the Participant as provided in this Section 5.4.

        5.5    Modification of Contributions.    A Participant may elect to change the amount of his or her Contributions with respect to each Offering Period at any time during the Enrollment Period. Once the Offering Period commences, a Participant may elect, on a prospective basis, to decrease his or her Contributions during the Offering Period. Such elections shall be made by completing and filing with the Plan Administrator a new Subscription Agreement, at such time and in such manner as prescribed by the Plan Administrator. Any Subscription Agreement made pursuant to this Section 5.5 shall override any then outstanding Subscription Agreement.

        5.6    Revocation of Subscription Agreement During an Offering Period.    Up to two calendar weeks prior to the Purchase Day, a Participant shall have the right to revoke his or her Subscription Agreement, at such time and in such manner as prescribed by the Plan Administrator. The Corporation shall, upon receipt of such notice of revocation, refund to the Participant, without interest, any amounts credited to the Participant's Account, as soon as administratively practicable following such revocation. Such Participant shall not be entitled to recommence participation with respect to the Offering Period in which such revocation becomes effective; however, the Participant shall be eligible to participate in future Offering Periods, subject to the terms and conditions of the Plan.

        5.7    Revocation of Subscription Agreement During an Enrollment Period.    At any time during an Enrollment Period, a Participant shall have the right to revoke his or her Subscription Agreement and unenroll in future Offering Periods, at such time and in such manner as prescribed by the Plan Administrator.

ARTICLE VI
TERMINATION OF EMPLOYMENT

        Unless otherwise provided by the Committee, upon a Participant's termination from employment with the Corporation for any reason or in the event that a Participant is no longer an Eligible Employee or if the Participant elects to revoke his or her Subscription Agreement pursuant to Section 5.6, any amounts credited to such Participant's Account shall be paid in a cash lump sum, without interest, to him or her via regular payroll as soon as administratively practicable following such event.

ARTICLE VII
ADJUSTMENTS

        In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Common Stock or other securities of the Corporation, or other similar corporate transaction or event affects the fair value of an option, then the Board shall adjust any or all of the following so that the fair value of the option immediately after the transaction or event is equal to the fair value of the option immediately prior to the transaction or event (a) the number and type of shares of Common Stock which thereafter may be made the subject of options, (b) the number and type of shares of Common Stock subject to outstanding options, and (c) the grant, purchase or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an option. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Corporation is subject. Upon the occurrence of any such adjustment, the Plan Administrator shall provide notice to each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE VIII
AMENDMENT OR TERMINATION

        Except to the extent otherwise provided under applicable securities laws or listing rules, the Committee may, at any time and from time to time, alter, amend, suspend or terminate the Plan, any part thereof or any option thereunder as it may deem proper and in the best interests of the Corporation. Notwithstanding the foregoing, the Plan shall terminate as of the Purchase Day for the Offering Period in which Eligible Employees elect to participate for a number of shares of Common Stock greater than the number of shares remaining available for purchase. If the number of shares of Common Stock Participants elect to purchase with respect to an Offering Period shall be greater than the number of shares of Common Stock remaining available, the available shares shall on the Purchase Date be allocated among such Participants pro rata on the basis of the number of shares each Participant has elected to purchase.

ARTICLE IX
MISCELLANEOUS PROVISIONS

        9.1    Expenses of Administration.    No charge of any kind will be made by the Corporation against any Participant's Account for expenses incurred in the administration of the Plan other than the for the purchase of shares of Common Stock under the Plan. The Corporation will pay all fees and expenses incurred by the Corporation in connection with the administration of the Plan. Participants shall, however, remain responsible for payment of applicable commissions and brokerage fees, as applicable.

        9.2    Investment Intent.    The Corporation may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        9.3    Tax Withholding.    The Corporation shall have the right to deduct from all amounts payable to a Participant (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of amounts payable under this Plan. The Corporation may permit a Participant to satisfy any tax-withholding obligation through the reduction of the Account balance on the Purchase Date by withholding a number of shares of Common Stock otherwise issuable to the Participant upon the Purchase Date having a Fair Market Value equal to the minimum withholding obligation and issuing a "net" number of shares to the Participant.

        9.4    No Right to Continued Employment.    Neither the Plan nor any option granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Corporation.

        9.5    Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or Employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Corporation, and each Employee of the Corporation acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination, or interpretation.

        9.6    Applicable Law.    This Plan and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

        9.7    Plan Funds.    All amounts held by the Corporation in Accounts under the Plan may be used for any corporate purpose of the Corporation. No interest will be paid to any Employee or credited to his or her Account under this Plan.

        9.8    Compliance with Governmental Laws and Stock Exchange Regulations.    The obligation of the Corporation to sell and deliver Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock. The Corporation may, without liability to Participants, defer or cancel delivery of shares or take other action it deems appropriate in cases where applicable laws, regulations or stock exchange rules impose constraints on the normal Plan operations or delivery of shares.

        9.9    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Corporation within twelve months after the date the Plan is adopted by the Board. If such shareholder approval is not obtained prior to the first Purchase Day, the Plan shall be null and void and all Participants shall be deemed to have withdrawn all payroll deductions credited to their accounts on such Purchase Day.

MMMMMMMMMMMM C123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 You may vote online or by phone instead of mailing this card. Comerica’s employee benefit plan votes submitted electronically must be received by 11:59 PM, Central Time, on April 25, 2021. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/CMA or scan delete QR code and control # the QR cod e — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CMA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Nominees For Against Abstain For Against Abstain For Against Abstain 01 - Michael E. Collins 02 - Roger A. Cregg 03 - T. Kevin DeNicola 04 - Curtis C. Farmer 05 - Jacqueline P. Kane 06 - Richard G. Lindner 07 - Barbara R. Smith 08 - Robert S. Taubman 09 - Reginald M. Turner, Jr. 10 - Nina G. Vaca 11 - Michael G. Van de Ven For Against Abstain For Against Abstain 2. Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm 3. Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation For Against Abstain For Against Abstain 4. Approval of the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan 5. Approval of the Comerica Incorporated 2021 Employee Stock Purchase Plan IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR ITEMS 2, 3, 4 AND 5. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 9 3 2 1 5 03EBIC MMMMMMMMM B DIRECTOR PROPOSALS — The Board of Directors recommends a vote FOR Items 2, 3, 4 and 5. A ELECTION OF DIRECTORS — The Board of Directors recommends a vote FOR all of the listed nominees. 2021 Annual Meeting Proxy Card1234 5678 9012 345

The 2021 Annual Meeting of Shareholders of Comerica Incorporated will be held on Tuesday, April 27, 2021 at 9:30 a.m. CST virtually via the internet at www.meetingcenter.io/220952924. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — CMA2021. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 27, 2021 The proxy statement and annual report to security holders are available at www.envisionreports.com/CMA q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints John D. Buchanan and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on February 26, 2021, at the Annual Meeting of Shareholders to be held on April 27, 2021, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting. This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. (Items to be voted appear on reverse side) Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. + D Non-Voting Items C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Proxy — Comerica Incorporated Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.envisionreports.com/CMA